As filed with the Securities and Exchange Commission on March 16, 2006
Registration No. 333-128756

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
Form SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Viseon, Inc.
(Exact name of Registrant specified in charter)

Nevada	3576	41-1767211
(State of Incorporation)	(Primary Industrial Classification)	(I.R.S. Employer I.D. #)

8445 Freeport Parkway, Suite 245
Irving, TX 75063
Tel: (972) 906-6300
(Address, including zip code of principal place of business
and telephone number, including area code of
Registrant’s principal executive offices.)
John C. Harris
President and Chief Executive Officer
8445 Freeport Parkway, Suite 245
Irving, TX 75063
(Name, address, including zip code and telephone number, including area code of agent for service.)
With a copy to:
Lance M. Hardenburg, Esq.
Hallett & Perrin, P.C.
2001 Bryan Street, Suite 3900
Dallas, Texas 75201
     Approximate date of commencement date or proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑
          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

	Amount	Proposed	Proposed Maximum	Amount of
Title of Each Class	to be	Maximum Offering	Aggregate	Registration
of Securities to be Registered	Registered(1)	Price per Share(2)	Offering Price(2)	Fee(3)
Common Stock, $0.01 par value	32,816,905(3)	$1.52	$49,881,696(2)	$5,871.08(5)

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to the provisions of Rule 457(c), based upon the price of $1.52 per share reported on the OTC Bulletin Board on May 3, 2004.

(3)	Calculated by multiplying the maximum aggregate offering price by 0.0001177.

(4)	Includes 12,188,948 shares previously issued to shareholders, up to 3,125,000 shares issuable upon conversion of the Series A Convertible Preferred Stock issued to investors in a series of private placement transactions, up to 7,350,000 shares issuable to the investors upon exercise of the Series A-1 Warrants and Series A-2 Warrants issued to them conjunctively with the sale of the Series A Convertible Preferred Stock, up to 912,311 shares that may be issued to the investors as dividends on the Series A Convertible Preferred Stock as they accrue from time to time hereafter, up to 1,267,500 shares issuable upon the exercise of the Series A-1-Agent Warrants issued in connection with the sale of the Series A Convertible Preferred Stock, and 7,973,146 shares issuable upon the exercise of certain warrants issued.

(5)	A registration fee of $5,871.08 was previously paid by the registrant on May 16, 2005.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
Subject to completion, dated [_________], 2006

PROSPECTUS
VISEON, INC.
32,816,905 Shares of Common Stock

     The selling shareholders named in this prospectus may use this prospectus to offer and sell up to 32,816,905 shares of our common stock, $0.01 par value per share. These persons are referred to throughout this prospectus as “selling shareholders.” The shares that may be offered for sale from time to time include:
•	12,188,948 shares previously issued to shareholders,

•	up to 3,125,000 shares are issuable upon conversion of the Series A Convertible Preferred Stock issued to investors in a series of private placement transactions (the “Investors”) and up to 7,350,000 shares are issuable to the Investors upon exercise of the Series A-1 Warrants and Series A-2 Warrants issued to them conjunctively with the sale of the Series A Convertible Preferred Stock,

•	up to 912,311 shares that may be issued to the Investors as dividends on the Series A Convertible Preferred Stock as they accrue from time to time hereafter,

•	up to 1,267,500 shares issuable upon the exercise of the Series A-1-Agent Warrants issued in connection with the sale of the Series A Convertible Preferred Stock, and

•	7,973,146 shares issuable upon the exercise of certain warrants issued.
     Our common stock trades on the NASD OTC Bulletin Board under the symbol “VSNI.” The closing price of our common stock on the NASD OTC Bulletin Board on March 6, 2006 was $0.36 per share.
     Viseon, Inc. is a Nevada corporation. Our principal offices are located at 8445 Freeport Parkway, Suite 245, Irving, Texas, and our phone number is (972) 906-6300.

You should consider carefully the Risk Factors beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is [__________], 2006.

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PROSPECTUS SUMMARY
     Investors should pay particular attention to the information regarding investment risks related to Viseon and this offering of its common stock that are included in the section entitled “Risk Factors” on page 3 of this prospectus.
OUR COMPANY
     Viseon, Inc., a Nevada corporation formerly known as “RSI Systems, Inc.” was a developer and reseller of videoconferencing systems from its inception in 1993 until January 2003. The company’s video conferencing systems, which delivered near television quality audio and video communications over ISDN circuits were sold primarily to corporate, government and OEM customers including Philips. On July 25, 1995, we completed the initial public offering of our common stock, par value $0.01 per share.
     In 2003, we changed our focus to developing next generation broadband telephones for use with Voice over Internet Protocol services, or “VoIP”. These multi-media telephones, currently marketed under the VisiFoneTM name, have been designed to provide consumers, corporate and government users of high speed internet connections with many of the same features found on a current generation cellular telephone, but not possible on today’s analog home telephones. The VisiFone is the first digital telephone available for consumer use on these new digital telephone networks made possible by broadband connections via digital subscriber line, or “DSL,” cable modems and other Ethernet based networks.
     We are targeting the sale of VisiFones to and through broadband and VoIP providers such as cable companies and regional bell operating companies, or “RBOCs,” for use by consumers. Carriers offering the VisiFone will most likely be in the U.S. and Europe. We also believe that there is a potentially significant market for sales of the VisiFone into various branches of the U.S. government as well as the commercial marketplace. The current generation VisiFone began shipping to carriers in July of 2005 for testing and customization. We believe that a certain portion of the 280 million analog telephones in U.S. homes will be replaced by digital home telephones just as digital cell phones have replaced analog handsets. A digital home telephone will enable consumers to more easily access and benefit from digital telephony features including, but not limited to CD quality audio calls and live, TV quality, two-way video communications.
     The availability of low cost broadband access at home, new more powerful chipsets and the VisiFone’s patented technology allow consumers to experience television or near television quality video calls with friends, family or business associates across the street or around the world. The consumer prices for the VisiFone will be determined by the selling carrier or retailer. However, we expect the VisiFone to be sold in conjunction with VoIP services in a fashion similar to how wireless carriers sell a package of a handset with a term service commitment. In many cases this entails the carrier subsidizing the cost of the handset and selling it to consumers below their actual cost.

THE OFFERING

Common stock outstanding prior to this offering	32,849,070 shares(1)

Common stock being offered for resale to the public	Up to 32,816,905 shares

Common stock outstanding after this offering	53,477,027 shares(2)

Price per share to the public	Market or negotiated price at the time of sale or resale.

Total proceeds raised by offering	Viseon will not receive any proceeds from the resale of shares offered by any selling shareholders. Viseon did receive proceeds from the issuance of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus. We also received proceeds from the sale of our common stock and warrants in private placements. We will receive proceeds from the exercise of the warrants whose underlying shares of common stock are covered by this prospectus. These proceeds may equal as much as $14,141,898 if all of the warrants are exercised.

Use of proceeds	For working capital and general corporate purposes.

Plan of distribution	The offering of our shares of common stock is being made by our shareholders who may wish to sell their shares. Selling shareholders may sell the shares covered by this prospectus in the open market or in privately negotiated transactions and at discounted prices, fixed prices, or negotiated prices.

Risk Factors	Significant risks are involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “RISK FACTORS” beginning on page 3.

(1)	Does not include (a) up to 16,590,646 shares issuable upon the exercise of warrants whose underlying shares of common stock are covered by this prospectus; (b) does not include up to 3,125,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus; and (c) up to 912,311 shares of common stock covered by this prospectus which may be issued as payment of dividends on the Series A Convertible Preferred Stock.

(2)	Includes up to 16,590,646 shares issuable upon the exercise of warrants whose underlying shares of common stock are covered by this prospectus, up to 3,125,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus and up to 912,311 shares of common stock covered by this prospectus which may be issued as payment of dividends on the Series A Convertible Preferred Stock.

RISK FACTORS
     The securities covered by this prospectus involve a high degree of risk. Accordingly, they should be considered extremely speculative. You should read the entire prospectus and carefully consider, among the other factors and financial data described herein, the following risk factors:
WE HAVE A HISTORY OF LOSSES AND WE EXPECT FUTURE LOSSES.
     We have a history of operating losses since our inception and have not achieved profitability. As of June 30, 2005, we had an accumulated deficit of $41,742,872. We expect losses to continue for the foreseeable future. The amount of any such loss will depend in part on any future product launch, the growth in sales of our products and services and the rate of increase or decrease in our expenses. Several factors, including consumer acceptance, retailer arrangements, competitive factors and our ability to successfully develop and market our products, make it impossible to predict when or whether we will generate significant revenues or attain profitability. Consequently, we may never generate revenues sufficient to achieve profitability and, even if we do, we may not sustain or increase profitability on a quarterly or annual basis at any time thereafter. Our ability to continue in business could be jeopardized if we are not able to realize a positive cash flow, achieve profitability or if we are not able to obtain financing on satisfactory terms as may be necessary in the future.
THE CHANGE IN OUR BUSINESS FOCUS PRESENTS A NUMBER OF CHALLENGES AND MAY NOT PROVE TO BE SUCCESSFUL OR CAUSE US TO BECOME PROFITABLE.
     Historically, we had been a developer of our own videoconferencing systems, which were primarily sold directly to corporate end users or through OEM relationships. In January 2003, we changed our focus from being a manufacturer and reseller of group videoconferencing equipment to a desktop and consumer video communications manufacturer and reseller. The only measurable revenues we are now receiving result from sales of the VisiFone. We are now focused on licensing our intellectual property to third parties and developing proprietary consumer broadband digital telephone products and services, some of which may be based on our existing intellectual property. We have undertaken the development of these products and services jointly with one or more suitable, established developers and manufacturers. We intend to continue forming new relationships with other companies to distribute their products alongside our own products.
     Our primary marketing strategy targets residential broadband providers and VoIP marketers and to a lesser degree government and business entities with widespread operations across regional, national and international boundaries. Residential broadband consumers historically have not purchased video communication products. All of these developments have affected and will continue to affect our financial model in terms of margins, cash flow requirements and other areas. We have a limited operational history with respect to the current direction of our business. There can be no assurance that we will be able to succeed in implementing our strategy, or that we will be able to achieve positive cash flows or profitable operations as a result of these changes in our business.
SALES OF LARGE QUANTITIES OF OUR COMMON STOCK, INCLUDING THOSE SHARES ISSUABLE IN CONNECTION WITH SEPARATE PRIVATE PLACEMENT TRANSACTIONS COMPLETED BY VISEON IN MARCH AND APRIL OF 2004 AND AUGUST OF 2005, COULD REDUCE THE PRICE OF OUR COMMON STOCK.
     The resale of the shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock, the dividends payable in common stock upon the Series A Convertible Preferred Stock and the exercise of certain warrants currently outstanding are, as of September 30, 2005, subject to a currently effective registration statement filed by Viseon on Form SB-2. The resale of the shares of our common stock issuable upon the conversion of our Series B Convertible Preferred Stock, the dividends that we estimate to be payable in common stock on the Series B Convertible Preferred Stock over the next three years, the common stock expected to be issued to a creditor in full and final settlement of a disputed debt, and the shares issuable upon exercise of certain outstanding warrants covered by this prospectus are being registered on Form SB-2. Our common stock trades in the United States only in the over-the-counter market on the OTC Electronic Bulletin Board, which is a reporting service and not a securities exchange. We cannot assure investors that the common stock will ever qualify for inclusion on the NASDAQ National Market, American Stock Exchange or other national exchange or that more than a limited market will ever develop for our common stock. Notwithstanding a recent increase in the number of shares of our common stock that have traded, volume remains fairly limited, particularly in view of the additional shares recently issued and subject to the currently effective registration statement filed on Form SB-2. Moreover, thus far the prices at which our common stock has traded have fluctuated fairly widely on a percentage basis. There can be no assurance as to the prices at which our common stock will trade in the future, although they may continue to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the following:
•	the depth and liquidity of the markets for our common stock;

•	investor perception of Viseon and the industry in which we participate; and

•	general economic and market conditions
     Any sales of large quantities of our common stock could reduce the price of our common stock. While the foregoing resale registration statements are effective, the holders of the shares covered thereby may sell such shares at any price and at any time, as determined by such holders in their sole discretion without limitation. If any such holders sell such shares in large quantities, our Common Stock price may decrease and the public market for our common stock may otherwise be adversely affected because of the additional shares available in the market.
WE MAY BE OBLIGATED, UNDER CERTAIN CIRCUMSTANCES, TO PAY LIQUIDATED DAMAGES TO HOLDERS OF OUR SERIES A CONVERTIBLE PREFERRED STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK.
     We have entered into a registration rights agreement with the holders of our Series A Convertible Preferred Stock that requires us to continuously maintain as effective a registration statement covering the underlying shares of Common Stock issuable upon conversion of our Series A Convertible Preferred Stock and the exercise of our Series A-1 and A-2 Warrants. If we fail to continuously maintain such a registration statement as effective throughout the specified term, we may be subject to liability to pay liquidated damages to the holders of our Series A Convertible Preferred Stock as a group in an amount of as much as $253,500 per month.
     We have entered into several registration rights agreements with the holders of our Series B Convertible Preferred Stock, each of which requires us to have the registration statement covering the underlying shares of Common Stock issuable upon conversion of our Series B Convertible Preferred Stock and the exercise of our Series B Warrants declared effective by the Securities and Exchange Commission within 120 days of the closing of the private placement. If we fail to have the registration statement declared effective within that period, we may be subject to liability to pay liquidated damages to the holders of our Series B Convertible Preferred Stock in the aggregate in an amount of as much as $94,000 per month. Furthermore, once the registration statement is declared effective, the agreements require us to continuously maintain the registration statement as effective for a specified term. If we fail to continuously maintain such a registration statement as effective throughout the specified term, we may be subject to liability to pay liquidated damages to the holders of our Series B Convertible Preferred Stock in an aggregate amount up to $282,000 per month.
THE UNCERTAINTY CREATED BY CURRENT ECONOMIC CONDITIONS AND POSSIBLE TERRORIST ATTACKS AND MILITARY RESPONSES THERETO COULD MATERIALLY ADVERSELY AFFECT OUR ABILITY TO SELL OUR PRODUCT AND PROCURE NEEDED FINANCING.
     Current conditions in the domestic and global economies continue to present challenges. We expect that the future direction of the overall domestic and global economies will have a significant impact on our overall performance. The success of ongoing changes in fiscal, monetary and regulatory policies worldwide will continue to influence the business climate in which we operate. If these actions are not successful in spurring continued economic growth, we expect that our business will be negatively impacted, as customers will be less likely to buy our products. The potential for future terrorist attacks or war as a result thereof has created worldwide uncertainties that make it very difficult to estimate how the world economy will perform going forward.

THE ABSENCE OF ENHANCEMENT AND EXPANSION OF THE PRESENT COMMUNICATION INFRASTRUCTURE, CONTINUED DEVELOPMENT OF NEW TECHNOLOGIES OR A LACK IN ACCEPTANCE THEREOF COULD HARM THE SALE OF OUR PRODUCTS.
     We believe that the success of the digital telephone products we are developing is dependent upon the continued deployment of broadband services such as DSL and cable modem internet access by service providers. Additionally, we believe that the success of the digital telephone products we currently sell and the products we intend to develop and sell is also dependent upon the roll out of VoIP technologies and consumer acceptance of video communications. If use of the new technologies on which our current and future products is based is not widely accepted, or if such acceptance occurs more slowly than expected, we may not be able to sell certain of our products in significant volumes and our business may be adversely affected.
SALES OF OUR PRODUCTS MAY BE SEVERELY LIMITED DUE TO THEIR FAILURE TO GAIN BROAD MARKET ACCEPTANCE.
     Our success highly depends upon our achieving broad market acceptance of the products we currently sell and those planned for future development, which have yet to produce significant revenues. Market acceptance requires, among other things, that we
•	educate consumers on the benefits of our products;

•	commit a substantial amount of human and financial resources to secure strategic partnerships and otherwise support the retail and/or carrier distribution of our products;

•	develop our own sales, marketing and support activities to consumers, broadband providers and retailers; and

•	establish a sufficient number and locations of retailers carrying our products.
     There can be no assurance that we will be able to achieve any or all of these objectives or whether the achievement of such objectives will result in sufficient acceptance of our products to achieve profitable operations. Consumers may perceive little or no benefit from our products. As a result, consumers may not value and may be unwilling to pay for our products. We also do not have an established brand image, nor do we expect to spend significant marketing expenses to build and promote a brand image. If our products do not achieve broad market acceptance, we may not be able to continue operating our business.
OUR FAILURE TO DEVELOP AND MARKET INITIAL AND FUTURE VERSIONS OF OUR PROPOSED PRODUCTS MAY PREVENT US FROM GENERATING SUFFICIENT REVENUES TO SUSTAIN OUR BUSINESS.
     Our success depends highly on sales of our next generation VisiFone product, currently under development, the successful introduction of future versions of our proposed proprietary consumer broadband digital telephone products and services and the continued development and timely introduction of new products and new models containing additional features at attractive price points thereafter. The success of our initial and future digital telephone products and services depends on a number of factors, including, but not limited to, strategic allocation of our limited financial and technical resources, accurate forecasting of consumer demand, timely completion of product development and introduction to market, and market and industry acceptance of our products. Most of the new products and additional features we plan to introduce are still in development and will require substantial engineering and technical resources to bring to market. We have relied on and intend to continue to rely on third parties to assist in the design and development of our future products. To date the design and development of our next generation VisiFone has been a cooperative effort between our personnel and select third parties assisting in the design and development of the software, electronics and acoustics that are integrated into our next generation VisiFone and the design of its general appearance and functionality. There is no assurance that such design and development efforts will yield any new or technologically advanced products or that if successfully designed and developed these products will be made commercially available as expected or otherwise on a timely and cost-effective basis or that, if introduced, these products will achieve market acceptance. Furthermore, we cannot assure you that these products will not be rendered obsolete by changing technology or new product announcements by other companies. The success of some of our planned products may also require industry acceptance of our proprietary technologies, which may be hampered by any incompatibility of our products and proprietary technologies with existing products and technologies or the inability to adapt our products and technologies to accommodate the use of existing industry-accepted technologies. If we fail to develop and market our initial and future products and features, we may not be able to sustain our business.
RAPID TECHNOLOGICAL CHANGES IN THE INDUSTRY IN WHICH WE OPERATE OUR BUSINESS OR THE MARKET IN WHICH WE SELL OUR PRODUCTS MAY RENDER OUR PRODUCTS OBSOLETE OR OTHERWISE HARM US COMPETITIVELY.
     We operate in a highly technological industry segment that is subject to rapid and frequent changes in technology and market demand. Frequently such changes can immediately and unexpectedly render existing technologies obsolete. Management expects that technology developed in the future will be superior to the technology that we (and others) now have. Our success depends on our ability to assimilate new technologies in our products and to properly train sales staff, distributors and resellers in the use of such products. The success of our future products depends on several factors, including proper new product definition, product cost, timely completion and market introduction of such products, differentiation of our future products from those of our competitors and market acceptance of these products. Additionally, we must properly address the complexities associated with DSL and cable modem compatibility, determine the adequate level of and provide necessary training for our sales force, resellers, and technical, sales and field support personnel, each of which, among other factors, may directly affect our success in this market. We are attempting to address these needs and the need to develop future products through our outsourced development efforts. Although we believe our product offerings will be designed to assimilate emergent technical advances, there can be no assurance that future technological advances available to or new or competitive products developed by others will not render our products less competitive or obsolete. Furthermore, we may not identify successful new product opportunities, develop new products or bring new products to market in a timely manner. Additionally, there is no assurance that competing technologies developed by others will not render our current or future developed products or technologies obsolete or noncompetitive. The failure of our new product development efforts and any inability to service or maintain the necessary third-party interoperability requirements we may face would have a detrimental effect on our business and results of operations.
     Moreover, obsolescence can require write-downs in inventory value when the recorded value of existing inventory is determined to be greater than its fair market value. In the future, the level of our then current product inventory may be deemed excessive or obsolete and we may have to write down much or all of such inventory, which could adversely affect our profitability.
PRODUCT DEFECTS OR ERRORS MAY HAVE A NEGATIVE IMPACT ON OUR REVENUES, DAMAGE OUR REPUTATION AND DECREASE OUR ABILITY TO ATTRACT NEW CUSTOMERS.
     Products as complex as those we are currently developing and intend to develop in the future often contain errors or defects, particularly when first introduced and when new versions or enhancements are released. Although we will strive to assure that our products have no errors or defects, there can be no assurance that (despite testing) our products will be devoid of defects and errors upon commencement of commercial shipments. Any defects or errors could result in damage to our reputation, the loss of sales, a diversion of our product development resources, or a delay in market acceptance and thereby materially adversely affect our business, operating results and financial condition. Furthermore, there can be no assurance that our products will meet all of the expectations and demands of our customers. The failure of our products to perform to customer expectations could also give rise to warranty claims. Any of these claims, even if not meritorious, could result in costly litigation or divert management’s attention and Company resources. Any general liability insurance that we may carry could be insufficient to protect us from all liability that may be imposed under any asserted claims.
LIMITATIONS ON CLAIMS AGAINST OUR OFFICERS AND DIRECTORS, AND OUR OBLIGATION TO INDEMNIFY THEM, COULD PREVENT OUR RECOVERY FOR LOSSES CAUSED BY THEM.
     The laws of the State of Nevada applicable to corporations organized thereunder provide that a corporation may limit the liability of its officer and directors to the corporation and its shareholders. Our Certificate of Incorporation has limited our directors’ liability to the fullest extent permitted by applicable law. Moreover, our bylaws provide that we may indemnify each director, officer, agent and/or employee to the extent required or permitted by the laws of the State of Nevada, if the individual is eligible as provided thereby. Further, we may purchase and maintain insurance on behalf of any such individuals whether or not we have the obligation or ability to indemnify them against the type of liability for which such insurance may be acquired. Consequently, we could bear substantial losses as a result of the actions of our officers, directors, agents and employees and we could be prevented from recovering such losses from such persons. The Commission maintains that indemnification for liabilities arising under the Securities Exchange Act of 1933, as amended, is against the public policy expressed in the Securities Act and is therefore unenforceable.
OUR FAILURE TO PROPERLY PROTECT OUR PROPRIETARY INFORMATION, TECHNOLOGY AND EXPERTISE COULD SERIOUSLY HARM OUR BUSINESS.
     We rely on a combination of patents, trade secrets, copyrights and confidentiality agreements to establish and protect our proprietary rights. There can be no assurance that our measures to protect our intellectual property will be successful, that we will be granted any patents in the future, or that any patents that have been or may be granted will be of value to us. In the absence of meaningful intellectual property protection, we may be vulnerable to competitors who could lawfully attempt to develop similar products or duplicate our products. Moreover, there can be no assurance that other competitors may not independently develop the same or similar technology or gain access to our intellectual property rights, disclose such technology in their patent application or design around our patents. In addition, we cannot assure you that any patent or registered trademark owned by us will not be invalidated, circumvented or challenged in the U.S. or foreign countries or that the rights granted thereunder will provide competitive advantages to us or that any of our pending or future patent applications will be issued with the scope of the claims sought by us, if at all. While we believe that we have all rights necessary to market and sell our system without infringement of intellectual property rights held by others, there can be no assurance that such conflicting rights do not exist. Litigation may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity of and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity.
     We have from time to time received, and may in the future receive, communications from third parties alleging the ability to initiate litigation asserting patent or other intellectual property rights covering our products. We cannot assure you that we will prevail in any such litigation, that intellectual property claims will not be made against us in the future or that we will not be prohibited from using the technologies subject to any such claims or be required to obtain licenses and make corresponding royalty payments.
     Any intellectual property litigation in which we become involved, either as a claimant or a defendant, could result in substantial costs and diversion of resources that could adversely affect our business. There can be no assurance that we will have sufficient funds to enforce or defend our intellectual property rights or that we would ultimately prevail in any such litigation.
INTENSE COMPETITION COULD SERIOUSLY HARM OUR BUSINESS.
     We face significant competition in the markets in which we intend to offer our products from competitors that also offer high quality products. In addition, management expects that new competitors will attempt to enter the market and that existing competitors will improve the performance of their current products or introduce new products or new technologies that provide improved characteristics and performance. New product introductions by our competitors could cause a significant decline in sales or loss of market acceptance of our existing products and any products we develop in the future. We expect that most of our competitors will be well established, better known and significantly larger than we are with substantially greater technical, manufacturing, marketing and financial resources. The greater resources of many of our competitors may permit them to respond more rapidly to changes in technology than we can. Our ability to compete in the market will depend upon a number of factors including the success of our marketing efforts and our continued ability to secure and maintain ongoing relationships with other companies in the industry that provide or support products we offer. We expect to compete based upon the quality, reliability, flexibility and the ease of use of our products. We also expect to compete on value relative to the features our products offer. However, we have reduced prices in the past in order to expand the market for our products, and in the future, we may further reduce prices or introduce new products that carry lower margins in order to expand the market or stimulate demand for our products. While we cannot assure you that these actions would have the desired result, any of these actions could have an adverse impact on our product margins and profitability.
OUR FUTURE RESULTS COULD BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER RISKS ASSOCIATED WITH FUTURE RELIANCE ON INTERNATIONAL OPERATIONS.
     We expect that our digital telephone products will be manufactured, assembled and tested by independent third parties in the Far East, possibly in China, Taiwan or South Korea. Because of our expected international operations and relationships and our expected reliance on foreign third-party manufacturing, assembly and testing operations, we are subject to the risks of conducting business outside of the United States, including:
•	changes in political and strategic relations between the U.S. and the countries in which we do business;

•	changes in foreign currency exchange rates;

•	changes in a specific country or region’s political or economic conditions;

•	trade protection measures and import or export licensing requirements;

•	potentially negative consequences from changes in tax laws;

•	difficulty in managing widespread sales and manufacturing operations; and

•	less effective protection of intellectual property.
     Any adverse change in any of the matters described above or any other adverse international developments could materially adversely affect our business, results of operations and financial condition.
LAWS OR REGULATIONS COULD EXPOSE US TO LEGAL ACTION IF WE FAIL TO COMPLY OR COULD REQUIRE US TO CHANGE OUR BUSINESS.
     Because our products and services are expected to provide our customers with methods of electronic communication, it is difficult to predict the laws or regulations that will be applicable to our business. Therefore, it is difficult to anticipate the impact of current or future laws and regulations on our business. Among the many regulations that may be applicable to our business are the following:
•	Federal Communications Commission regulations relating to the electronic emissions of consumer products;

•	Federal Communications Commission regulations relating to consumer products that are connected to the public telephone network;

•	Federal Communications Commission regulations relating to consumer products that are connected to the Internet; and

•	copyright laws relating to the use of copyrighted audio and video media
     Changes in the regulatory climate or the enforcement or interpretation of existing laws could expose us to legal action if we fail to comply. In addition, any of these regulatory bodies could promulgate new regulations or interpret existing regulations in a manner that would cause us to incur significant compliance costs or force us to alter the features or functionality of our products and services.
OUR INABILITY TO MANAGE THE FUTURE GROWTH THAT WE ARE ATTEMPTING TO ACHIEVE COULD SEVERELY HARM OUR BUSINESS.
     We believe that, given the right business opportunities, we may expand our operations rapidly and significantly. If rapid growth were to occur, it could place a significant strain on our management, operational and financial resources. To manage any significant growth of our operations, we will be required to undertake the following successfully:
•	We will need to improve our operational and financial systems, procedures and controls to support our expected growth and any inability to do so will adversely impact our ability to grow our business. Our current and planned systems, procedures and controls may not be adequate to support our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational systems and controls could adversely impact our relationships with customers and harm our reputation and brand.

•	We will need to attract and retain qualified personnel, and any failure to do so may impair our ability to offer new products or grow our business. Our success will depend on our ability to attract, retain and motivate managerial, technical, marketing, administrative and customer support personnel. Competition for such employees is intense, and we may be unable to successfully attract, integrate or retain sufficiently qualified personnel. If we are unable to hire, train, retain or manage the necessary personnel, we may be unable to successfully introduce new products or otherwise implement our business strategy.

•	We will need to provide acceptable customer support and any inability to do so will impair our ability to develop consumer acceptance of our products. We expect that some of our customers will require significant support when evaluating and using our products. We do not have experience with widespread deployment of our products and services to a diverse customer base and in the future we may not have adequate personnel to provide the levels of support that our customers will require. Our failure to provide adequate customer support for our products or services will damage our reputation in the marketplace and strain our relationships with customers and strategic partners. This could prevent us from gaining new or retaining existing customers and could harm our reputation and brand.
     If we are unable to manage growth effectively, our business, results of operations and financial condition could be materially adversely affected.
OUR AUTHORIZED PREFERRED STOCK EXPOSES SHAREHOLDERS TO CERTAIN RISKS.
     Our Articles of Incorporation, as amended, authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share. The authorized but unissued preferred stock constitutes what is commonly referred to as “blank check” preferred stock. This type of preferred stock may be issued by the Board of Directors from time to time on any number of occasions, without shareholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of the Board of Directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. Such preferred stock may provide our Board of Directors the ability to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of September 30, 2005, 487 shares of preferred stock, 111 shares designated as Series A Convertible Preferred Stock, and 376 designated as Series B Convertible Preferred Stock, were issued and outstanding, and 4,999,513 shares of preferred stock were authorized and available for issuance. No other series of preferred stock has been designated by the Board of Directors.
WE HAVE CERTAIN OBLIGATIONS AND THE GENERAL ABILITY TO ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, AND SUCH FUTURE ISSUANCES MAY DEPRESS THE PRICE OF OUR COMMON STOCK.
     We have various obligations and the ability to issue additional shares of common stock in the future. These obligations and abilities include the following at September 30, 2005:

•	2,196,438 shares of our common stock are available for issuance to outside consultants to compensate them for services provided;

•	350,000 shares of our common stock has been issued to a creditor in full and final settlement of a disputed debt;

•	options to purchase approximately 5,125,250 shares are outstanding;

•	warrants to purchase approximately 28,179,600 shares of common stock are outstanding;

•	dividends payable on our Series A Convertible Preferred Stock may be paid in shares of common stock at the option of Viseon. The amount of dividends payable on the outstanding shares of Series A Convertible Preferred Stock is $277,500 per year, as of September 30, 2005, payable quarterly; and

•	dividends payable on our Series B Convertible Preferred Stock may be paid in shares of common stock at the option of Viseon. The amount of dividends payable on the outstanding shares of Series B Convertible Preferred Stock is $940,000 per year, as of September 30, 2005, payable quarterly.
     The options and warrants described above permit the holders to purchase shares of common stock at specified prices. These purchase prices may be less than the then-current market price of our common stock. Any shares of common stock issued pursuant to these options or warrants would further dilute the percentage ownership of existing shareholders. The terms on which we could obtain additional capital during the life of these options and warrants may be adversely affected because of such potential dilution. Finally, we may issue additional shares in the future other than as listed above. There are no preemptive rights in connection with our common stock. Thus, the percentage ownership of existing shareholders may be diluted if we issue additional shares in the future. For issuances of shares and grants of options to consultants, our Board of Directors will determine the timing and size of the issuances and grants and the consideration or services required therefore. Our Board of Directors intends to use its reasonable business judgment to fulfill its fiduciary obligations to our then existing shareholders in connection with any such issuance or grant. Nonetheless, future issuances of additional shares could cause immediate and substantial dilution to the net tangible book value of shares of common stock issued and outstanding immediately before such transaction. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the shares.
THE TRADING PRICE OF OUR COMMON STOCK ENTAILS ADDITIONAL REGULATORY REQUIREMENTS, WHICH MAY NEGATIVELY AFFECT SUCH TRADING PRICE.
     The trading price of our common stock is currently below $5.00 per share. As a result of this price level, trading in our common stock is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 that are inapplicable to securities trading at higher prices. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share (a “Penny Stock”), subject to certain exceptions. Such rules require the delivery, before any Penny Stock transaction, of a disclosure schedule explaining the Penny Stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell Penny Stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the Penny Stock for the purchaser and receive the purchaser’s written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock at this level. As a consequence, the market liquidity of our common stock could be severely limited by these regulatory requirements.
RANDOM FLUCTUATIONS IN THE PRICE OF OUR STOCK, POSSIBLY BASED ON FACTORS BEYOND OUR CONTROL, COULD CAUSE A STOCKHOLDER TO SELL HIS SHARES AT A TIME WHEN OUR STOCK PRICE IS DEPRESSED.
     The market price of our common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price of our common stock may be significantly affected by a variety of factors, including:
•	statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to us specifically, as has occurred in the past;

•	the announcement of new products or product enhancements by our competitors or us;

•	technological innovations by our competitors or us;

•	quarterly variations in our results of operations;

•	general market conditions or market conditions specific to technology industries; and

•	domestic and international macroeconomic factors.
     In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many high technology companies similar to us. These fluctuations are often unrelated to the operating performance of the specific companies. As a result of the factors identified above, a shareholder (due to personal circumstances) may be required to sell his shares of our common stock at a time when our stock price is depressed due to random fluctuations, possibly based on factors beyond our control.
BECAUSE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, SHAREHOLDERS MAY HAVE TO SELL THEIR SHARES OF OUR COMMON STOCK TO REALIZE A RETURN ON THEIR INVESTMENT IN VISEON.
     The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. To date, we have paid no cash dividends. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Accordingly, a return on an investment in our shares of common stock may be realized only through a sale of such shares, if at all.
     For all of the aforesaid reasons and others set forth herein, the shares covered by this prospectus involve a high degree of risk. You should be aware of these and other factors set forth in this prospectus.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements within the meaning of Section 24A of the Securities Act of 1933. The words “intend,” “anticipate,” “believe,” “estimate,” “plan” and “expect,” and similar expressions as they relate to us, are included to identify these forward-looking statements. Forward-looking statements include those that address activities, developments or events that we expect or anticipate will or may occur in the future. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. The actual outcome of the events described in these forward-looking statements could differ materially. Risks, uncertainties and assumptions that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among other things, those discussed in “Risk Factors.” These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf.
     A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and any prospectus supplement. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus and any applicable prospectus supplement.
USE OF PROCEEDS
     Viseon will receive no proceeds from the conversion of the convertible preferred stock described in this prospectus.
     Viseon will receive no proceeds from any sales of the shares of common stock issuable upon the exercise of the warrants described in this prospectus. The selling shareholders of these shares will receive all of the net proceeds from such sales.
     The potential net proceeds to Viseon from the exercise of the warrants for shares of common stock covered by this prospectus will be up to approximately $13,117,127. Viseon intends to use such net proceeds, if any, for general working capital and other corporate purposes. As of the end of trading hours on March 13, 2006 when Viseon’s common stock closed at $0.37 per share, none of the warrants to acquire the 11,376,827 warrant shares covered by this prospectus were “in-the-money,” meaning that the holder of the warrant could acquire the shares at a strike price lower than the market price then in effect. The price of Viseon’s common stock would have to rise to $1.26 per share in order for warrants to acquire the remaining warrant shares to be “in-the-money.” There can be no assurance that any of these warrants will be exercised before they expire and, as a result, that Viseon will receive any proceeds from them. In addition, agreements governing certain warrants contain cashless exercise provisions allowing the holder to exercise the warrant by exchanging shares otherwise issuable upon exercise of the warrant in lieu of cash. Even if some or all of these warrants are exercised, Viseon cannot predict when they will be exercised and when the proceeds will be received.
DIVIDEND POLICY
     Viseon has not declared or paid any cash dividends on its shares of common stock since its inception. Viseon does not intend to pay any dividends on its common stock for the foreseeable future and intends to continue its present policy of retaining earnings for reinvestment in its operations.
     Viseon is obligated to pay dividends payable on its Series A Convertible Preferred Stock and its Series B Convertible Preferred Stock. Such dividends may be paid in shares of common stock at the option of Viseon, under certain conditions. The current amount of dividends payable on the outstanding shares of Series A Convertible Preferred Stock is $277,500 per year, payable quarterly, and the current amount payable on the outstanding shares of Series B Convertible Preferred Stock is $940,000 per year, payable quarterly.

PRICE RANGE OF COMMON STOCK
     Since December 20, 1999, Viseon’s stock has been quoted on the OTC Bulletin Board System. The following table sets forth, for the fiscal quarters indicated, the high and low closing bid prices for Viseon’s common stock as reported by the OTC Bulletin Board System. Such quotations represent interdealer prices, without adjustments for retail mark-up, mark-down or commission, and do not necessarily represent actual transactions.

		High	Low
2004 Fiscal Year
	First Quarter	1.15	.50
	Second Quarter	1.45	.85
	Third Quarter	1.68	.78
	Fourth Quarter	1.66	.95

2005 Fiscal Year
	First Quarter	1.44	.69
	Second Quarter	2.50	1.01
	Third Quarter	2.68	1.10
	Fourth Quarter	1.40	1.02

2006 Fiscal Year
	First Quarter	1.38	.84
	Second Quarter	.82	.45
     As of March 6, 2006, there were: (a) 35,768,406 shares of Common Stock outstanding, held of record by approximately 143 persons (although based on information form the Company’s transfer agent, the Company believes there are approximately 2,100 beneficial owners); (b) outstanding options to purchase an aggregate of 2,210,250 shares of Common Stock; (c) outstanding warrants to purchase an aggregate of 16,852,772 shares of Common Stock; and (d) 125 shares of Series A Convertible Preferred Stock outstanding, convertible at the then-current conversion price into an aggregate of 3,125,000 shares of Common Stock. The Company has not declared or paid any cash dividends on its Common Stock since its inception and does not intend to pay any dividends on its Common Stock for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
Overview
     Viseon was founded in 1993, and changed its name from RSI Systems, Inc. to Viseon, Inc. on May 23, 2001. Historically, we had had been a developer of our own group videoconferencing systems primarily sold to corporate end users and OEM customers. In 2003, we recognized the need to modify our business model to achieve higher margins and benefit from our portfolio of U.S. patents. In January 2003, we completed our change in focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This has been accomplished by transferring our group videoconferencing services contract portfolio with its associated liabilities and obligations to Comlink Video and liquidating our remaining group videoconferencing assets. The only measurable revenues we are now receiving result from the sales of VisiFonesTM to corporations and consumers.
     Viseon’s current marketing strategies target two diverse market segments: (i) corporations and government entities which have widespread operations across regional, national and international boundaries and (ii) residential consumers who have historically not purchased video communication products in the past. Distribution may include the utilization of arrangements with providers of broadband Internet access, such as cable Multi System Operators, or “MSO’s,” telephone companies that provide DSL services and independent marketers of consumer VoIP services. All of these developments have affected and will continue to affect our financial model in terms of margins, cash flow requirements, and other areas. We have a limited history with respect to the direction our business is now taking. There can be no assurance that we will be able to succeed in implementing our strategy or that we will be able to achieve positive cash flow or profitable operations as a result of these changes in our business.
     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this report. In addition to historical information, the discussion in this report contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated by these forward-looking statements due to factors including, but not limited to, those factors set forth under “Risk Factors” and elsewhere in this report.
Results of Operations
Three Months ended December 31, 2005 Compared to Three Months ended December 31, 2004.
Net Sales. Net sales for the second quarter of fiscal year 2006 were $7,150 compared with $70,833 in the second quarter of fiscal year 2005. We are focusing our efforts on final design and marketing of the next generation VisiFone unit and, accordingly, sales of the earlier VisiFone, which was our principal product offering, have ceased. As a result, our sales volumes and revenues have dropped significantly from the prior year period. Minimal revenue has been recorded on the deployment of units of next generation VisiFones to carriers as these deployments have been for trials only to-date. We anticipate sales volumes by late fiscal year 2006 will increase compared to those of fiscal year 2005 as a result of our penetration of the carrier market.
Gross Profit (Loss). Gross loss was ($19,076) in the second quarter of fiscal year 2006 compared to a gross loss of ($44,386) during the second quarter of fiscal year 2005. The gross loss in the second quarter of fiscal year 2006 was attributable to the sale of units below our cost for the purpose of testing adoption of the VisiFone by carriers. For the next quarter, we expect to continue to sell limited quantities of the existing model VisiFone at low or negative margins to corporate, government and educational customers for demonstration and evaluation purposes and to promote adoption of the technology in the marketplace.
Research and Development Expenses. Research and development expenses were $941,728 for the second quarter of fiscal year 2006 compared to $1,194,700 for the second quarter of fiscal year 2005. The decrease was attributable to decreased expenditures toward the development and carrier customization of the next generation unit in the VisiFone product line. We expect to incur approximately $750,000 of research and development expenses during the next fiscal quarter and approximately $3,100,000 during the fiscal year ending June 30, 2006 for future project enhancements and carrier customization, subject to available cash flows.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $594,555 for the second quarter of fiscal year 2006 compared to $600,920 for the second quarter of fiscal year 2005. Selling, general and administrative expenses remained relatively constant between periods, reflecting a consistent level of expenditures in our administrative operations.
Other Income (Expense). Other income was $33,637 in the second quarter of fiscal year 2006, compared to other income of $12,674 in the second quarter of fiscal year 2005. Other income consisted solely of interest earned on our cash funds.
Gain from Discontinued Operations. During the second quarter of fiscal 2005, we negotiated discounted repayments related to amounts owed to certain creditors. Based on these discounts, we recorded a gain from discontinued operations of $1,128 during that quarter.
Preferred Stock Dividends. The results of operations for the second quarter of fiscal 2006 reflect a charge of $296,694 compared to $147,249 in the second quarter of fiscal 2005 for dividends on our Convertible Preferred Stock. Dividends on both our Series A and Series B Convertible Preferred Stock accrue at a rate of 10% per annum. Substantially all dividends have been paid by the issuance of Common Stock. Dividends in the second quarter of fiscal 2006 were comprised of dividends on our Series A Convertible Preferred Stock of $61,694 and dividends on our Series B Convertible Preferred Stock of $235,000. Dividends in the second quarter of fiscal 2005 were comprised solely of dividends on our Series A Convertible Preferred Stock.
Six Months ended December 31, 2005 Compared to Six Months ended December 31, 2004.
Net Sales. Net sales for the first six months of fiscal year 2006 were $7,150 compared with $239,002 in the first six months of fiscal year 2005. The sales in the first half of fiscal year 2005 represented sales of our first generation VisiFone unit to two customers in the amount of $218,371. We are focusing our efforts on final design and marketing of the next generation VisiFone unit and, accordingly, sales of the earlier VisiFone have ceased. Minimal revenue has been recorded on the deployment of units of next generation VisiFones to carriers as these deployments have been for trials only to-date. We anticipate sales volumes by late fiscal year 2006 will increase compared to those of fiscal year 2005 as a result of our penetration of the carrier market.
Gross Profit (Loss). Gross loss was ($19,076) in the first half of fiscal year 2006 compared to a gross loss of ($33,854) during the first half of fiscal year 2005. The gross loss in the first half of fiscal year 2006 was attributable to the sale of units below our cost for the purpose of testing adoption of the VisiFone by carriers. For the next quarter, we expect to continue to sell limited quantities of the existing model VisiFone at low or negative margins to corporate, government and educational customers for demonstration and evaluation purposes and to promote adoption of the technology in the marketplace.
Research and Development Expenses. Research and development expenses were $1,939,556 in the first half of fiscal year 2006 compared to $1,978,467 for the first half of fiscal year 2005. The decrease was attributable to decreased expenditures toward the development and carrier customization of the next generation unit in the VisiFone product line. We expect to incur approximately $750,000 of research and development expenses during the next fiscal quarter and approximately $3,100,000 during the fiscal year ending June 30, 2006 for future project enhancements and carrier customization, subject to available cash flows.
Selling, General and Administrative Expenses. Selling, general and administrative expenses were $1,437,508 for the first half of fiscal year 2006 compared to $1,295,593 for the first half of fiscal year 2005. Included within selling, general and administrative costs during the first half of fiscal year 2006 were legal expenses totaling $124,207. These expenses were paid with a five year warrant to purchase 344,827 shares of our Common Stock at $1.00 per share. Excluding this item, selling, general and administrative expenses remained relatively constant between periods, reflecting a consistent level of expenditures in our administrative operations.
Other Income (Expense). Other expense was $(65,897) in the first half of fiscal year 2006, compared to other income of $30,316 in the first half of fiscal year 2005. Other income consisted solely of interest earned on our cash funds. We recorded interest expense of $117,500 during the first quarter of 2006. This interest expense related to the issuance of a five year warrant to purchase 250,000 shares of our common stock at $1.26 as consideration for the granting of a short term loan in the amount of $250,000 during the quarter. The loan was repaid during the quarter and the entire amount of the original issue discount was charged to interest expense as a result.
Gain from Discontinued Operations. On September 30, 2005 we entered into a settlement agreement with a former supplier in order to settle a dispute regarding amounts that we allegedly owed to that entity. The terms of the settlement included our agreement to issue 350,000 shares of our common stock and a four year warrant to purchase 600,000 shares of our common stock at $1.26 per share in full and final settlement of the disputed debt. The value of the settlement, valuing the common stock at the September 29 closing price of $0.87 and valuing the warrant using the Black-Scholes pricing method was 409,860. Our previously accrued liability for this matter was $518,500. As a result of the settlement, we recognized a gain from discontinued operations of $108,640. During the first half of fiscal 2005, we negotiated discounted repayments related to amounts owed to certain creditors. Based on these discounts, we recorded a gain from discontinued operations of $6,107 during that quarter.
Preferred Stock Dividends. The results of operations for the first half of fiscal 2006 reflect a charge of $5,172,016 compared to $351,275 in the first half of fiscal 2005 for dividends on our convertible preferred stock. Dividends on both our Series A Preferred and Series B Preferred accrue at a rate of 10% per annum. Substantially all dividends have been paid by the issuance of Common Stock. Dividends in the first half of fiscal 2006 were comprised of dividends on our Series A Preferred of $138,943 and dividends on our Series B Preferred of $5,033,073. Series B Preferred dividends include a charge of $4,696,240 in the first half of 2006 attributable to the beneficial conversion option on our Series B Preferred.
Year Ended June 30, 2005 Compared to Year Ended June 30, 2004.
     Net Sales. In fiscal year 2005, net sales were $239,660 compared to net sales of $286,215 for fiscal year 2004. Viseon’s sales volumes in fiscal year 2005 were at similar levels to those of fiscal year 2004. Viseon anticipates sales volumes in fiscal year 2006 will increase significantly compared to those of fiscal year 2005 as a result of our penetration of the carrier market.
     Gross Profit (Loss). Viseon generated a gross loss of $(45,086) (-18.8% of net sales) for fiscal year 2005 compared to a gross profit of $93,958 (32.8% of net sales) for fiscal year 2004. The gross loss in 2005 was attributable to the sales of VisiFone near or below cost in order to promote the adoption of videophones by business entities and residential consumers as a customary mode of communication. Management expects gross margin percentages in fiscal year 2006 to increase from the gross loss percentages in fiscal year 2005 as management expects to sell the VisiFone at or above cost.
     Research and Development Expenses. Research and development expenses were $5,134,123 (2,142.3% of net sales) for fiscal year 2005 compared to $169,982 (59.4% of net sales) in fiscal 2004. The increase in expenditures in fiscal year 2005 was due to continuing expenditures on Viseon’s next generation digital home telephone. Management expects research and development expenses to decrease in fiscal year 2006 as Viseon has completed substantially all of the industrial and acoustic components of the product and focuses its efforts on continuing to refine the video and application development required by its broadband phone service provider customers and prospects. Viseon anticipates incurring design and development costs of approximately $3.1 million dollars in fiscal year 2006. Should Viseon’s customers require additional modifications to its products that are not currently forecasted, expenses could meet or exceed last years levels.
     Selling, General and Administrative Expenses. Selling, general and administrative expenses were $2,815,881 (1,175.0% of net sales) compared to $2,873,163 (1,003.9% of net sales) for fiscal year 2004. S,G&A expenses were at similar levels to those of fiscal 2004. Management expects selling general and administrative expenses in fiscal year 2006 to increase slightly over levels incurred in fiscal year 2005 as a result of additional headcount in the selling area.
     Other Income and Expense. Other income was $46,077 in fiscal year 2005 compared to other expense of $(1,027,479) in fiscal year 2004. The income in fiscal 2005 was due to interest income earned from money market investments. The expense in fiscal 2004 was due to the accelerated amortization of original issue discount related to secured debt because Viseon converted its secured debt to equity in March 2004 and, accordingly, amortized the remaining unamortized original issue discount. The amortization of the original issue discount was a non-cash charge.
     Preferred Stock Dividends. Viseon recorded preferred stock dividends at the designated rate of 10% per annum of $550,034 in fiscal 2005. Viseon recorded preferred stock dividends of $3,358,380 in fiscal 2004, comprised of dividends at the designated rate of 10% per annum ($223,119) and amortization of the beneficial conversion option ($3,135,261). The amortization of the beneficial conversion option resulted from a favorable conversion price of Viseon’s preferred stock. The conversion price was lower than the market price of Viseon’s common stock on the issuance date of the preferred stock which is treated for financial reporting purposes as a direct charge to accumulated deficit (similar to a dividend) and a corresponding increase in additional paid-in capital.
Liquidity and Capital Resources
     Viseon raised $8,450,000 (prior to offering expenses) from the sale of its Series A Convertible Preferred Stock with warrants in a series of private placement transactions in March and April 2004. Viseon raised an additional $1,483,726 through warrant and option exercises in fiscal 2005. Viseon spent nearly $6.5 million on operating activities in fiscal 2005.
     Historically, Viseon has generated losses from operations and negative cash flows. Management plans to try to increase sales and improve operating results through (i) increased marketing and direct sales activities to corporate and government customers, (ii) continued initiatives to gain acceptance of our product by consumer broadband providers and VOIP marketers for sale to their subscribers and (iii) initiatives to monetize our intellectual property rights. There can be no assurance that we will be successful in achieving these objectives and becoming profitable.
     Cash and Cash Equivalents. Cash and cash equivalents totaled $239,383 on June 30, 2005 compared to $5,339,393 on June 30, 2004.
     Net Cash Used in Operating Activities. The amount of cash used in operating activities was $6,451,275 during fiscal year 2005 compared to $2,134,827 during fiscal year 2004. The increase in cash used in operating activities was attributable to increased R&D expenses.
     Net Cash Used in Investing Activities. Cash used in investing activities during fiscal year 2005 was $88,106 compared to $146,399 during fiscal year 2004. Investing activities consisted primarily of investment in Viseon’s intellectual property portfolio.
     Net Cash Provided by Financing Activities. Cash provided by financing activities during fiscal year 2005 was $1,453,371 compared to $7,787,536 in fiscal year 2004. In fiscal year 2005, Viseon received net proceeds of $1,483,726 from the exercise of common stock warrants and options. The cash received in fiscal 2004 consisted of the net proceeds from the private placement of our Series A Convertible Preferred Stock with warrants in March and April 2004 ($7,234,141). In addition, Viseon received proceeds from the exercise of common stock warrants and options ($565,680).
     Viseon had the following contractual obligations or commercial commitments at June 30, 2005:

	Total	1 year or less	1-3 years	3-5 years	Over 5 years
Operating Leases	$19,188	$19,188	$0	$0	$0
Critical Accounting Policies and Estimates
     The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during the reporting period. We regularly evaluate our estimates and assumptions related to net revenues, allowances for doubtful accounts, sales returns and allowances and accounting for income taxes. We base our estimates and assumptions on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.
     We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements:
     Revenue Recognition. Viseon records sales revenue at the time merchandise is delivered. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition”, SAB No. 101, as amended, which sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured. Viseon uses the above criteria to determine whether revenue can be recognized.
     When product sales revenue is recognized, we establish an estimated allowance for future product returns based on historical returns experience; when price reductions are approved, we establish an estimated liability for price protection payable on inventories owned by product resellers. Should actual product returns or pricing adjustments exceed our estimates, additional reductions to revenues would result. Revenue from the licensing of patents is recognized at the time of a patent agreement is executed and the goods, services and/or cash consideration due Viseon is received. Revenue from post-contract customer support and any other future deliverables is deferred and recognized over the support period or as contract elements are delivered. Our products typically carry a ninety-day to five-year warranty. Although we engage in extensive product quality programs and processes, our warranty obligation is affected by product failure rates, use of materials or service delivery costs that differ from our estimates. As a result, additional warranty reserves could be required, which could reduce gross margins.
     Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts and the general condition of the industry. If a major customer’s credit worthiness deteriorates, or our customers’ actual defaults exceed our historical experience, our estimates could change and impact our reported results.
     Accounting for Income Taxes. Viseon accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized at the enacted rates for the future tax consequences attributable to differences between the financial statement carrying amounts of existing tax assets and liabilities and their respective tax basis. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
     If our sales forecast is less than the inventory we have on hand at the end of an accounting period, we may be required to take excess and obsolete inventory charges that will decrease gross margin and net operating results for that period.
Subsequent Events
     Viseon entered into and closed on securities purchase agreements for the purchase and sale of an aggregate of $9.4 million of a new series of convertible preferred stock and warrants in a private placement transaction in August 2005. The aggregate proceeds to Viseon of the private offering were $9,400,000 prior to offering expenses. Management believes that the funds generated from this recent private placement financing will be sufficient to cover the cash needs of Viseon for at least the next twelve months, although there can be no assurance in this regard.

DESCRIPTION OF BUSINESS
     Viseon was a developer and reseller of videoconferencing systems from its inception in 1993 until January of 2003. These systems, which delivered near television quality audio and video communications over ISDN circuits were sold primarily to corporate, government and OEM customers including Philips. On July 25, 1995, we completed the initial public offering of our common stock.
     In 2003 we changed our focus to developing next generation broadband telephones for use with VoIP services. These multi-media telephones, currently marketed under the VisiFoneTM name, have been designed to provide consumers, corporate and government users of high speed internet connections with new features and functions not previously possible on low speed analog telephone networks. In addition to providing two way live video communications, the VisiFone provides users with new levels of digital audio quality, on-screen feature controls and enables network based services such as video mail and the ability to receive streamed content. In essence, the VisiFone was designed to deliver many of the same features found on a current generation cellular telephone but not possible on today’s analog home telephones.
     The VisiFone is the first digital telephone available for consumer use on these new digital telephone networks made possible by broadband connections via DSL, cable modems and other Ethernet based networks. We estimate that as of September 30, 2005 there will be 40 million U.S. homes with broadband access. The migration of voice traffic to the internet is growing rapidly and VoIP is projected by various analysts to be adopted by over 27 million U.S. homes by 2009. This projection represents considerable growth from the estimated 2 million U.S. users in 2004. Similar growth is forecast for other developed regions of the world.
     We are targeting the sale of VisiFones to and through broadband and VoIP providers such as cable companies and RBOCs for use by consumers. Carriers offering the VisiFone will most likely be in the U.S. and Europe. We also believe that there is a potentially significant market for sales of the VisiFone into various branches of the U.S. Government as well as the commercial marketplace. The current generation VisiFone began shipping to carriers in July of 2005 for testing and customization. We believe that a certain portion of the 280 million analog telephones in U.S. homes will be replaced by digital home telephones just as digital cell phones have replaced analog handsets. A digital home telephone will enable consumers to more easily access and benefit from digital telephony features including, but not limited to CD quality audio calls and live, TV quality, two-way video communications.
     The availability of low cost broadband access at home, new more powerful chipsets and the VisiFone’s patented technology allow consumers to experience television or near television quality video calls with friends, family or business associates across the street or around the world. The consumer prices for the VisiFone will be determined by the selling carrier or retailer. However, we expect the VisiFone to be sold in conjunction with VoIP services in a fashion similar to how wireless carriers sell a package of a handset with a term service commitment. In many cases this entails the carrier subsidizing the cost of the handset and selling it to consumers below their actual cost.
     We expect carriers to offer the VisiFone in a variety of packages with various term commitments and options. Some carriers may elect to charge nothing up front for a VisiFone in a model similar to that used for cable TV settop converters, and instead charge a monthly rental fee. We estimate that end user price levels will fall between $99 and $499 per unit for the basic consumer only model.
     We intend to continue to search for broadband providers and VoIP marketers with which we can enter into agreements regarding the VisiFone and its future videotelephony products and services. All of these developments have affected and will continue to affect our financial model in terms of margins, cash flow requirements and other areas. We have a limited operational history with respect to the current direction of our business. There can be no assurance that we will be able to succeed in implementing our strategy, or that we will be able to achieve positive cash flows or profitable operations as a result of such changes in our business.
Industry Background
     Traditional telecommunication networks use a fixed electrical path that travels through a series of switches across the network. These networks were designed solely to carry low-fidelity audio signals with a high level of reliability. Although these networks are indeed reliable for their initially intended use, they are not well suited to service the explosive growth of digital communications applications.
     Traditional networks transmit data at very low rates and resolutions, making them poorly suited for delivering high-fidelity audio, entertainment-quality video or other rich multimedia content. Traditional networks are also expensive to build because each subscriber’s telephone must be individually connected to the central office switch, which are usually several miles away from a typical subscriber’s location. The digital component of the traditional telecommunications infrastructure is also less efficient than modern networks because it allots fixed bandwidth throughout the duration of each call, whether or not voice is actually being transmitted. Further, it is difficult for telecommunication service providers to provide new or differentiated services or functions, like video communications, that the network was not designed to accommodate.
     In contrast to the traditional telecommunications infrastructure or public switched telephone network (PSTN), data networks — such as the Internet or a corporate LAN — utilize a “packet-switched” system in which information between two communicating terminals (for example, a PC downloading a page from a web server) is transmitted in the form of small data packets that travel through a series of switches, routers, and hubs across the network. Packet-switched networks have been built mainly for carrying non-real-time data. The advantages of such networks are their efficiency, flexibility and scalability. Bandwidth is only consumed when needed. Networks can be built in a variety of configurations to suit the number of users, client/server application requirements and desired availability of bandwidth. Furthermore, many terminals can share the same connection to the network. The exponential growth of the Internet in recent years has proven the scalability of these underlying packet networks. The most common protocol used for communicating on these packet networks is Internet Protocol, or IP.
     As broadband connectivity has become more available and less expensive, it is now possible for service providers to offer voice and video services that run over these IP networks to businesses and consumers. Providing such services has the potential to both substantially lower the cost of telephone service and equipment costs to these customers and to increase the breadth of features available to the end-user. Services like full-motion, two-way video are now supported by the bandwidth spectrum commonly available to broadband customers, whether business or residential. To enable such new products to take hold, service and equipment suppliers need semiconductor products and software to connect input and output devices to the networks and the software that runs on the network that enables these input/output devices to be easily installed, operated, and managed, as well as to replace common functionalities of the legacy switched network, such as billing and operator/directory assistance. We believe that the network infrastructure at the consumer level is now in place to enable broad acceptance and deployment of consumer video telephony. We also believe that the projected growth of consumer adoption of voice services over VoIP will help drive adoption of consumer multi-media digital telephone devices such as those distributed and developed by us.
     There are three basic categories of personal video communication devices in the consumer market. The most popular have been the PC-based systems that operate over dial-up or broadband connections using open standards such as H.323 or proprietary systems using a variety of protocols.
          PC-Based Systems; Software Coder/Decoders (Codecs). Low cost PC add-on systems utilizing Complimentary Metal Oxide Semiconductor (“CMOS”) cameras and Windows-based software compressor/de-compressors (codec) have gained reasonably broad acceptance. Commonly known as Web cams, these types of systems offer low-quality video with generally less than 10 frames per second (fps), rendering the video and audio choppy, blurry and delayed. PC-based systems using software codecs are available at prices under $100 from companies including Logitech and many others. Viseon’s new generation of VisiFones are expected to be fully compatible with most of this installed base when using Microsoft NetMeeting and a broadband connection. PC-based systems using software codecs lack an intuitive, familiar interface that resembles a telephone.
          PC-Based Systems; Hardware Codecs. Certain systems available from VCON, Polycom, Scotty and others utilize an independent, dedicated microchip(s) for the codec function. It is housed either in an external module, which may include the camera, or on a card installed in a PC. Depending on the available bandwidth, these systems can offer corporate quality audio and video over either IP and/or traditional Integrated Switched Digital Networks (ISDN). They are, however, still limited in the size of the image on the PC display device, have a complicated user interface, and can suffer from instability issues due to the underlying PC platform. These systems are available at prices from $500 to $1,200. They also lack an intuitive, familiar interface that resembles a telephone.
          The Personal Videophone. There are three types of personal videophones. The first of these is POTS (Plain Old Telephone Service) videophones, which operate over analog phone lines typically using (International Telecommunications Standard or ITU) H.324 and have been marketed for years with little success. The lack of consumer acceptance is primarily due to their very poor video quality. Due to the limited bandwidth of POTS, these systems generally deliver video at less than five frames per second (fps). Examples include systems from AT&T, Panasonic and C-Phone, all of which failed to achieve reasonable sales volumes and have now been discontinued. Two models of POTS videophones currently being sold in the US market include a Korean made model retailing for approximately $300 and a recent entry into this category, the Beamer from Vialta. The second type of personal videophone utilizes the ISDN telephone network. Various manufacturers have been producing this type of personal videophone for more than ten years, most of which focused their sales efforts primarily on the corporate market for desktop use or to news organizations for the purpose of relaying information via satellite from remote locations. Several manufacturers produce videophones that operate on ISDN networks, including Tandberg of Norway, Motion Media of the UK and Aethra of Italy. The cost of ISDN is approximately $50 per month per 128k circuit for a basic line plus approximately $10 to $100 per hour for domestic transport at speeds ranging between 128k and 384k. ISDN-based videophones retail at prices between $1,000 and $9,000 depending on the manufacturer, features and screen size. The third type of personal videophone uses the IP technology. IP-based videophones were generally introduced in 2000 and currently retail at prices between $299 and $1,295. Recently several foreign manufacturers have introduced their brand of IP videophones to the U.S. market, but few are being delivered for a variety of reasons.
Products and Services
     The VisiFone that is available to providers today is available in one basic model. The VisiFone is customized to incorporate certain feature sets requested by a particular VoIP provider. The VisiFone is a desktop/countertop telephone with a 5.6 inch color TFT/LCD screen with a corded handset and integrated full duplex speakerphone. It has input and output connectors which enable it to be connected to a variety of devices such as output to a television or VCR or DVD recorder. Its inputs allow for the connection of a digital camera, camcorder, document camera, external microphone and a headset. It also has USB ports to enable the connection of USB devices such as a card reader, keyboard, or digital camera. The design of the VisiFone is flexible. By programming the software embedded in the VisiFone, certain features and functions can be customized for specific applications requested by carriers or government or corporate customers. The VisiFone incorporates an HTML 4.0 browser functionality which is today used primarily for the Graphical User Interface and may be used in the future to enable users to access information or media on the Internet.
     The VisiFone, for example, could be utilized to show live weather, news, sports scores and stock quotes on its screen and enable consumers to receive information customized by the user. This content delivery mechanism can be as simple as accessing available Real Simple Syndication feeds available from a number of websites and content providers such as Yahoo. Potentially a business model exists in which a consumer could receive content on the VisiFone at no cost due to the content being sponsored and paid for by advertiser messages integrated with the content. As the VisiFone is a “telephone”, consumers would be able to “interact” with the content and/or advertisers’ offers instantaneously by pushing a single button on the VisiFone base or handset. In a PC/Internet application this would be generally known as “click to dial”.
     The VisiFone may be an attractive vehicle for content providers and advertisers to reach a consumer due not only to this interactive potential, but also because users can be targeted. Unlike a PC the VisiFone is “connected” and identified with a physical location address. Advertisers could create custom offers and messages targeted at specific consumers by utilizing a variety of demographic identifiers from publicly available databases such as home value, pet ownership or the brands of automobiles registered to a specific street address.
     Viseon has formed a subsidiary, VMN, LLC to explore and potentially capitalize on the multi-media applications of the VisiFone. To attempt to determine the potential of “Viseon Media” we have entered into agreements with both content providers and advertisers to participate in a pilot program during calendar 2006. Content providers include ABC, Fox, Discovery Channel, Gannett, The Weather Channel, HSN and several others.

Advertisers which have agreed to provide “commercials” for this pilot include Procter & Gamble, Visa, Continental Airlines, Masterfoods (M&M Mars), Kraft, Ameritrade, Walgreen and several other national advertisers. We do not at this point know the potential of this portion of our business nor is their any certainty that we will be able to develop the platform from which this media will be delivered or whether the carriers which sell or provide the VisiFone to end users will allow us to access their subscribers.
Manufacturing, Order Fulfillment and Customer Support
          Currently, Viseon relies on a local contract manufacturer for the small volume quantities of products that are presently required to meet demand. Viseon expects that in the near future its VisiFone will be manufactured, assembled and tested by independent third parties in the Far East (possibly in Taiwan, China or South Korea) pursuant to long-term manufacturing agreements or on a purchase order basis. Viseon is currently in the process of identifying and selecting one or more manufacturers, but has not yet made a final decision on this selection. Viseon expects that the selected manufacturers will procure components and other supplies, manufacture, assemble and test Viseon’s products. By outsourcing the entire manufacturing process, Viseon will be able to focus on development and design, minimize capital expenditures, rely on third parties possessing greater manufacturing expertise and avoid the need to procure and maintain facilities for manufacturing operations. However, if the selected manufacturer were to stop manufacturing Viseon’s products, Viseon would need a considerable period of time to qualify, select and enter into a suitable agreement with an alternative manufacturer, and Viseon’s results of operations could be harmed. Viseon expects that the components of Viseon’s products will be purchased from various vendors. Single source suppliers may supply some of such components, and alternative sources may not be readily available in sufficient quantities or at an attractive cost. Viseon expects to establish a formal manufacturing quality process that includes qualification of material supplier sources, product-specific process definition and qualification, measurement of key manufacturing processes and test metrics, a closed-loop corrective action process and an outgoing sampling audit of finished product. There can be no assurance, however, that this process will result in products of the requisite quality. Viseon expects that final products will be delivered to Viseon or a logistics partner for order fulfillment. Viseon expects to provide comprehensive customer support after the sale to help ensure that its customers have reliable experiences.
Market and Marketing
     Corporate Market. Although it may be expected that broad adoption of our VisiFone products could be achieved in Fortune 1000 size companies, sales of our products in this market are not likely to generate substantial volume as compared to the consumer market. Larger corporations already have the option of utilizing desktop PC-based 384k IP video communication systems that can be managed by existing network management infrastructures. Numerous IP telephone system vendors are also providing IP telephone instruments which offer some of the functionality of the VisiFone. The corporate market for hardware-based video communications is currently dominated by a duopoly of suppliers, Polycom and TANDBERG. The technical support infrastructure for PC-based videoconferencing systems already exists within most major companies. We also expect that non-PC based desktop IP video telephony will be available for the corporate users in the next year as corporate IP phone system manufacturers enter this market including Cisco, Lucent and Nortel.
     The primary corporate prospects for personal videophones will most likely be in the sub-Fortune 1000 size companies as well as in the 33 million telecommuters that work for companies of all sizes. The decline in prices of group videoconferencing systems has produced unit growth, yet the cost is still generally above $5,000 for an “entry” level system. Personal videophones can create a new price point for videoconferencing at less than $600 per endpoint.
          Consumer Market. The potential consumer market for the VisiFone is by far the largest prospect base. Because it requires a minimum of 128k for transmission of quality video and audio, use of VisiFones will most likely be limited to those individuals with access to a broadband Internet connection, typically via DSL or cable modem. As of the summer of 2004, over 50% of consumers accessing the internet were doing so via a broadband connection according to various industry analysts. Consumer VoIP in the U.S. alone is expected to grow from 2 million users at the end of 2004 to over 27 million users by the end of 2009 according to Yankee Research
     Initially, it is expected that the sales of personal digital telephones in the consumer market will be made to existing broadband IP users. The “early adopters” have the income necessary to purchase a personal digital telephone outright, without financing, if necessary. We expect this would be followed by sales to those broadband customers who are attracted by broadband provider-based financing programs and eventually to those individuals who will see the availability of personal digital telephones as a reason to install broadband IP connectivity whether they have a home PC or not. We also expect that the VisiFone will become a part of the marketing efforts of various VoIP providers to consumers.
     We perceive this anticipated level of expansion in consumer availability of VoIP enabling technology and customer base to be an attractive target market for our products. In order to take advantage of the sales opportunities created by such expansion and in an effort to expedite the adoption of our products by VoIP providers, we have established a program for the sale of our products that does not require any upfront cash expenditures which we will offer to VoIP providers, enabling them to offer our products to their subscribers without any additional financial risk or investment in their infrastructure. We have presented such a proposal to several major broadband providers, including: Vonage, AT&T, Comcast and Cablevision. We intend to continue to structure future offers to broadband providers in a manner that will enable contracting providers to have the VisiFone available for sale or lease to their consumers in conjunction with the VoIP services and other products which they offer without exposure to financial risk.
          Business Development, Sales and Marketing. The current goals of our business development and sales departments are to build relationships that fall into four basic categories: broadband provider relations, product sales, consumer electronics manufacturing and patent licensing.
     Broadband provider relations is focused on engaging cable television system operators, telephone companies and independent VoIP marketers on the merits of offering the VisiFone products and services to their subscribers and introducing them to the VisiFone. Viseon intends to continue to search for additional broadband providers and VoIP marketers with which it can enter into similar agreements for sales of the VisiFone and its future videotelephony products and services
     Product sales are focused on engaging corporate, education and government related customers to purchase our products to communicate internally and externally between key departments, executives, locations and customers.
     Consumer electronics manufacturing is focused on engaging major electronics manufacturers to participate with Viseon in the future development and widespread distribution of our products and their products containing our intellectual property in the U.S.
     Patent licensing involves both the business development area as well as our outside legal advisors who have been engaged to help Viseon monetize its U.S. patents. Working with our legal advisors, the business development team is focused on identifying potentially infringing products and their manufacturers.
     Independent consultants and Viseon’s executive management team are currently performing all of the functions of the business development and sales departments.
     By outsourcing parts of the sales process, Viseon is able to minimize overhead costs by avoiding the need to pay salaries and to maintain facilities for a sales force.
Approvals, Certifications and Regulation
     Government and telecommunications carrier approvals, safety certifications and Electromagnetic Compliance certifications are a key requirement for electronic systems that use the telephone network. Viseon is required to obtain certain Safety, EMI and Telephone certifications for its family of consumer broadband videophone products as prerequisite to sale into the United States and other countries. Viseon currently relies on its manufacturing supplier to provide a product with the requisite approvals and certifications. While Viseon believes that it should not encounter any meaningful difficulty in procuring the requisite certifications and approvals, there can be no assurance of Viseon’s ability to procure them. Moreover, Viseon cannot predict whether it will obtain necessary approvals and certifications for the systems and similar products or for future products in additional countries. Also, Viseon cannot predict whether any change in applicable law or regulations might adversely affect Viseon’s ability to sell its products in a particular country.
Competition
     We intend to compete primarily in the next generation consumer telephone market and to a lesser degree within the corporate and government telephone and video conferencing equipment segment. We expect the consumer market will evolve rapidly and be intensely competitive. Competitive pressures created by any current or future competitors could materially adversely affect our business, prospects, financial condition and results of our operations. We believe that the principal competitive factors in our markets will be brand recognition, price, product performance, reliability, range of functions, ease of use, and customer service. We intend to compete vigorously in all of these aspects. There are numerous existing competitors in the broadband video communications market, including, Aethra, D-Link, Innomedia, Leadtek, Motion Media, Polycom, Sony, Tandberg asa, VCON, VTEL Products Group and Worldgate. There are rumored to be many other videophone type devices in development in North America, Asia, Israel and Europe. In addition, the next generation consumer premise equipment market for personal communications products has many competitors including the plethora of companies which manufacture traditional analog home telephones. Some of these include Philips, Matsushita (Panasonic Brand), VTech, Thomson and dozens of other companies of all sizes. The corporate and government VoIP telephone space is also fiercely competitive including companies such as Cisco, Lucent, Nortel, Mitel and others.
     We believe that virtually all of the manufacturers and distributors of these competing products have (and most future competitors will have) substantially greater brand recognition, market presence, distribution channels, advertising and marketing budgets, and promotional and other strategic partners than Viseon has. In addition, the functionality of the VisiFone may face competition from PC-based Internet video and audio communication and offerings from mobile phone manufacturers. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. We believe one of the keys to establishing long-term success in this marketplace will be for us to favorably distinguish ourselves from our existing and future competition and to successfully enforce our patent rights. Another key will be the introduction of our VisiFone at competitive prices. There can be no assurance that we will be successful in favorably distinguishing our products, introducing our VisiFone at competitive prices (if at all), or successfully competing in this market. Competitive pressures faced by us may materially adversely affect our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions or acquisitions that could materially adversely affect our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us, if not render our products obsolete.
Intellectual Property and Proprietary Rights
     Our success depends in part on our proprietary information, technology and expertise. We rely on a combination of patents, trademarks, trade secrets, copyrights and confidentiality agreements to establish and protect our proprietary rights. In fiscal year 1998, we amended our U.S. utility patent application for our peripheral videoconferencing system, originally filed in September 1994, to narrow and refocus our claims. We received this amended patent on our system on September 1, 1998, a second patent on June 6, 2000, a third patent on May 28 2002, a fourth patent on February 25, 2003, and a fifth patent on November 25, 2003. Each Patent will expire 14 years after the date of grant, unless the term is extended. We have received confirmation of issuance of European patents in seventeen European countries. We have also applied for numerous additional United States patents relating to our videoconferencing technology and methods of use of a multi-media digital telephone which have not been granted to date.
     In the future, we intend to take additional steps to protect our patents from infringement by others, including demanding that suspected infringers cease their infringement and the filing of lawsuits seeking injunctions and monetary damages. We have no assurance that these actions will prove successful or serve to protect our patents.
     We have trademarked the VisiFone name for our current generation of products and have obtained a registered trademark on the name “Viseon”.
     With respect to our technical employees and consultants, we require these employees and consultants to sign an agreement which obligates them to keep confidential certain trade secrets and information of ours and to assign to us any inventions arising from their work for us, to the extent permitted by law. Depending on the responsibilities of a particular employee, we may also consider having such an employee sign a non-compete agreement.
Acquisitions
     We do not now intend to conduct an active acquisition program, but may consider select acquisitions on a case-by-case basis. We have not developed, nor do we currently intend to develop, a valuation model or a standardized transaction structure we will use. Instead, we anticipate considering each acquisition on a case-by-case basis. We expect that the purchase price for an acquisition candidate, if any, will be based on quantitative factors, including historical revenues, profitability, financial condition and contract backlog, as well as our qualitative evaluation of the candidate’s management team, operational compatibility, future prospects and customer base.
     Any acquisition is expected to be accounted for using the purchase method of accounting. Under this method of accounting, for each acquisition, a portion of the purchase price would be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. This portion would include both (i) amounts allocated to in-process technology and immediately charged to operations and (ii) amounts may be allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months. The portion of the purchase price in excess of tangible and identifiable intangible assets and liabilities assumed would be allocated to goodwill and evaluated for impairment at least annually. The results of operations of the acquired entity would be consolidated with those of ours as of the date that we acquire effective control of the acquired entity, which generally would occur prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration. In addition, we may grant stock options to employees of an acquired company to provide them with an incentive to contribute to the success of our overall organization. As a result of both the purchase accounting adjustments and charges for the stock options just described, we may incur significant non-cash expenses related to such acquisitions.
     Acquisitions also involve a number of risks, including adverse effects on our reported operating results from increases in acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Customer satisfaction or performance problems with an acquired firm could also materially and adversely affect our reputation as a whole, and any acquired company could significantly fail to meet our expectations. Due to all of the foregoing, any individual future acquisition may materially and adversely affect our business, results of operations, financial condition and cash flows. If we issue common stock in full or partial consideration of any future acquisitions, there will be ownership dilution to existing shareholders. In addition, to the extent that we choose to pay cash consideration in such acquisitions, we may be required to obtain additional financing and there can be no assurance that such financing will be available on favorable terms, if at all.
Research and Development
     We incurred research and development expenses of $5,134,123 and $169,982 for the years ended June 30, 2005 and 2004, respectively. Our current development efforts focus principally on our VisiFone. The design and development of this generation VisiFone is a cooperative effort between our technical support personnel and select third party businesses we have retained to assist in the design of the general appearance and functionality of our next generation VisiFone, as well as the design and development of the software, electronics and acoustics that will be integrated therein. All such design and development is performed in strict adherence to the specifications outlined by us under the supervision of our technical advisors and senior management. We maintain all rights to existing and new technologies and intellectual property designed or developed in this process pursuant to the terms of the arrangements reached with such third parties. We anticipate incurring design and development costs of approximately $3.1 million dollars in fiscal year 2006.
Employees
     On June 30, 2005, we had seven full-time employees and one part-time employee: one in customer support, three in administration and accounting, two in research and development and two executives. None of our employees is represented by a labor union. We believe our employee relations are good. We outsource a variety of sales, marketing, technical and operational functions to third parties on an as-needed basis.
Description Of Property
     Viseon now subleases 1,599 square feet of office space for its headquarters in Irving, Texas under a lease agreement that expires on June 30, 2006 and approximately 600 square feet adjacent to its headquarters on a month-to-month basis. Viseon believes its current space is sufficient for its current needs and anticipates acquiring additional space if necessary. Previously, Viseon subleased 4,229 square feet of space for its headquarters in Irving, Texas under a lease agreement, which expired in April 2005.
Legal Proceedings
     On June 22, 2001, Viseon initiated a suit in the United States District Court for the District of Minnesota, Hennepin County, Minnesota against Forgent Networks, Inc. for reasonable royalties and lost profits associated with alleged infringement of Viseon’s first two U.S. patents numbers 6,073,192 and 5,802,281. The United States District Court granted a partial summary judgment in favor of Forgent, which resolved certain claims advanced. Forgent and Viseon thereafter submitted briefs on the remaining issues, which included the payment of attorneys’ fees and the dismissal of the litigation. On November 24, 2003, the Court dismissed the action finding that said Court lacked subject matter jurisdiction over the action and ruled that each party bear its own attorney’s fees and costs. Subsequent to such ruling, on December 23, 2003, Forgent filed a brief in support of its motion for reimbursement of legal fees and costs. Viseon timely filed a reply brief in response thereto in support of its position that the motion was moot as the issue raised therein had been previously ruled on and resolved by November 24, 2003 order. Forgent’s motion for reimbursement of legal fees and costs was denied by order of the United States District Court for the District of Minnesota, Hennepin County dated September 24, 2004, which resulted in the final resolution of this matter.
     On or about February 25, 2004, Sprint North Supply Company instituted suit against Viseon in the County Court at Law No. 2 of Dallas County, Texas, (Cause No. CC 03-15339 B), styled Sprint North Supply Company vs. Viseon, Inc. d/b/a Viseon Video asserting a claim for $31,033 allegedly owed by Viseon on a past due account receivable for goods and services purportedly sold by the Plaintiff as well as an additional $10,344 for attorney’s fees associated with such litigation. When requisite service of process was served on Viseon, it filed an Answer denying all of the material allegations advanced by the Plaintiff. In October 2004, Viseon paid $22,500 for a full release of all further liability in final settlement of this litigation.
     On September 30, 2005, Viseon entered into a settlement agreement with Altron, Inc., made effective as of March 31, 2005, in order to settle a dispute regarding amounts alleged to be owed to that entity by Viseon. The terms of the settlement included Viseon’s agreement to issue 350,000 shares of common stock and a four year warrant to purchase 600,000 shares at $1.26 per share to the order of Altron in full and final settlement of a disputed debt.
     Viseon is subject to certain other litigation and claims arising in the ordinary course of business. We do not expect costs related to these claims to have a material adverse effect on our consolidated financial position or our results of operations.

MANAGEMENT
     The authorized number of directors of Viseon is presently fixed at five. The term of office of directors are divided into three classes, which will expire at the annual meetings of shareholders to be held in 2006, 2007 and 2008. Executive officers are appointed by the Board of Directors and serve until their successors are appointed. The directors and executive officers of Viseon are as follows:

Name	Age	Positions
John C. Harris	44	Chairman of the Board, Chief Executive Officer and President
Brian Day	42	Chief Financial Officer and Chief Operating Officer (1)
Geoffrey Gerard	60	Director
John O’Donnell	50	Director
Charles Rey	57	Director
Ashton Peery	53	Director (2)

(1)	Mr. Day resigned as a member of the Board of Directors and was appointed Chief Financial Officer and Chief Operating Officer on July 16, 2005.

(2)	Mr. Peery was appointed as a Director on July 16, 2005, in order to fill the vacancy created by Mr. Day resigning from the Board of Directors.
          John C. Harris has been a director, Chief Executive Officer and President of Viseon since February 2001. From May until December 2000, Mr. Harris served as Chief Executive Officer of Diversified Technologies Group, Inc., a company that provides enhanced fax services. From October 1999 until May 2000, Mr. Harris was Chief Executive Officer of CBQ, Inc., an e-business solutions provider. From March 1999 until joining CBQ, Inc., Mr. Harris served as President of Paragon Innovations, Inc., an embedded device design firm. From 1986 until 1998, Mr. Harris was President and CEO of CompuNet Support Systems, Inc. CompuNet provided networking, systems integration and business building applications.
          Brian Day has been a director of Viseon since October 2001. Mr. Day joined Gomez, Inc. as Chief Financial Officer in September 2004. Mr. Day was the Chief Financial Officer of LifeHarbor, Inc. from June 2003 until December 2003 and its President from December 2003 until the sale of Viseon in July 2004. Mr. Day was Chief Financial Officer and Chief Operating Officer of Octave Communications, Inc., an audio communications technology company, from June 1999 until its sale in January 2003. From September 1998 to June 1999, Mr. Day was Chief Financial Officer of Healthtrax Inc. and prior to that, Chief Financial Officer of Span Instruments, Inc.
          Geoffrey Gerard has been a director of the Company since March 31, 2005. Mr. Gerard has been in the private practice of law in Texas since 1978, specializing in business transactions. Mr. Gerard also serves on the Board of Directors of Overhill Farms, Inc., a publicly-held company supplying high quality frozen foods to airline, foodservice and retail customers.
          John O’Donnell has been a director of the Company since his appointment in September 2004. Mr. O’Donnell has been Chief Executive Officer of Avteq, Inc. (formerly known as Comlink Technologies, LLC) since 2001. Prior to forming Avteq, Inc., Mr. O’Donnell was President of NuVision Technologies, Inc., a wholly owned subsidiary of TANDBERG, asa from 1995 to 1999.
          Charles Rey has been a director of Viseon since October 2001 and has been Chief Executive Officer of Lifetime Marketing, Inc. since 1991. Mr. Rey is also Chairman of the Board of POPS Direct, a consumer Internet marketing company.
          Ashton Peery has been a director of Viseon since July 2005. Mr. Peery is a consultant to technology and telecom businesses and was formerly Chief Strategy Officer of Lucent and General Partner of Lucent Venture Partners. Mr. Peery has served on the Viseon Advisory Board since October of 2003.
     None of the officers or directors has any family relationship with each other. None of the directors hold directorships in other reporting companies, except for Mr. Gerard who is a director of Overhill Farms, Inc., a publicly-held company supplying high quality frozen foods to airline, food service and retail customers.
Board of Directors; Committees
     The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of Viseon. The Board of Directors meets regularly throughout the year to review significant developments affecting Viseon and to act upon matters requiring its approval. The Board of Directors held its annual meeting on April 18, 2005, immediately following the Annual Meeting. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings.
     The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. A description of the committees and their functions, their current members and the number of meetings held by them during the last fiscal year are described below.
Audit Committee
     In fiscal year 2005, Brian Day and Gerald Dube were members of the Audit Committee. The Board of Directors previously determined that Brian Day is both independent and an Audit Committee financial expert, as determined by SEC guidelines. Following the resignation of each of Mr. Day and Mr. Dube from the Board of Directors, Mr. Peery and Mr. Gerard were each appointed to the Audit Committee. The members of the Audit Committee met four times during the last fiscal year. The Board of Directors adopted a charter for the Audit Committee on March 24, 2005, which is attached as Appendix A to the Proxy Statement filed with the SEC on April 1, 2005. The functions of the Audit Committee include the following:
•	recommending annually to the Board of Directors the appointment of the independent public accountants of Viseon;

•	reviewing the scope of the prospective annual audit and reviewing the results thereof with the independent public accountants;

•	determining the independence of the independent public accountants;

•	making inquiries with respect to the appropriateness of accounting principles followed by Viseon; and

•	receiving and reviewing reports from management relating to Viseon’s financial reporting process, the adequacy of Viseon’s system of internal controls, and legal and regulatory matters that may have a material impact on Viseon’s financial statements and compliance policies.
Compensation Committee
     For fiscal year 2005, the Compensation Committee consisted of Charles Rey and W.R. Howell. The functions of the Compensation Committee include the following:
•	reviewing and approving annual salaries and bonuses for all executive officers;

•	reviewing, approving and recommending to the Board of Directors the terms and conditions of all employee benefits or changes thereto; and

•	providing recommendations to the Board of Directors on the management and administration of Viseon’s 1994 Stock Option Plan, 2003 Consultant Compensation Plan and 2005 Stock Plan, for the benefit of certain officers, directors, employees, consultants and advisors of Viseon;
     The Compensation Committee makes recommendations to the Board of Directors as to the individuals to whom options shall be granted, the number of shares to be covered by each option and the terms on which the options shall be granted under Viseon’s 1994 Stock Option Plan, 2003 Consultant Compensation Plan and 2005 Stock Plan. The

Compensation Committee met two times during the last fiscal year.
Nominating Committee
     Viseon does not have a nominating committee. The Board of Directors as a whole performs the functions customarily attributable to a nominating committee, and believes this to be appropriate given the size of the Board of Directors.
Director Compensation
     The Board of Directors of Viseon has established the following compensation policies for non-employee directors of Viseon. Under Viseon’s 1994 Stock Plan, each non-employee director is granted, upon election to the Board, an option to purchase 20,000 shares of common stock, exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. After the year of election, each non-employee director will also receive annually an option to purchase 5,000 shares of common stock exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. During fiscal year 2004, no such options were granted to non-employee directors. Directors who are employees of Viseon receive no additional compensation for serving as directors. During fiscal year 2005, Viseon granted directors 213,000 shares of common stock for their service, Viseon also granted directors options to purchase 230,000 shares of common stock.
EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth the compensation paid by Viseon to its Chief Executive Officer and Chief Financial Officer as of June 30, 2005 for services in all capacities to Viseon during fiscal years ended June 30, 2005, 2004, 2003 and
(for purposes hereof, the Chief Executive Officer and Chief Financial Officer of Viseon are referred to herein as the “Named Executive Officers”). Other than the individuals listed below, there were only two employees of Viseon that received cash compensation of more than $100,000 in the fiscal year ended June 30, 2005.

						Long Term Compensation
						Awards		Payouts
							Securities
		Annual Compensation				Restricted	Underlying
Name and					Other Annual	Stock	Options/	LTIP	All Other
Principal Position	Year	Salary ($)	Bonus ($)		Compensation($)	Awards($)	SAR’s (#)	Payouts($)	Compensation($)
John C. Harris	2002	130,000	—		—	—	250,000	—	—
(Chief Executive Officer and President)	2003	130,000	—		—	—	—	—	—

	2004	151,667	310,000	(2)	—	—	300,000 (3)	—	—
	2005	195,000	—		—	—	—	—	—
	—	—	—		—	—	—	—	—
Robert A. Wolf (1)	2002	—	—		—	—	—	—	—
(Chief Financial Officer)	2003	—	—		—	—	—	—	—

	2004	45,000	—		—	—	300,000 (4)	—	—
	2005	100,000	—		—	—	—	—	—

(1)	In January 2004, the compensation committee approved a cash payment in the amount of fifty thousand dollars and the grant of 200,000 shares of Viseon’s common stock to Mr. Harris in consideration of his past performance and his oral agreement to continue his employment with Viseon. The shares were valued at $1.05 per share, the closing bid per share on the date of issuance (June 24, 2004). Mr. Harris had previously earned a performance bonus in the amount of fifty thousand dollars.
(2)	The compensation committee also approved the grant to Mr. Harris, pursuant to Viseon’s 1994 Employee Stock Option Plan, of options to purchase 300,000 shares of Viseon’s common stock in connection with his agreement to continue to serve as Viseon’s CEO for an additional two years.
(3)	In February 2004, the compensation committee also approved the grant to Rob Wolf, pursuant to Viseon’s 1994 Employee Stock Option Plan, of options to purchase 300,000 shares of Viseon’s common stock in connection with his agreement to serve as Viseon’s CFO for two years. The options were granted in September 2004.
401(k) Plan
     Viseon has not adopted a 401(k) profit sharing plan.
Equity Compensation Plan Information

	Number of securities to
	be issued upon	Weighted average	Number of securities
	exercise of	exercise price of	remaining available for
	outstanding options,	outstanding options,	future issuance under
Plan category	warrants and rights	warrants and rights	equity compensation plans
Equity compensation plans approved by security holders	1,829,250	$1.12	5,585,750
Equity compensation plans not approved by security holders	231,000	$2.81	N/A

Total	2,060,250
     The options granted under the equity compensation plan that was not approved by our shareholders was originally granted between 1997 and 1998. All of such options were issued with exercise prices ranging from $2.81 to $3.00, expire 10 years from the date of issuance and are fully vested.
Option/SAR Grants Table
Option Grants in Fiscal Year 2005

	Number of	% of Total
	Securities Underlying	Options/SARs
	Options/SARs	Granted to Employees	Exercise or Base
Name	Granted (#)	in Fiscal Year	Price ($/Sh)	Expiration Date
Robert A. Wolf	300,000	41.10%	$1.00	September 2014
(Chief Financial Officer)

(1)	Viseon has never granted any SARS.

(2)	The aggregate number of options granted in fiscal year 2005 was 730,000.

(3)	Mr. Wolf’s options vest according to the following schedule: 112,500 immediately, 37,500 per quarter beginning December 29, 2004.
Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table
     The named executive officers did not exercise any stock options during the fiscal year ended June 30, 2005. Viseon has not granted any SAR’s of any kind. The following table sets forth the number of securities underlying options exercisable at June 30, 2005, and the value at June 30, 2005 of exercisable in-the-money options remaining outstanding as to the named executive officers.

			Number of		Value of
			Securities Underlying		Unexercised
			Unexercised		In-the-Money
			Options / SARs at		Options / SARs at
	Shares Acquired		June 30, 2005 (#)		June 30, 2005 ($)
Name	on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
John C. Harris	—	—	475,000	75,000	$123,000	$6,000
Rob A. Wolf	—	—	225,000	75,000	$18,000	$6,000

(1)	Based upon the closing bid price of the common stock quoted on the OTC Bulletin Board on June 30, 2005, which was $1.08 per share, and the exercise price of the options (between $0.66 and $1.00 per share).
Employment Agreements with Key Personnel
     Viseon has executed a two-year employment agreement with John C. Harris, its Chief Executive Officer.
     The Employment Agreement was executed on September 27, 2005, and is effective retroactively to March 15, 2005. The Employment Agreement terminates on March 14, 2007, unless it is earlier terminated pursuant to its terms. Under his Employment Agreement, Mr. Harris receives an annualized base salary of $240,000.
     The employment of Mr. Harris may be terminated at any time by Viseon, with cause or without cause. Mr. Harris may resign his position with Viseon upon thirty days’ prior written notice to Viseon for any reason. If employment is terminated by Viseon for cause, or by the executive without good reason, in such case, the executive shall receive his base salary through the date of termination. If employment is terminated by Viseon without cause, or by the executive for good reason, then the executive shall receive a termination payment equal to his current base salary for the remainder of the term. In addition, all options granted to him shall immediately vest, and he shall receive all other benefits that would otherwise be due to him under the Employment Agreement for the remainder of the term.
Compensation Committee Interlocks And Insider Participation
     No executive officer of Viseon served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of Viseon served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of Viseon served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Viseon.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     On June 30, 2003, Henry Mellon and Exim Corporation acquired the debt obligation of Viseon under our line of credit (secured by virtually all of our assets) existing pursuant to the loan agreement entered into by Viseon and Silicon Valley Bank. This credit facility had matured on December 5, 2002 and the outstanding balance owed by Viseon on this loan was approximately $386,200 as of June 30, 2003. Mr. Mellon is a beneficial owner of approximately 4.7% of our common stock as computed in accordance with SEC requirements. At the time of Mr. Mellon’s and Exim’s acquisition of this loan, the terms of the loan were modified so that Viseon was only required to pay interest on the loan for 18 months at a rate of 12% per annum until December 31, 2004, at which time the loan was to mature. Additionally the loan was divided into two equal notes, which granted the holders the option to convert the loan into common stock at $0.30 per share. Both note holders exercised their conversion rights in March 2004 converting the entire outstanding balance of the loan, inclusive of interest, totaling $210,039 and $210,039 into 700,131 and 700,131 shares of common stock, respectively, thereby extinguishing the debt and releasing all collateral securing the repayment thereof.
     In February 2004, Carbone Holdings, LLC, a Nevada limited liability company, acquired a warrant to purchase 150,000 shares of common stock at an exercise price of $1.17 per share. Carbone acquired the warrants in exchange for its agreement to loan Viseon approximately $150,000.
     In April 2004, Viseon issued a warrant, exercisable at varying intervals over a two-year period, for the purchase of 200,000 shares of Viseon’s common stock at $1.26 per share to David Sandmann in a private transaction. Mr. Sandmann is a sales and business development consultant to Viseon who is responsible for Viseon’s relationship with broadband providers.
     In March 2004, the holders of certain convertible promissory notes executed by Viseon at various dates in 2002 and 2003 converted at total of $1,254,726, including principal and accrued interest, into 4,182,422 shares of common stock at the conversion price of $0.30 per share and released all collateral securing the repayment of such note. Exim Corporation, the holder of a promissory note executed by Viseon, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Henry Mellon, the holder of a promissory note executed by Viseon, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Judas, Inc, a Nevada corporation, the holder of a promissory note executed by Viseon, dated July 1, 2002, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $242,755 into 809,183 shares of common stock. E. M. Norwood, the holder of a promissory note executed by Viseon, dated June 30, 2002, as amended by that certain Amended Loan Agreement dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $121,377 into 404,591 shares of common stock. Active Management, LLC, a Nevada limited liability company, the holder of a promissory note executed by Viseon, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $138,171 into 460,570 shares of common stock. Carbone Holdings, LLC, a Nevada limited liability company, the holder of a promissory note executed by Viseon, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $332,345 into 1,107,816 shares of common stock.
     In connection with the private placement agreements governing the sale of our Series A Convertible Stock, all officers, all directors, certain convertible note holders and certain holders of 5% or more of the shares of Viseon common stock executed an agreement in favor of the Purchasers whereby the sale of specified shares of common stock that are subject to registration pursuant to the same registration statement filed by Viseon in respect of the common stock underlying the Series A Convertible Preferred Stock, Series A-1 Warrants and Series A-2 Warrants is restricted for the period commencing on the date that the Securities and Exchange Commission declared effective the first such registration statement (August 16, 2004) and ending ninety (90) days thereafter. Viseon is not a party to any such agreement and no such agreement creates, suggests or imposes any duty on Viseon with respect to the subject matter thereof.
     Mr. O’Donnell is the majority owner and controlling member of Comlink Technologies, LLC. From September 1, 2001 through June 30, 2003, Viseon purchased an aggregate of approximately $1.7 million in inventory from Comlink, consisting primarily of group videoconferencing equipment and related peripherals. The purchases were made in the ordinary course of Viseon’s business. From September 1, 2002 through June 30, 2003, Viseon purchased approximately $366,000 in equipment and peripherals from Comlink. No purchases have been made since June 30, 2003. In December 2003, Viseon issued 20,869 shares of common stock to Comlink in settlement of accounts payable of $23,997 related to the purchases. Comlink’s 20,869 shares of Viseon common stock were registered for resale under Viseon’s registration statement on Form SB-2/A, which was declared effective by the Securities and Exchange Commission on August 13, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of September 30, 2005, the number of shares of Viseon common stock beneficially owned by (i) each director of Viseon; (ii) each of the Named Executive Officers; (iii) each person known by Viseon to beneficially own more than 5% of the outstanding shares of common stock; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting, investment and dispositive power over such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such group or person. The address for all directors and officers of Viseon is Viseon, Inc., 8445 Freeport Parkway, Suite 245, Irving, TX 75063.

Name and Address of	Beneficial Ownership
Beneficial Owner	Number		Percent
Brian Day	147,500	(1)	*
Geoffrey Gerard	31,000	(2)	*
John Harris	712,500	(3)	2.1%
John O’Donnell	325,869	(4)	* %
Charles Rey	170,021	(5)	*
Rob Wolf	262,500	(6)
Ashton Peery	35,000	(7)	*
All Current Executive Officers and Directors as a Group (7 persons)	1,684,390		4.8%
Digital Investors, LLC	1,909,024	(8)	5.5%
16901 N. Dallas Parkway, Suite 230 Addison, TX 75001
Richard Craven	2,053,652	(9)	6.0%
5200 Wilson Road #200 Edina, MN 55424
Henry F. Harris, Sr.	4,605,225	(10)	12.8%
575 E. Evergreen Avenue Wyndmoor, Pennsylvania 19038

Schottenfeld Qualified Associates, LP	3,279,261	(11)	8.7%
399 Park Avenue New York, NY 10022

Albert B. Greco
16901 N. Dallas Parkway	3,022,980	(12)	8.8%
Suite 230 Addison, TX 75001

Kingdon Capital Management, LLC	2,778,417	(13)	8.8%
152 West 57th Street 50th Floor New York, NY 10019

*	Indicates ownership of less than 1%.

(1)	Includes 77,500 shares owned outright and 70,000 shares that may be acquired within 60 days upon the exercise of stock options.

(2)	Includes 26,000 shares owned outright and 5,000 shares that may be acquired within 60 days upon the exercise of stock options.

(3)	Includes 200,000 shares owned outright and 512,500 shares that may be acquired within 60 days upon the exercise of stock options.

(4)	Includes 30,000 shares owned outright, 20,869 shares owned indirectly through Avteq, Inc., 25,000 shares that may be acquired within 60 days upon the exercise of stick options and 250,000 shares owned indirectly through JOD Enterprises, LLC that may be purchased pursuant to warrants currently exercisable.

(5)	Includes 37,500 shares owned outright, 57,521 owned by Mr. Rey’s sons and 75,000 shares that may be acquired within 60 days upon the exercise of stock options.

(6)	Includes 262,500 shares that may be acquired within 60 days upon the exercise of stock options.

(7)	Includes 30,000 shares owned outright and 5,000 shares that may be acquired within 60 days upon the exercise of stock options.

(8)	Includes 1,057,360 shares owned outright and 851,664 shares that may be acquired within 60 days upon the exercise of stock warrants.

(9)	Includes 1,998,652 shares owned outright and 55,000 shares that may be acquired within 60 days upon the exercise of stock options.

(10)	Includes 2,605,225 shares owned outright or through trusts, 1,000,000 shares that may be acquired upon the conversion of Viseon’s Series A Convertible Preferred Stock, which is currently convertible and 1,000,000 shares that may be purchased pursuant to warrants currently exercisable.

(11)	The 3,279,261 shares listed on this form reflects the beneficial ownership listed by Schottenfeld Qualified Associates, LP pursuant to Schedule 13G filed with the SEC on February 14, 2006. However, on Viseon’s June 30, 2005 Form 10-KSB, Schottenfeld Qualified Associates, LP represented that it had beneficial ownership of “3,623,503 shares, which included 538,923 shares owned outright, 500,000 shares that may be acquired upon the conversion of shares of Viseon’s Series A and Series B Preferred Stock, 1,516,666 shares that may be acquired upon the exercise of warrants; also includes 15,781 shares owned outright by Richard Schottenfeld, Managing Member of Schottenfeld Qualified Associates, LP, 150,000 shares that may be acquired by upon the conversion of shares of Viseon’s Series A Preferred Stock by Mr. Schottenfeld, 381,320 shares that may be acquired by Mr. Schottenfeld upon the exercise of warrants and 148,000 shares owned outright by Schottenfeld Group LLC. Mr. Schottenfeld is the Managing Member of the general partner of Schottenfeld Qualified Associates, LP and controls voting and disposition of the shares held by this stockholder. Mr. Schottenfeld is a member of Schottenfeld Group LLC and shares control of voting and disposition of the shares held by this stockholder. Holdings also include 627,519 shares of common stock owned outright, 875,000 shares that may be acquired upon the conversion of shares of Viseon’s Preferred Stock and 1,269,824 shares that may be acquired upon the exercise of warrants held by eight individuals and entities who may be deemed to constitute a group with one another, Schottenfeld Qualified Associates, LP, Richard Schottenfeld and Schottenfeld Group LLC. The terms of various convertible securities held by the various reporting persons limit the combined beneficial ownership of the reporting persons to 9.99%, subject to waiver of such limitation by the reporting persons upon sixty-five days notice to Viseon.” Viseon does not have information on the disposition of the 344,242 shares for which Schottenfeld Qualified Associates, LP no longer claims beneficial ownership.

(12)	Includes 901,040 shares of common stock owned outright, 212,916 shares that may be acquired upon the exercise of warrants currently exercisable. Also includes 1,057,360 shares of common stock owned outright by Digital Investors, LLC, and 851,664 shares of common stock that may be acquired upon the exercise of warrants currently exercisable. In addition to his personal holdings, Mr. Greco, as the sole manager of Digital Investors, LLC, has sole dispositive authority over all shares of common stock and warrants owned by Digital Investors, LLC (see note 8).

(13)	The 2,778,417 shares listed on this form reflects the beneficial ownership listed by Kingdon Capital Management, LLC pursuant to Schedule 13G filed with the SEC on February 14, 2006. However, on Viseon’s

June 30, 2005 Form 10-KSB, Kingdon Capital Management, LLC represented that it had beneficial ownership of “2,992,258 shares, which included 1,971,258 shares owned outright, 2,000,000 shares that may be acquired upon the exercise of warrants currently exercisable and 2,000,000 shares that may be acquired upon the conversion of shares of Viseon’s Series A Preferred Stock by M. Kingdon Offshore M.V., 219,200 shares owned outright, 225,000 shares that may be acquired upon the exercise of warrants currently exercisable and 225,000 shares that may be acquired upon the conversion of shares of Viseon’s Series A Preferred Stock by Kingdon Partners, 134,200 shares owned outright, 125,000 shares that may be acquired upon the exercise of warrants currently exercisable and 125,000 shares that may be acquired upon the conversion of shares of Viseon’s Series A Preferred Stock by Kingdon Family Partnership, LP and 668,300 shares owned outright, 650,000 shares that may be acquired upon the exercise of warrants currently exercisable and 650,000 shares that may be acquired upon the conversion of shares of Viseon’s Series A Preferred Stock by Kingdon Associates. The terms of various convertible securities held by the various reporting persons limit the combined beneficial ownership of the reporting persons to 4.99%, subject to waiver of such limitation by the reporting persons upon sixty-five days notice to Viseon.”

Viseon does not have information on the disposition of the 213,841 shares for which Kingdon Capital Management, LLC no longer claims beneficial ownership.
DESCRIPTION OF SECURITIES
Authorized Capital Stock
     Viseon’s authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value per share and 5,000,000 shares of Preferred Stock, $.01 par value per share.
Common Stock
     The authorized common stock of Viseon consists of 100,000,000 shares, par value $0.01 per share. After taking into consideration the issuance of certain of the shares being registered, approximately 57,892,239 shares of common stock will be issued and outstanding. All of the shares of common stock are validly issued, fully paid and nonassessable. Holders of record of common stock will be entitled to receive dividends when and if declared by the Board of Directors out of funds of Viseon legally available therefore. In the event of any liquidation, dissolution or winding up of the affairs of Viseon, whether voluntary or otherwise, after payment of provision for payment of the debts and other liabilities of Viseon, including the liquidation preference of all classes of preferred stock of Viseon, each holder of common stock will be entitled to receive his pro rata portion of the remaining net assets of Viseon, if any. Each share of Common stock has one vote, and there are no preemptive, subscription, conversion or redemption rights. Shares of common stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors.
Preferred Stock
     Viseon’s Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, which the Board of Directors is authorized to designate and issue, from time to time, in any number of separate series, and when designating each such series to fix and determine separately the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. As of the date of this prospectus, 340 shares of preferred stock were designated as Series A Convertible Preferred Stock, 111 of which were issued and outstanding, and 500 shares of preferred stock were designated as Series B Convertible Preferred Stock, 376 of which were issued and outstanding. The Board of Directors has designated no other series of preferred stock and 4,999,513 shares of preferred stock were authorized but not issued (the “Authorized but Unissued Preferred Stock”).
          Series A Convertible Preferred Stock and Related Warrants. In the months of March and April 2004, Viseon sold, in private placement transactions, a total of 338 shares of Series A Convertible Preferred Stock in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock.
     Each share of Series A Convertible Preferred Stock is convertible, at the initial conversion price of $1.00, into 25,000 shares of common stock, subject to adjustment as set forth below. Holders of the Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at the option of Viseon, registered shares of common stock valued at fair market value (calculated as the average closing price for the five days preceding payment). Shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the holders’ option at any time and will automatically convert to shares of common stock if certain trading volume and closing price targets on Viseon’s common stock are met at various intervals as set forth below. In addition, shares of the Series A Convertible Preferred Stock participate on an as-if converted basis in any dividends paid on common stock. Holders of shares of Series A Convertible Preferred Stock are entitled to voting rights together with the common stock, on an “as-if converted basis”.
     The conversion price of the Series A Convertible Preferred Stock is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of common stock in consideration of an amount less than the then-effective conversion price. Such adjustments are based on standard weighted average anti-dilution protection, subject to customary carve outs.
     Until the end of the two-year period following the issuance of the shares of Series A Convertible Preferred Stock, all those shares that remain outstanding shall automatically convert into common stock at the then current conversion price, if the common stock closes at a price equal to or greater than $2 per share (subject to adjustment) with an average trading volume of 125,000 shares for any period of twenty consecutive trading days.
     At all times following the second anniversary of the Series A Convertible Preferred Stock issue date, all shares of Series A Convertible Preferred Stock shall automatically convert into common stock, at the then current conversion price, if the common stock closes at a price equal to or greater than $3 per share (subject to adjustment) with an average trading volume of 125,000 shares for any period of twenty consecutive trading days.
     The common stock closing prices of $2 and $3 referenced above shall be subject to adjustment in the event that Viseon shall (i) pay a dividend or make a distribution on its common sock, each in shares of common stock, (ii) subdivide its outstanding shares of common sock into a greater number of shares, or (iii) combine its outstanding shares of common sock into a smaller number of shares, by multiplying the average trading price of $2.00 or $3.00, as applicable, by a fraction, the numerator of which is the number of outstanding shares of common sock immediately prior to giving effect to such dividend, distribution, subdivision, or combination and the denominator of which is the number of shares of common sock outstanding immediately after giving effect to such dividend, distribution, subdivision, or combination.
     Upon the occurrence of any Liquidation Event (as defined below), in exchange for each share of Series A Convertible Preferred Stock the holder will receive, in preference to all other classes of stock or any other security junior to the Series A Convertible Preferred Stock with respect to liquidation preferences, a per share amount equal to the sum of the original purchase price of the share of Series A Convertible Preferred Stock plus the accrued or accumulated and unpaid dividends to the date of the Liquidation Event, and an additional amount equal to eight percent (8%) per annum, applied retroactively from the date the share of Series A Convertible Preferred Stock was issued through the date of such Liquidation Event. A Liquidation Event is defined as any (a) voluntary or involuntary liquidation, dissolution or winding up of Viseon, (b) merger or consolidation of one or more persons into or with Viseon, merger or consolidation of Viseon into or with one or more persons, stock sale, tender offer, other business combination or series of related transactions, if the stockholders of Viseon immediately prior to such transaction or transactions do not retain at least a majority of the voting power of the surviving entity, as measured immediately after the close of the transaction, or (c) sale, conveyance, exchange or transfer to another person, in a single transaction or series of related transactions, of all or substantially all of the assets of Viseon.
     At all times that at least 51% of the total number of shares of Series A Convertible Preferred Stock designated remain outstanding, Viseon shall not, without the affirmative vote of 51% of the then outstanding shares of Series A Convertible Preferred Stock: (i) authorize, create or issue (by reclassification or otherwise) any securities having rights, preferences, or privileges superior to or on a parity with the shares of Series A Convertible Preferred Stock; (ii) declare or pay any dividend on any of the common stock or any other security junior to the Series A Convertible Preferred Stock with respect to dividends; (iii) repurchase, redeem or otherwise acquire any shares of stock of Viseon (iv) approve or authorize the merger, consolidation, recapitalization, other corporate reorganization, change of control of Viseon, or any other transaction in which all or substantially all of the assets of Viseon are sold, transferred, or otherwise disposed of, or a substantial portion of such assets are licensed; (v) amend, alter, or repeal Viseon’s Bylaws or Certificate of Incorporation as to adversely affect the preferences, rights or privileges of the Series A Convertible Preferred Stock; (vi) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock; (vii) unless at a price greater than $1.75 per share (subject to adjustment), issue, reserve or authorize shares of common stock or any right or option to purchase common stock or other security convertible into common stock in excess of ten percent (10%) of Viseon’s presently outstanding securities (other than common stock issuable upon conversion or exercise of convertible securities outstanding on the issue date of the Series A Convertible Preferred Stock, shares issuable upon conversion of the Series A Convertible Preferred Stock and shares underlying options issued to employees, officers, directors or consultants in accordance with plans approved by the Board of Directors; (viii) complete any other financing involving its common equity on terms more favorable than the terms on which the Series A Convertible Preferred Stock and warrants were sold until the later of one year after the closing of such sale or one year after the effective date of the registration statement covering the Securities; (ix) increase or decrease the authorized number of shares of Series A Convertible Preferred Stock; (x) increase or decrease the authorized number of directors constituting the Board of Directors of Viseon; and (xi) enter into a sale of all or substantially all material assets of Viseon.
          Series A-1 and Series A-2 Warrants. The holder of each Series A-1 Warrant is entitled to purchase 12,500 shares of common stock at an exercise price of $1.08 per share for a term of five years from the date of issuance. The holder of each Series A-2 Warrant is entitled to purchase 12,500 shares of common stock at an exercise price of $1.26 per share for a term of five years from the date of issuance. The Exercise Price of the Series A-1 and Series A-2 Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective Exercise Price.
     Viseon has the right to redeem the Series A-1 and Series A-2 Warrants for the redemption price of $0.10 per warrant share; provided, that either (a) for the period of time from the issue date through the second anniversary of the issue date, the average closing price of Viseon’s common stock for any twenty consecutive trading days is $2.50 or more and the average trading volume of the shares of common stock has been 125,000 shares or more during the same 20 consecutive trading days, or (b) at any time from the second anniversary of the issue date through the expiration date the average Closing Price of Viseon’s common stock for any twenty consecutive trading days is $3.50 or more and the average trading volume of the shares of common stock has been 125,000 shares or more during the same 20 consecutive trading days; and provided further, that Viseon gives the holder fifteen days prior written notice of Viseon’s intention to redeem any such Series A-1 or Series A-2 Warrant, following the occurrence of any such event, identifying a date, no earlier than fifteen days thereafter, on which Viseon will exercise such rights; subject to the minimum dollar amounts of the closing price and average trading volume levels for the applicable time period as set forth below:
     The $2.50 and the $3.50 average closing prices stated above are subject to adjustment in the event that Viseon shall (i) pay a dividend or make a distribution on its common stock, each in shares of common stock, (ii) subdivide its outstanding shares of common stock into a greater number of shares, or (iii) combine its outstanding shares of common stock into a smaller number of shares, by multiplying the respective average closing price by a fraction, the numerator of which is the number of outstanding shares of common stock immediately prior to giving effect to such dividend, distribution, subdivision, or combination and the denominator of which is the number of shares of common stock outstanding immediately after giving effect to such dividend, distribution, subdivision, or combination.
     Notwithstanding Viseon’s delivery of any such redemption notice, at any time before the date fixed for redemption therein, a warrant holder may exercise any Series A-1 or Series A-2 Warrant in accordance with its terms, however, at the final bell signifying the close of the NYSE on the day preceding the date specified in the redemption notice, any Series A-1 or Series A-2 Warrant or portion thereof that remains unexercised, shall thereupon be no longer exercisable, exchangeable or convertible in any manner for or into any equity securities of Viseon and the only consideration payable by Viseon thereon and in exchange therefore or other obligation of

Viseon with respect thereto shall be the payment of the $0.10 per warrant share redemption price upon surrender of the original Series A-1 or Series A-2 Warrant at the principal place of business of Viseon or at any other address or to the attention of any agent as Viseon may specify in the Redemption Notice.
          Series A-1-AGENT Warrants. In connection with the private placement transactions pursuant to which the shares of Series A Convertible Preferred Stock were sold, in addition to a placement fee paid in cash, Viseon agreed to issue to Viseon’s placement agent, Puglisi & Co., warrants to purchase a total of 1,267,500 shares of common stock at a purchase price of $1.00 per share for a term of five years from the date of issuance. At the request of Puglisi & Co., the Series A-1 placement agent warrants were ultimately issued to eight employees of Puglisi & Co. The Exercise Price of the Series A-1 placement agent warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective Exercise Price. Viseon has the right to redeem all unexercised Series A-1 placement agent warrants for the redemption price of $0.10 per warrant share on the exact terms and conditions as Viseon’s redemption rights with respect to the Series A-1 and Series A-2 Warrants.
          Series B Convertible Preferred Stock and Related Warrants. In August 2005, Viseon completed the private placement of an aggregate 376 shares of Series B Convertible Preferred Stock in prepackaged units which included one Series B Warrant for each share of Series B Convertible Preferred Stock.
     Each share of Series B Convertible Preferred Stock is convertible into 25,000 shares of common stock at the initial conversion price of $1.00 per share, subject to adjustment as set forth below. Holders of the Series B Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at the option of Viseon, registered shares of common stock valued at fair market value (calculated as the average closing price for the five days preceding payment). Shares of Series B Convertible Preferred Stock are convertible into shares of common stock at the holders’ option at any time and will automatically convert to shares of common stock if certain trading volume and closing price targets on Viseon’s common stock are met at various intervals as set forth below. In addition, shares of the Series B Convertible Preferred Stock participate on an as-if converted basis in any dividends paid on common stock. Holders of shares of Series B Convertible Preferred Stock are entitled to voting rights together with the common stock, on an “as-if converted basis”.
     The conversion price of the Series B Convertible Preferred Stock is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of common stock in consideration of an amount less than the then-effective conversion price. Such adjustments are based on standard weighted average anti-dilution protection, subject to customary carve outs.
     All shares of Series B Convertible Preferred Stock shall automatically convert into common stock, at the then current conversion price, if the common stock closes at a price equal to or greater than $3 per share (subject to adjustment) with an average trading volume of 100,000 (subject to adjustment) shares for any period of twenty consecutive trading days that begins at any time following February 18, 2006. The common stock closing price of $3 referenced above shall be subject to adjustment in the event that Viseon shall (i) pay a dividend or make a distribution on its common stock, each in shares of common stock, (ii) subdivide its outstanding shares of common stock into a greater number of shares, or (iii) combine its outstanding shares of common sock into a smaller number of shares, by multiplying the average trading price of $3.00, by a fraction, the numerator of which is the number of outstanding shares of common stock immediately prior to giving effect to such dividend, distribution, subdivision, or combination and the denominator of which is the number of shares of common stock outstanding immediately after giving effect to such dividend, distribution, subdivision, or combination.
     Upon the occurrence of any Liquidation Event, in exchange for each share of Series B Convertible Preferred Stock the holder will receive, in preference to all other classes of stock or any other security junior to the Series B Convertible Preferred Stock with respect to liquidation preferences, a per share amount equal to the sum of the original purchase price of the share of Series B Convertible Preferred Stock plus the accrued or accumulated and unpaid dividends to the date of the Liquidation Event, and an additional amount equal to 8% per annum, applied retroactively from the date the share of Series B Convertible Preferred Stock was issued through the date of such Liquidation Event.
     At all times that at least 51% percent of the total number of shares of Series B Convertible Preferred Stock designated remain outstanding, Viseon shall not, without the affirmative vote of 51% percent of the then outstanding shares of Series B Convertible Preferred Stock: (i) authorize, create or issue (by reclassification or otherwise) any securities having rights, preferences, or privileges superior to or on a parity with the shares of Series B Convertible Preferred Stock; (ii) declare or pay any dividend on any of the common stock or any other security junior to the Series B Convertible Preferred Stock with respect to dividends; (iii) repurchase, redeem or otherwise acquire any shares of stock of Viseon (iv) approve or authorize the merger, consolidation, recapitalization, other corporate reorganization, change of control of Viseon, or any other transaction in which all or substantially all of the assets of Viseon are sold, transferred, or otherwise disposed of, or a substantial portion of such assets are licensed; (v) amend, alter, or repeal Viseon’s Bylaws or Certificate of Incorporation as to adversely affect the preferences, rights or privileges of the Series B Convertible Preferred Stock; (vi) alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock; (vii) unless at a price greater than $1.75 per share (subject to adjustment), reserve or authorize shares of common stock or any right or option to purchase common stock or other security convertible into common stock in excess of 10% of Viseon’s presently outstanding securities (other than common stock issuable upon conversion or exercise of convertible securities outstanding on the issue date of the Series B Convertible Preferred Stock, shares issuable upon conversion of the Series B Convertible Preferred Stock and shares underlying options issued to employees, officers, directors or consultants in accordance with plans approved by the Board of Directors; (viii) complete any other financing involving its common equity on terms more favorable than the terms on which the Series B Convertible Preferred Stock and warrants were sold until the later of one year after the closing of such sale or one year after the effective date of the registration statement covering the Securities; (ix) increase or decrease the authorized number of shares of Series B Convertible Preferred Stock; (x) increase or decrease the authorized number of directors constituting the Board of Directors of Viseon; and (xi) enter into a sale of all or substantially all material assets of Viseon.
     Viseon has the right to redeem all of the shares of Series B Convertible Preferred Stock that remain outstanding any time after August 22, 2008, by providing 20 days prior written notice to the holders of those shares. Each holder of shares of Series B Convertible Preferred Stock that are so redeemed shall be entitled to receive payment in cash equal to the liquidation value of those shares, plus accrued and unpaid dividends through the date that is twenty days following the date the notice of redemption was issued. No dividends shall accrue or be payable on any shares of Series B Preferred Stock from and after the twentieth day following the date of any such Redemption Notice. All shares of Series B Convertible Preferred Stock that are redeemed by Viseon in this manner shall automatically be cancelled and retired on the twentieth day after delivery of the redemption notice. The holders will cease to have any rights as a shareholder arising from those shares, except the right to receive the redemption payment. Each holder shall have the right to convert the Series B Convertible Preferred Stock it holds at any time before the date which is 20 days following the date that the redemption notice is issued.
     On August 22, 2009, all shares of the Series B Convertible Preferred Stock that remain outstanding shall automatically be cancelled and retired and will cease to exist. All the former holders of the preferred stock will cease to have any rights as stockholders, except the right to receive the mandatory redemption price, which equals the liquidation value plus accrued but unpaid dividends thereon through the date of the mandatory redemption. Viseon shall have the option to pay the redemption price in connection with a mandatory redemption in either (i) cash or (ii) shares of common stock valued at the lesser of 90% of the volume-weighted average price of the common stock for the 20 trading days prior to the mandatory redemption date or the applicable “Conversion Price” then in effect for the shares of Series B Convertible Preferred Stock. The redemption notice delivered in connection with a mandatory redemption shall specify whether the redemption price will be paid by the Company in cash or shares of common stock.
          Series B Warrants. The holder of each Series B Warrant is entitled to purchase 25,000 shares of common stock at an exercise price of $1.15 per share for a term of five years from the date of issuance. The Exercise Price of the Series B Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective Exercise Price.
     Commencing on the first trading day after the SEC declares effective the registration statement of which this prospectus is a part, Viseon has the right to redeem the Series B Warrants for the redemption price of $0.10 per warrant share; provided that for any period of time following such effective date, the average closing price of Viseon’s common stock for any twenty consecutive trading days is $3.00 or more and the average trading volume of the shares of common stock has been 100,000 shares or more during the same 20 consecutive trading days, and provided further that Viseon gives the Holder 15 days prior written notice of Viseon’s intention to redeem any such Series B Warrant, following the occurrence of any such event, identifying a date, no earlier than fifteen days thereafter, on which Viseon will exercise such rights; subject to the minimum dollar amounts of the closing price and average trading volume levels for the applicable time period as set forth below:
     The $3.00 average closing price stated above is subject to adjustment in the event that Viseon shall (i) pay a dividend or make a distribution on its common stock, each in shares of common stock, (ii) subdivide its outstanding shares of common stock into a greater number of shares, or (iii) combine its outstanding shares of common stock into a smaller number of shares, by multiplying the respective average closing price by a fraction, the numerator of which is the number of outstanding shares of common stock immediately prior to giving effect to such dividend, distribution, subdivision, or combination and the denominator of which is the number of shares of common stock outstanding immediately after giving effect to such dividend, distribution, subdivision, or combination.
     Notwithstanding any such redemption notice, at any time before the date fixed for redemption therein, a Holder may exercise any Series B Warrant in accordance with its terms, however, at the final bell signifying the close of the NYSE on the day preceding the date specified in the redemption notice, any Series B Warrant or portion thereof that remains unexercised, shall thereupon be no longer exercisable, exchangeable or convertible in any manner for or into any equity securities of Viseon and the only consideration payable by Viseon thereon and in exchange therefore or other obligation of Viseon with respect thereto shall be the payment of the $0.10 per warrant share redemption price upon surrender of the original Series B Warrant at the principal place of business of Viseon or at any other address or to the attention of any agent as Viseon may specify in the Redemption Notice.
          Series B AGENT Warrants. In connection with the private placement transactions pursuant to which the shares of Series B Convertible Preferred Stock were sold, in addition to a placement fee paid in cash, Viseon agreed to issue to Viseon’s placement agent, ThinkEquity, LLC, warrants to purchase a total of 282,000 shares of common stock at a purchase price of $1.15 per share for a term of five years from the date of issuance. The Exercise Price of the Series B AGENT Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective Exercise Price. Viseon has the right to redeem all unexercised Series B placement agent warrants for the redemption price of $0.10 per warrant share on the exact terms and conditions as Viseon’s redemption rights with respect to the Series B Warrants.
          Registration Rights and Penalties. The Series B Preferred Stock and the related warrants and the underlying shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Viseon has agreed to file the registration statement of which this prospectus is a part, and to cause this registration statement to continuously remain effective thereafter, until all such common stock may be sold without regard to an effective registration statement. Failure to file or maintain a continuously effective registration statement will subject Viseon to liability to certain holders of shares of Series B Convertible Preferred Stock in the form of liquidated damages, which shall be deemed partial charges and not a penalty, and are in addition to any other relief to which the holders are entitled.
     Viseon further agreed to cause the registration statement of which this prospectus is a part to be declared effective on or before December 20, 2005, and thereafter to keep such registration statement (or any subsequent registration statement) continuously effective until all of the Securities are sold pursuant to an effective registration statement or, if sooner, the date that the applicable holding period for the underlying common stock received upon conversion or exercise would have expired under Rule 144(k) of the Securities Act if such shares were held by the initial purchasers. Additionally, once a registration statement has been declared effective, if it ceases to be effective for any reason, at any time that Viseon is obligated to maintain an effective registration statement, Viseon is required, within thirty (30) days of such cessation of effectiveness, to amend such registration statement or file an additional registration statement covering all of the Securities and cause such registration statement to become effective and keep such registration statement continuously effective thereafter. Failure to file or maintain a continuously effective registration statement as set forth in this paragraph will subject Viseon to liability to certain holders of shares of Series B Convertible Preferred Stock in the form of liquidated damages. Liquidated damages are not payable on the Series B Warrants or dividends paid or payable in common stock. Liquidated damages are not payable with respect to any share of

Series B Convertible Preferred Stock for any period during which Viseon does not have an obligation, with respect to any shares of common stock receivable upon conversion of such shares of Series B Convertible Preferred Stock, to (i) file a registration statement or (ii) cause an effective registration statement to remain continuously effective.
     Viseon has agreed to pay, as liquidated damages, for each share of Series B Convertible Preferred Stock and if previously converted, for each share of common stock received upon the conversion of any Series B Convertible Preferred Stock to each holder of Series B Convertible Preferred Stock, the following amounts:
•	If a registration statement has not been declared effective by the SEC on or prior to December 20, 2005, Viseon shall pay an amount equal to (a) two hundred fifty dollars for each issued and outstanding share of Series B Convertible Preferred Stock and (b) if previously converted, $0.01 for each share of common stock received upon the conversion of any shares of Series B Convertible Preferred Stock.
•	If Viseon fails to maintain a registration statement continually effective after it is declared effective by the SEC for the full period required for any reason, then for each 30 day period that such failure continues in any consecutive 12 month period, beyond a permitted 30 day period in such 12 month period, Viseon shall pay to the Holders of each issued and outstanding share of Series B Convertible Preferred Stock and, if previously converted, the common stock received upon the conversion thereof for which Viseon has a continuing obligation to cause an effective registration statement to remain continuously effective an amount equal to (a) seven hundred fifty dollars for each issued and outstanding share of Series B Convertible Preferred Stock and (b) if previously converted, $0.03 for each share of common stock received upon the conversion of any shares of Series B Convertible Preferred Stock; and thereafter for each full 30 day period within such 12-month period that a registration statement is not effective at the fault of Viseon, Viseon shall pay an amount equal to (a) $750 for each issued and outstanding share of Series B Convertible Preferred Stock and (b) if previously converted, $0.03 for each share of common stock received upon the conversion of any shares of Series B Convertible Preferred Stock.
     Liquidated damages are payable only to the then current holders of issued and outstanding shares of Series B Convertible Preferred Stock (or common stock received by such holders upon the conversion of such Series B Convertible Preferred Stock) at the time of the occurrence giving rise to the obligation of Viseon to pay such liquidated damages and shall be payable thereon until such time as, with respect to any such share, Viseon is not required to (i) file a registration statement or (ii) cause an effective registration statement to remain continuously effective.
          Authorized But Unissued Preferred Stock
     The Authorized but Unissued Preferred Stock constitutes what is commonly referred to as “blank check” preferred stock. “Blank check” preferred stock allows the Board of Directors, from time to time on any number of occasions, without shareholder approval, to designate and issue a series of preferred stock, in one or more separate series of shares comprised of any number of the Authorized but Unissued shares of preferred stock by dividing the then existing Authorized but Unissued Preferred Stock into any number of separate series of preferred stock designated by resolution of the Board of Directors stating the name and number of shares of such series and setting forth separately for each such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. Dividends on shares of preferred stock, when and as declared by the Board of Directors out of any funds legally available therefore, may be cumulative and may have a preference over common stock as to the payment of such dividends. The provisions of a particular series, as designated by the Board of Directors, may include restrictions on the ability of Viseon to purchase shares of common stock or to redeem a particular series of preferred stock. Depending upon the voting rights granted to any series of preferred stock, issuance thereof could result in a reduction in the power of the holders of common stock. In the event of any dissolution, liquidation or winding up of Viseon, whether voluntary or involuntary, the holders of each series of the then outstanding preferred stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of the common stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Preferred Stock, the liquidation preference of preferred stock and other matters, the issuance of Preferred Stock could result in a reduction in the assets available for distribution to the holders of the common stock in the event of liquidation of

Viseon. Holders of preferred stock will not have preemptive rights to acquire any additional securities issued by Viseon. Once a series has been designated and shares of the series are outstanding, the rights of holders of that series may not be modified adversely except by vote of at least a majority of outstanding shares constituting such series.
     One of the effects of the existence of authorized but unissued shares of common stock or preferred stock may be to enable the Board of Directors of Viseon to render it more difficult or to discourage an attempt to obtain control of Viseon by means of a merger, tender offer at a control premium price, proxy contest or otherwise and thereby protect the continuity of or entrench Viseon’s management, which concomitantly may have a potentially adverse effect on the market price of the common stock. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal were not in the best interests of Viseon, such shares could be issued by he Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.
Nevada Legislation
     Sections 78.411-78.444 of the General Corporation law of Nevada (“Business Combination Statute”) are applicable to us since we have 200 or more shareholders. These provisions may make it more difficult to effect certain transactions between a corporation and a person or group that owns or has the right to acquire 10% or more of the corporation’s outstanding voting stock, or a person who is an affiliate or associate of the corporation and who was the owner of 10% or more of such voting stock at any time within three years immediately prior to the date in question (“Interested Stockholder”). The Business Combination Statute prevents the following transactions between the corporation and the Interested Stockholder for three years following the date the stockholder became a 10% or more holder of the corporation’s voting stock, unless certain conditions are met: (i) any merger or consolidation; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the corporation’s assets having a total market value equal to 10% or more of the total market value of all the assets of the corporation; or 5% or more of the total market value of all outstanding shares of the corporation or representing 10% or more of the earning power of the corporation; (iii) the issuance or transfer by the corporation of any shares of the corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to shareholders except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or under any agreement or arrangement or understanding, whether or not in writing, with the Interested Stockholder; (v) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares owned by the Interested Stockholder, and (vi) any receipt by the Interested Stockholder of the benefit, except proportionally as a stockholder of the corporation, of any loan or other financial assistance or any tax credit or other tax advantage provided by or through the corporation. The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the Board of Directors of the corporation prior to the date the stockholder became an Interested Stockholder.
     Shares Eligible for Future Sale
     Sales of a substantial amount of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the common stock prevailing from time to time in the public market and could impair Viseon’s ability to raise additional capital through the sale of its equity securities in the future. After taking into consideration the issuance of certain of the shares being registered, approximately 57,892,239 shares of common stock will be issued and outstanding. After the registration of the shares covered by this prospectus, management believes that all of Viseon’s outstanding shares may be legally sold, so long as (in the case of the shares covered by this prospectus) the registration statement of which this prospectus is a part remains current and effective. Substantial sales of the shares covered by this prospectus or otherwise could adversely affect the market price of the common stock.

SELLING SHAREHOLDERS
     The following table sets forth certain information as of March 10, 2006 pertaining to the beneficial ownership of Common Stock by the Selling Shareholders.

	Beneficial			Number of	Beneficial
	Ownership			Shares Being	Ownership
Shareholder	Prior to Offering	Notes		Offered	After Offering
Active Management, LLC	1,010,570	(1)		1,010,570	0
Carbone Holdings, LLC	2,257,816	(2)		2,257,816	0
Comlink Technologies, LLC	20,869	(3)		20,869	0
Digital Investors, LLC	1,909,024	(4)		1,909,024	0
Exim Corporation	1,668,213	(5)		1,556,713	111,500	(5)
Albert B. Greco, Jr	1,113,956	(6)		1,077,256	36,700	(6)
Henry Harris, Jr	185,666	(7)		166,666	19,000	(7)
Henry Harris, Sr	4,585,353	(8	)(72)	4,085,353	500,000	(8)
Lamont Harris	81,000	(9)		80,000	1,000	(9)
Henry Trust Company, LTD	100,000	(10)		100,000	0
W.R. Howell	291,300	(11)		200,000	91,300	(11)
JOD Enterprises, LLC	250,000	(12)		250,000	0
Judas, Inc	475,849	(13)		475,849	0
Mark Latham	40,200	(14)		40,200	0
Linson Trust	480,114	(15)		38,100	442,014	(15)
Henry C.S. Mellon Fund C	333,333	(16)		333,333	0
Mellon Group, Inc	180,957	(17)		38,100	142,857	(17)
The Christopher K. Mellon Revocable Trust	187,007	(18)		100,000	87,007	(18)
Henry Mellon	2,725,641	(19)		2,404,641	321,000	(19)
E. M. Norwood	1,382,867	(20)		1,245,606	137,261	(20)
NoWay Investments, LLC	950,000	(21)		950,000	0
David Sandmann	246,000	(22)		246,000	0
Schottenfeld Qualified Associates, LP	1,792,689	(23	)(73)	1,792,689	0
Mitch Wolf	19,000	(24)		19,000	0
Tejas Securities Group Inc. 401K
Plan & Trust FBO John J. Gorman	1,185,249	(25	)(72)(73)	1,185,249	0
William J. Hawkins	104,265	(26	)(72)	104,265	0
Edwin Levine	104,265	(27	)(72)	104,265	0
Paul Packer	52,100	(28	)(72)	52,100	0
Jonathan D. Schwartz	103,410	(29	)(72)	103,410	0
Donald C. Weinberger	52,131	(30	)(72)	52,131	0
Puglisi Capital Partners, LP	957,700	(31	)(72)(73)	957,700	0
C.S.L Associates L.P	1,044,438	(32	)(72)	990,539	53,899	(32)
Charles Lipson & Grace Lipson	311,534	(33	)(72)(73)	208,534	103,000	(33)
Pequot Scout Fund, LP	1,360,576	(34	)(72)	1,360,576	0
Pequot Mariner Onshore Fund, LP	352,884	(35	)(72)	352,884	0
Gina Storelli	50,973	(36	)(72)(73)	50,973	0
Jeffrey Mazen	102,632	(37	)(72)(73)	102,632	0
William Heinzerling	102,100	(38	)(72)	102,100	0
CitiGroup Global Markets Inc. FBO F. Lyon Polk	102,100	(39	)(72)	102,100	0
Paul Tramontano	102,100	(40	)(72)	102,100	0
Richard Shelton	104,265	(41	)(72)(73)	104,265	0
Craig Bass	415,801	(42	)(72)(73)	312,801	103,000	(42)
David Koch	199,265	(43	)(72)(73)	104,265	95,000	(43)
Sonar Partners, LP	707,142	(44	)(72)	707,142	0
Sonar Overseas Fund, Ltd	506,756	(45	)(72)	318,172	188,584	(45)
Richard Schottenfeld	312,801	(46	)(72)(73)	312,801	0
J.W. Focused Growth Fund LP	183,305	(47	)(72)(73)	52,131	131,174	(47)
J. Wild Fund LP	124,634	(48	)(72)(73)	52,131	72,503	(48)

SELLING SHAREHOLDERS (CONT’D.)

				Number of	Beneficial
	Beneficial Ownership			Shares Being	Ownership
Shareholder	Prior to Offering	Notes		Offered	After Offering
Arthur E. Engel Trust DTD 5/8/88	205,462	(49	)(72)	205,462	0
Kellogg Capital Group, LLC	162,350	(51	)(72)(73)	162,350	0
Steamer Partners, LP	52,131	(52	)(72)	52,131	0
S.A.C. Capital Associates, LLC	296,500	(53	)(72)	296,500	0
Meadowbrook Opportunity Fund, LLC	36,000	(54	)(72)	36,000	0
SLAM Partners	102,100	(55	)(72)	102,100	0
Lloyd I. Miller	150,000	(56	)(72)	150,000	0
MILFAM I, LP	248,682	(57	)(72)	248,682	0
Marli Bryant Miller	50,000	(50)		50,000	0
Lloyd I. Miller Trust C	1,944	(58	)(72)	1,944	0
Remus Holdings, LLC	517,543	(59	)(72)	517,543	0
Peter M. Flanigan	312,801	(60	)(72)	312,801	0
Marc Felman	104,265	(61	)(72)	104,265	0
Holders of Series A Preferred Stock	912,311	(62)		912,311	0
Jeffrey J. Puglisi	401,018	(63	)(73)	401,018	0
Richard McDermott	240,825	(64	)(73)	240,825	0
Richard Schottenfeld	231,320	(65	)(73)	231,320	0
Gina Storelli	160,338	(66	)(73)	160,338	0
Craig Bass	77,000	(67	)(73)	77,000	0
David Koch	76,999	(68	)(73)	76,999	0
Craig E. Klein	50,000	(69	)(73)	50,000	0
Jaimi-Lin Ruiz	30,000	(70	)(73)	30,000	0
W. Russell G. Byers, Jr	131,465	(71)		104,265	27,200	(71)

Notes
(1)	Includes 360,570 shares owned outright, 250,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable, 400,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period. The 360,570 shares owned outright were acquired in March 2004 upon the conversion of the principal balance, including all accrued interest, of a convertible secured promissory note payable to Active Management, LLC issued by the Company in May 2003. The warrants to acquire 400,000 shares of Common Stock at $0.30 per share were granted by the Company to Active Management, LLC in conjunction with the May 2003 loan transaction. The warrants to acquire 250,000 shares of Common Stock at $0.45 per share were granted by the Company to Active Management, LLC in February 2001, in consideration of management and consulting services. The issuance of the convertible secured promissory note, the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Active Management, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Charles Gray is the manager of Active Management, LLC who has voting and investment power over such shares.

(2)	Includes 857,816 shares owned outright, 1,000,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 250,000 shares that may be purchased at $1.10 per share pursuant to warrants exercisable after a 90 day notice period, 150,000 shares that may be purchased at $1.17 per share pursuant to warrants exercisable after a 90 day notice period. The 857,816 shares owned outright were acquired in March 2004 upon the conversion of the principal balance, including all accrued interest, of a convertible secured promissory note issued by the Company in May 2003 payable to Carbone Holdings, LLC (“Carbone”). The warrants to acquire 1,000,000 shares of Common Stock at $0.30 per share were granted by the Company to Carbone in conjunction with the May 2003 loan transaction. Carbone acquired the warrants to purchase 250,000 shares at $1.10 per share in consideration of a loan in the amount of $32,500 advanced to the Company in October 2003. Carbone acquired the warrants to purchase 150,000 shares at $1.17 per share in February 2004 in consideration of an agreement to loan the Company approximately $150,000. The issuance of the convertible secured promissory note, the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Carbone Holdings, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. C.C. Fichtner is the manager of Carbone Holdings, LLC who has voting and investment power over such shares.
(3)	Includes 20,869 shares of Common Stock owned outright issued by the Company in December 2003 in consideration of $23,997 of debt. The issuance of the shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Comlink Technologies, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Comlink Technologies, LLC is controlled by Mr. John O’Donnell, a member of our Board of Directors, who also controls JOD Enterprises, LLC (see footnote 12).
(4)	Includes 1,057,360 shares owned outright, 327,664 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable, and 524,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. The 1,057,360 shares owned outright and the warrants to acquire 327,664 at $0.75 per share were obtained from the Company pursuant to a stock purchase agreement entered into by Digital Investors, LLC in February 2001, as amended, for the purchase of 4,500,000 shares of Common Stock and a warrant to purchase 800,000 shares of Common Stock. The shares of Common Stock were issued on various dates; specifically 1,400,000 shares of Common Stock on or about February 23, 2001, 428,572 shares of Common Stock on or about April 30, 2001, 357,143 shares of Common Stock on or about June 19, 2001, and the remaining 2,314,285 shares of Common Stock and the warrant to purchase 800,000 shares of Common Stock on or about January 14, 2002. Digital acquired the remaining warrants to acquire 524,000 shares at $0.70 per share from King Research, LLC in a private transaction in May 2001. In addition to his personal holdings, Mr. Greco, as the sole manager of Digital Investors, LLC, has sole dispositive authority over all shares of common stock and warrants owned by Digital Investors, LLC (see note 6). The issuance of the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Digital Investors, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(5)	Includes 773,703 shares owned outright, 744,510 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period and 150,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 111,500 shares beneficially owned by Exim Corporation after this offering will represent less than 1% of the shares in the Company then outstanding. During February 2003, Exim Corporation (“Exim”) acquired 150,000 of the shares it owns outright from Digital Investors, LLC in a private transaction. In June 2003, Exim purchased a fifty percent interest in the rights of the secured creditor under the Company’s prior line of credit. In conjunction with that transaction, Exim received warrants to acquire 644,510 shares at $0.30 per share and warrants to acquire 100,000 shares at $1.56 per share. The warrants to acquire 100,000 shares were subsequently repriced to $0.30 per share in June 2003 in exchange for Exim’s agreement with the Company to waive certain defaults under the debt agreements. On March 15, 2004, the outstanding balance owed by the Company to Exim on the loan, including all accrued interest, was converted into 704,265 shares of Common Stock. Exim acquired the remaining warrants to purchase 150,000 shares from RSI Management, LLC in a private transaction in February 2003. The issuance of the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made only to Exim (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Dr. Alexander Hamilton is the President of Exim Corporation and has voting and investment power over such shares.
(6)	Includes 901,040 shares owned outright, 81,916 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable and 131,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. During February 2003, Mr. Greco acquired 651,040 of the shares he owns outright and all 212,916 warrants from Digital Investors, LLC in a private transaction. On April 30, 2004, Mr. Greco purchased 250,000 shares of Viseon stock from Carbone Holdings, L.L.C. Mr. Greco acquired the remaining 36,700 shares in open market transactions, prior to the purchase from Digital. The 36,700 shares beneficially owned by Mr. Greco after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. However, Mr. Greco is the sole manager of Digital Investors, LLC, and possesses sole dispositive authority over all shares of common stock and warrants issued by the Company that are owned by Digital Investors, LLC (see footnote 4). Mr. Greco has served as legal counsel to the Company for a number of years. The Company currently owes Mr. Greco approximately $35,000 in accrued fees for legal services as of April 15, 2004.
(7)	Includes 102,333 shares owned outright and 83,333 shares that may be purchased at $0.60 per share pursuant to warrants exercisable after a 90 day notice period. Assuming the offer and sale of all shares being registered, the 19,000 shares beneficially owned by Henry Harris, Jr., after this offering will represent less than 1% of the shares in the Company then outstanding. Mr. Harris acquired the shares owned outright and the warrants to purchase 83,333 in March 2003 in a private transaction with the Company. The remaining 19,000 shares owned outright were acquired in open market transactions. The issuances of these shares and warrant are claimed to be exempt, and the issuance of the common stock underlying this warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Harris, Jr. (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(8)	Includes 2,585,353 shares owned outright and 1,000,000 shares that may be purchased at $0.25 per share pursuant to warrants currently exercisable. Also, includes 1,000,000 shares that may be acquired upon conversion of the Preferred Stock and 1,000,000 shares that may be purchased (500,000 at $1.08 per share and 500,000 at $1.26 per share) pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 500,000 shares beneficially owned by Henry Harris, Sr., after this offering will represent less than 1% of the shares in the Company then outstanding. In March 2003, Mr. Harris acquired 1,000,000 shares owned outright and the warrants to purchase 1,000,000 shares at $0.25 per share in a private transaction with the Company. In October 2003, Mr. Harris exercised the warrants to purchase 1,000,000 shares. Mr. Harris received 85,353 shares as dividends on the Preferred stock. The remaining 500,000 shares owned outright were acquired in open market transactions. The issuances of the securities acquired in March and October of 2003 are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Harris, Sr. (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(9)	Includes 41,000 shares owned outright and 40,000 shares may be purchased at $0.60 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 1,000 shares beneficially owned by Lamont Harris, Jr., after this offering will represent less than 1% of the shares in the Company then outstanding. In August 2002, Mr. Harris acquired the shares owned outright and the warrants in a private transaction with the Company. The issuances of these shares and warrant are claimed to be exempt, and the issuance of the common stock underlying this warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Lamont Harris (an accredited investor) and two other accredited investors’ investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(10)	Includes 50,000 shares owned outright and 50,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. Henry Trust Company, Ltd acquired the shares owned outright and the warrants from Active Management, LLC in a private transaction in December 2003. Patrick Henry is the President of the General Partner of Henry Trust Company, Ltd., and has voting and investment power over such shares.
(11)	Includes 61,300 shares owned outright, 30,000 shares that may be purchased pursuant to options that are exercisable within 60 days and 200,000 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 91,300 shares beneficially owned by Mr. Howell after this offering will represent less than 1% of the shares in the Company then outstanding. Mr. Howell received a 20,000 share grant and an option to acquire 30,000 shares as compensation for serving the Company as a director in October 2001 and received a 41,300 share grant as compensation for serving as a director in April 2005. Mr. Howell received a warrant to acquire 200,000 shares as compensation for continuing to serve as a director from Digital Investors, LLC, an affiliate of the Company, in March 2003. Because Mr. Howell was a director of the Company with adequate access to information about the Company and with the ability to protect adequately his interests, the issuance of the shares of common stock and the warrant are claimed to be exempt, and the issuance of the common stock underlying the option will be claimed to be exempt, pursuant to Section 4(2) of the Act.
(12)	Includes 250,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. JOD Enterprises, LLC acquired the warrants to acquire 250,000 shares from King Research LLC in a private transaction in January 2003. JOD Enterprises, LLC is controlled by Mr. John O’Donnell, a member of our Board of Directors, who also controls Comlink Technologies, LLC. (see Note 3)
(13)	Includes 142,517 shares owned outright and 333,332 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period. The 142,517 shares owned outright were acquired in March 2004 upon the conversion of the principal balance including all interest accrued thereon of a convertible secured promissory note payable to Judas, Inc issued by the Company in May 2002. The warrants to acquire 333,332 shares of Common Stock at $0.30 per share were granted to Judas, Inc. in conjunction with the May 2002 loan transaction. The issuance of the convertible secured promissory note, the common stock and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only to Judas, Inc. (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Jason Sumler is the President of Judas, Inc. and has voting and investment power over such shares.
(14)	Includes 40,200 shares owned outright. The shares owned outright were acquired upon the exercise of warrants previously acquired from Digital Investors, LLC in a private transaction in February 2003.
(15)	Includes 442,014 shares owned outright and 38,100 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. The shares owned outright and the warrants to acquire 38,100 shares at $0.75 were acquired from Digital Investors, LLC in a private transaction in February 2003. The 442,014 shares beneficially owned by Linson Trust after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Jerry Bell is the trustee of the Linson Trust and has voting and investment power over such shares.
(16)	Includes 333,333 shares owned outright. The Henry C.S. Mellon Fund C acquired the shares owned outright in a private transaction with the Company in August 2002. The issuances of these shares are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry C.S. Mellon Fund C (an accredited investor) and two other accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. William J. Schenck, Vice President of Mellon Bank N.A., the trustee of the Henry C.S. Mellon Fund C, has voting and investment power over such shares.
(17)	Includes 142,857 shares owned outright and 38,100 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. The Mellon Group, Inc. acquired the shares it owns outright and warrants to purchase 38,100 shares in February 2003 from Digital Investors, LLC in a private transaction. The 142,857 shares beneficially owned by Mellon Group, Inc. after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Henry C.S. Mellon is the President of the Mellon Group, Inc., and has voting and investment power over such shares. (see Note 16)

(18)	Includes 187,007 shares owned outright. Chris Mellon acquired 100,000 shares he owns outright through the purchase of 50,000 shares and the exercise of warrants to purchase 50,000 shares originally acquired from Active Management, LLC in a private transaction in December 2003. Mr. Mellon placed his holdings in the Christopher K. Mellon Revocable Trust (“The Trust”) in 2005. The 87,007 shares beneficially owned by Chris Mellon after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. He acquired 26,007 shares owned outright as compensation from the Company for consulting services and 61,000 shares in open market transactions. Mellon Bank, N.A., is the trustee of the Trust and has sole voting and investment authority.
(19)	Includes 1,021,131 shares owned outright, 744,510 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 250,000 shares that may be purchased at $1.17 per share pursuant to warrants exercisable after a 90 day notice period, 350,000 shares that may be purchased at $0.60 per share pursuant to warrants currently exercisable, 260,000 shares that may be purchased at $0.25 per share and 100,000 shares that may be purchased at $0.84 per share pursuant to warrants exercisable after a 90 day notice period. The 321,000 shares beneficially owned by Henry Mellon after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. In June 2003, Mr. Mellon purchased a fifty percent interest in the rights of the secured creditor under the Company’s prior line of credit. In conjunction with this transaction, Mr. Mellon received warrants to acquire 644,510 shares at $0.30 per share and warrants to acquire 100,000 shares at $1.56 per share. The warrants to acquire 100,000 shares were subsequently repriced to $0.30 per share in June 2003 in exchange for Mr. Mellon’s agreement to waive certain defaults under the debt agreements with the Company. On March 15, 2004, the outstanding balance owed by the Company to Mr. Mellon on this loan, including all accrued interest, was converted into 704,265 shares of Common Stock comprising a portion of the shares he owns outright. Mr. Mellon acquired the remaining 321,000 shares he owns outright in open market transactions. Mr. Mellon received the remaining warrants in September 2002, March 2003 and December 2003 as compensation for consulting services. The issuances of these shares and the issuance of the common stock underlying the warrants are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Mr. Mellon (an accredited investor), and in the case of the shares and warrants in respect of the Company’s prior line of credit only one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Mr. Mellon is the President of The Mellon Group, Inc. (see note 17).
(20)	Includes 541,852 shares owned outright, 333,333 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 469,500 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable, 38,182 shares that may be purchased at $0.55 per share currently exercisable. Of the shares owned outright, 404,591 were acquired in March 2004 upon the conversion of the principal balance including all interest accrued thereon of a convertible secured promissory note payable to Ms. Norwood that was issued by the Company in June 2002, as amended on June 30, 2003. The warrants to acquire 333,333 shares of Common Stock at $0.30 per share and the warrants to acquire 38,182 shares at $0.55 per share were granted to Ms. Norwood by the Company in conjunction with the June 2002 loan transaction. She acquired the warrant to purchase 469,500 shares in February 2003 from RSI Management, LLC in a private transaction. The remaining 137,261 shares she owns outright were acquired in open market transactions. The issuances of the shares and warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Ms. Norwood (an accredited investor) and, in connection with the June 2002 loan transaction, to one other unaccredited but sophisticated investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. The 137,261 shares beneficially owned by E. M. Norwood after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. E. M. Norwood served as a sales consultant to the Company from October 2002 through May 2004. As remuneration for services provided, E. M. Norwood received approximately $10,000 in share value of the Company’s common stock per month.
(21)	Includes 950,000 shares owned outright. The shares owned outright were acquired through the purchase of shares and the exercise of warrants originally purchased from Judas, Inc. in a private transaction in March

2004. Greg Garvey is the manager of NoWay Investments, LLC who has voting and investment power over such shares.
(22)	Includes 46,000 shares owned outright and 200,000 shares that may be purchased at $1.26 per share pursuant to warrants exercisable over a two-year period. The 46,000 shares owned outright were acquired through the exercise of warrants originally acquired from RSI Management, LLC in a private transaction in February 2003. The Company issued warrants to purchase 200,000 shares at $1.26 per share, exercisable over the two year period following the grant to Mr. Sandmann in March 2004 as compensation for consulting services. The issuances of these shares and the issuance of the common stock underlying the warrants are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Mr. Sandmann and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(23)	Includes 166,666 shares that may be purchased at $1.10 per share pursuant to warrants currently exercisable. Schottenfeld Qualified Associates, LP acquired the warrants in a private transaction with the Company in October 2003. The issuance of the warrants is claimed to be exempt, and the issuance of the common stock underlying the warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Schottenfeld Qualified Associates, LP (an accredited investor) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Rick Schottenfeld is the General Partner of Schottenfeld Qualified Associates, LP and has voting and investment power over such shares. Includes 776,023 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 850,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Richard Schottenfeld is the Managing Member of Schottenfeld Qualified Associates, LP, and has voting and investment power over the securities owned by Schottenfeld Qualified Associates, LP. Mr. Schottenfeld has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.
(24)	Includes 19,000 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. Mr. Wolf acquired these warrants from Digital Investors, LLC in a private transaction in February 2003.
(25)	Includes 185,249 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 1,000,000 shares that may be purchased pursuant to warrants currently exercisable.
(26)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.
(27)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.
(28)	Includes 52,100 shares owned outright, of which 2,100 shares were received as dividends on the Preferred Stock, 25,000 shares were acquired upon conversion of the Preferred Stock and 25,000 shares were purchased pursuant to warrants.
(29)	Includes 53,410 shares owned outright of which 3,410 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.
(30)	Includes 2,131 shares owned outright which were received as dividends on the Preferred Stock, 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable.

(31)	Includes 457,700 shares owned outright which were acquired upon the conversion of the Preferred Stock. Also includes 500,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Jeff Puglisi is Managing Member of the General Partner of Puglisi Capital Partners, LP and has voting and investment power over such shares. Mr. Puglisi has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares. (Also see note 63)
(32)	Includes 94,438 shares owned outright of which 53,899 were purchased in open market transactions and 40,539 shares were received as dividends on the Preferred Stock. Also includes 475,000 shares that may be acquired by C.S.L. Associates L.P., upon conversion of the Preferred Stock and 475,000 shares that may be purchased by C.S.L. Associates L.P., pursuant to warrants currently exercisable. Charles Lipson is a General Partner of C.S.L. Associates L.P., and has voting and investment power over such shares. The 53,899 shares beneficially owned by C.S.L. Associates L.P., after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Lipson has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.
(33)	Includes 111,534 shares owned outright of which 103,000 shares were acquired in the open market and 8,534 shares were received as dividends on the Preferred Stock. Also includes 100,000 shares that may be acquired by Charles and Grace Lipson upon conversion of the Preferred Stock and 100,000 shares that may be purchased pursuant to warrants currently exercisable. The 103,000 shares beneficially owned by Charles and Grace Lipson after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Lipson has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.
(34)	Includes 10,576 shares owned outright which were received as dividends on the Preferred Stock. Also includes 550,000 shares that may be acquired upon conversion of the Preferred Stock and 800,000 shares that may be purchased pursuant to warrants currently exercisable. Pequot Scout Fund, LP disclaims beneficial ownership of these securities. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager that has voting and investment power over such shares.
(35)	Includes 2,884 shares owned outright which were received as dividends on the Preferred Stock. Also includes 150,000 shares that may be acquired upon conversion of the Preferred Stock and 200,000 shares that may be purchased pursuant to warrants currently exercisable. Pequot Mariner Onshore Fund, LP (f/k/a Pequot Navigator Onshore Fund, LP) disclaims beneficial ownership of these securities. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager that has voting and investment power over such shares.
(36)	Includes 25,973 shares owned outright of which 973 shares were received as dividends on the Preferred Stock and 25,000 shares were acquired upon conversion of the Preferred Stock. Also includes 25,000 shares that may be purchased pursuant to warrants currently exercisable.
(37)	Includes 52,632 shares owned outright of which 2,632 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.
(38)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(39)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.
(40)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.
(41)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.
(42)	Includes 115,801 shares owned outright of which 12,801 shares were received as dividends on the Preferred Stock and 103,000 shares were acquired in the open market. Also includes 150,000 shares that may be purchased upon conversion of the Preferred Stock and 150,000 shares that may be purchased pursuant to warrants currently exercisable. The 103,000 shares beneficially owned by Mr. Bass after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.
(43)	Includes 99,265 shares owned outright of which 4,265 shares were received as dividends on the Preferred Stock and 95,000 shares were acquired in the open market. Also includes 50,000 shares that may be purchased upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable. The 95,000 shares beneficially owned by Mr. Koch after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.
(44)	Includes 307,142 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 400,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Neil Druker is President of Sonar Capital Management, LLC, the General Partner of Sonar Partners, LP, and has voting and investment power over the securities owned by Sonar Partners, LP.
(45)	Includes 406,756 shares owned outright of which 188,584 were acquired in open market transactions and 218,172 were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 100,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Druker is a member of the Board of Directors of Sonar Overseas Fund, Ltd., and has voting and investment power over the securities owned by Sonar Overseas Fund, Ltd. The 188,584 shares beneficially owned by Sonar Overseas Fund, Ltd. (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.
(46)	Includes 12,801 shares owned outright which were received as dividends on the Preferred Stock, 150,000 shares that may be acquired upon conversion of the Preferred Stock and 150,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Richard Schottenfeld is the Managing Member of Schottenfeld Qualified Associates, LP, and has voting and investment power over the securities owned by Schottenfeld Qualified Associates, LP. Mr. Schottenfeld has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.
(47)	Includes 133,305 shares owned outright of which 2,131 were received as dividends on the Preferred Stock. Also includes 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable. The 131,174 shares beneficially owned by JW Focused Growth Fund, LP after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Jason Wild is the President of JW GP, LLC, the General Partner of both J. Wild Fund LP and J.W. Focused Growth Fund LP and has voting and investment power over the securities owned by both J. Wild Fund LP and J.W. Focused Growth Fund LP. Mr. Wild has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.
(48)	Includes 74,634 shares owned outright of which 2,131 were received as dividends on the Preferred Stock. Also includes 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable. The 72,503 shares beneficially owned by J Wild Fund LP after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Jason Wild is the President of JW GP, LLC, the General Partner of both J. Wild Fund LP and J.W. Focused Growth Fund LP and has voting and investment power over the securities owned by both J. Wild Fund LP and J.W. Focused Growth Fund LP. Mr. Wild has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.
(49)	Includes 105,462 shares owned outright of which 5,462 shares were received as dividends on the Preferred Stock and 100,000 shares were acquired upon conversion of the Preferred Stock. Also includes 100,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Arthur Engel is the trustee of Arthur E. Engel Trust and has voting and investment power over the securities owned by Arthur E. Engel Trust.
(50)	Includes 50,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Lloyd Miller has shared voting and dispositive power with Ms. Miller over the securities owned by Ms. Miller.
(51)	Includes 162,350 shares owned outright which were received upon conversion of the Preferred Stock and exercise of the warrants. Mr. Charles Kellogg is the Managing Member of Kellogg Capital Group, LLC and has voting and investment power over the securities owned by Kellogg Capital Group, LLC. Kellogg Capital Group, LLC has represented to the Company that Kellogg Capital Group, LLC is a registered broker-dealer, that Kellogg Capital Group, LLC acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.
(52)	Includes 2,131 shares owned outright which were received as dividends on the Preferred Stock, 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. John Tinker is the General Partner of Steamer Partners, LP and has voting and investment power over the securities owned by Steamer Partners, LP. Mr. Tinker has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person either directly or indirectly, to dispose of these shares.
(53)	Includes 296,500 shares owned outright which were received as dividends on the Preferred Stock, acquired upon conversion of the Preferred Stock and purchased pursuant to warrants. Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”), and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of these securities.
(54)	Includes 36,000 shares owned outright which were received as dividends on the Preferred Stock, acquired upon conversion of the Preferred Stock and purchased pursuant to warrants. The Investment Manager and Managing Member of Meadowbrook Opportunity Fund LLC is Meadowbrook Capital Management LP. The General Partners of Meadowbrook Capital Management LP are MYR Partners LLC and Greenleaf Capital Management LLC. Mr. Michael Ragins is the Managing Member of MYR Partners LLC. Mr. Daniel Elekman is the Managing Member of Greenleaf Capital Management LLC. Mr. Ragins and Mr. Elekman share all investment and voting power with respect to the securities held by Meadowbrook Opportunity Fund LLC.

(55)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Sam Katzman is the Managing General Partner of SLAM Partners and has voting and investment power over the securities owned by SLAM Partners. Mr. Katzman has represented to the Company that it is an affiliate of a registered broker-dealer, that it acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(56)	Includes 150,000 shares that may be purchased pursuant to warrants currently exercisable.
(57)	Includes 48,682 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 200,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Lloyd Miller is the manager of the managing partner of MILFAM I, LP and has voting and dispositive power over the securities owned by MILFAM, LP.
(58)	Includes 1,944 shares owned outright which were received as dividends on the Preferred Stock. Mr. Lloyd Miller has shared voting and dispositive power with PNC Bank over the securities held by the Lloyd I. Miller Trust C.
(59)	Includes 267,543 shares owned outright of which 17,543 shares were received as dividends on the Preferred Stock and 250,000 shares were acquired upon conversion of the Preferred Stock. Also includes 250,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Steven Singer, Mr. Brad Singer, and Mr. Philip Mandelbaum share all voting and investment power with respect to the securities owned by Remus Holdings, LLC.
(60)	Includes 12,801 shares owned outright which were received as dividends on the Preferred Stock, 150,000 shares that may be acquired upon conversion of the Preferred Stock and 150,000 shares that may be purchased pursuant to warrants currently exercisable.
(61)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.
(62)	Includes 912,311 shares that may be issued to holders of the Company’s Series A Convertible Preferred Stock from time to time in payment of dividends. Dividends accrue at the rate of 10% per annum on the issued and outstanding shares of Series A Convertible Preferred Stock, payable quarterly in arrears, calculated in shares at the then current five-day average closing price of the common stock. The number of shares registered and designated for payments of dividends was determined assuming all Series A Convertible Preferred Shares were outstanding and historical average market price data.
(63)	Includes 401,018 shares that may be purchased by Mr. Puglisi at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Mr. Puglisi is also Managing Member of the General Partner of Puglisi Capital Partners, LP and has voting and investment power over such shares. Mr. Puglisi has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares. The shares that may be acquired by Puglisi Capital Partners, LP are also shown separately in this table.

(64)	Includes 240,825 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Also includes 51,000 shares owned by Roadrunner Capital Partners, LLC, with respect to which Mr. McDermott has voting and investment powers, which were acquired in open market transactions. The 51,000 shares beneficially owned by Mr. McDermott after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.
(65)	Includes 231,320 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(66)	Includes 160,338 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(67)	Includes 77,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(68)	Includes 76,999 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(69)	Includes 50,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(70)	Includes 30,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
(71)	Includes 31,465 shares owned outright of which 4,265 were received as dividends on the Preferred Stock and 27,200 shares were acquired in the open market. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable. The 27,200 shares beneficially owned by Mr. Byers after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.
(72)	This selling stockholder acquired securities in the Company’s private placement of units in April and May of 2004 comprised of shares of Series A Convertible Preferred Stock (“Preferred Stock”) and warrants to purchase Common Stock. Each share of the Company’s Series A Convertible Preferred Stock is convertible into 25,000 shares of Common Stock, subject to adjustment under certain conditions, and shall automatically convert upon the occurrence of certain events or may be converted at the option of the holder at any time. Unless otherwise noted, one-half of the shares which may be purchased pursuant to warrants may be purchased at $1.08 per share pursuant to Series A-1 Warrants currently exercisable and one-half of the shares which may be purchased pursuant to warrants may be purchased at $1.26 per share pursuant to Series A-2 Warrants currently exercisable. The issuances of the Preferred Stock and warrants are claimed to be exempt, and the issuance of the common stock underlying the convertible preferred stock and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors and subsequent transfer were restricted in accordance with the requirements of the Securities Act of 1933.
(73)	This selling stockholder has represented to the Company that he or she is an affiliate of a registered broker-dealer, that he or she acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.
PLAN OF DISTRIBUTION
     The sale of shares of common stock being registered by the selling shareholders may be effected from time to time in one or more transactions at fixed or variable prices, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling shareholders may sell shares on the OTC Bulletin Board, or in another over-the-counter market, on a national securities exchange on which Viseon’s common stock may be listed in the future, in privately negotiated transactions or otherwise, or in a combination of such transactions, by methods that include block trades, exchange, or secondary distributions in accordance with applicable exchange rules and ordinary brokerage transactions. In addition, any shares covered by this prospectus that qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 may be sold under such provisions rather than pursuant to this prospectus. For example, the shares may be sold in one or more of the following types of transactions:
•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	face-to-face transactions between sellers and purchasers without a broker-dealer.
     Two of the selling shareholders, Schottenfeld Qualified Associates, LP and ThinkEquity Partners, LLC are registered broker-dealers. As such, each of them will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.
     In effecting sales, underwriters, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in such sales. Such underwriters, brokers, or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.
     The selling shareholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares registered in this offering, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered in this offering to a broker or dealer. Upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.
     The selling shareholders and any underwriters, dealers, and agents that participate in the distribution of shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discounts or commissions received by them from the selling shareholders and any profit on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.
     Viseon has advised the selling shareholders that they and any securities broker/dealers or other who may be deemed statutory underwriters will be, to the extent applicable, subject to the prospectus delivery requirements under the Securities Act. Viseon also advised each selling stockholder that during such time as they may be engaged in a distribution of the shares included in this offering, they may, to the extent applicable, be required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M, to the extent applicable, precludes any selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M, to the extent applicable, also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the elements of this plan of distribution may affect the marketability of the common stock. Until the distribution of the common shares offered in this offering is completed, rules of the Commission may limit the ability of the selling shareholders and any underwriters and certain selling group members (if any) to bid for and purchase common shares.
LEGAL MATTERS
     The validity of the common stock offered hereby is being passed upon by Hallett & Perrin, P.C., Dallas, Texas.
EXPERTS
     The audited consolidated financial statements of Viseon, Inc. and subsidiaries included herein and elsewhere in the registration statement have been audited by Virchow, Krause & Company, LLP, independent registered public accounting firm, for the periods and to the extent set forth in its report appearing herein and elsewhere in the registration statement. Such statements have been included in reliance upon the report of such firm, and given upon its authority as an expert in auditing and accounting.

OTHER AVAILABLE INFORMATION
     We are subject to the reporting requirements of the SEC. Accordingly, we are required to file current reports with the SEC including annual reports, quarterly reports, proxy or information statements, and current reports as required by SEC rules. All reports that we file electronically with the SEC are available for viewing free of charge over the Internet via the SEC’s EDGAR system at http://www.sec.gov.
     We are filing a registration statement with the SEC on Form SB-2 under the Securities Act of 1933 in connection with the securities offered in this prospectus. This prospectus does not contain all of the information that is in those registration statements, and you may inspect without charge, and copy all materials that we file with the SEC, at the public reference room maintained by the SEC at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained at prescribed rates by calling the SEC public reference room at 1-800-SEC-0330.

VISEON, INC. AND SUBSIDIARIES
Dallas, Texas
December 31, 2005 and June 30, 2005
AUDITED AND UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Including Report of Independent Registered Public Accounting Firm

PART I
FINANCIAL INFORMATION
Item 1. Financial Statements
VISEON, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,	June 30,
	2005	2005
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,741,770	$239,383
Accounts receivable	7,150	16,541
Inventories	76,760	3,758
Prepaid expenses	320,036	379,291

Total Current Assets	5,145,716	638,973
PROPERTY AND EQUIPMENT, NET	87,083	26,428
INTANGIBLE ASSETS, NET	320,506	266,358

TOTAL ASSETS	$5,553,305	$931,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$728,500	$1,230,041
Accrued expenses	339,786	336,287
Net liabilities of discontinued operations	204,975	723,475

Total Current Liabilities	1,273,261	2,289,803

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY (DEFICIT)
Convertible preferred stock, $.01 par value per share 5,000,000 shares authorized
Series A convertible preferred stock, 97 and 125 shares issued and outstanding (liquidation preference of $2,425,000 and $3,125,000)	1	1
Series B convertible preferred stock, 376 and 0 shares issued and outstanding (liquidation preference of $9,400,000 and $0)	4	—
Common stock, $.01 par value per share 100,000,000 shares authorized 35,198,179 and 32,849,070 issued and outstanding	351,982	328,491
Additional paid-in capital	54,392,136	40,056,336
Accumulated deficit	(50,464,079)	(41,742,872)

Total Stockholders’ Equity (Deficit)	4,280,044	(1,358,044)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,553,305	$931,759

     See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	December 31
	(Unaudited)
	2005	2004
NET SALES	$7,150	$70,833
COST OF GOODS SOLD	26,226	115,219

Gross Profit (Loss)	(19,076)	(44,386)
RESEARCH AND DEVELOPMENT	941,728	1,194,700
SELLING, GENERAL AND ADMINISTRATIVE	594,555	600,920

Operating Loss	(1,555,358)	(1,840,006)

OTHER INCOME (EXPENSE)
Interest income	33,637	12,674
Interest expense	—	—

Other Income (Expense), net	33,637	12,674

LOSS FROM CONTINUING OPERATIONS	(1,521,721)	(1,827,332)
GAIN FROM DISCONTINUED OPERATIONS	—	1,128

NET LOSS	(1,521,721)	(1,776,204)
Preferred Stock Dividends	(296,694)	(147,249)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,818,415)	$(1,973,453)

Basic and diluted loss per share:
Loss from continuing operations	$(0.04)	$(0.07)
Gain from discontinued operations	$0.00	$0.00
Net loss attributable to common stockholders	$(0.05)	$(0.07)
Weighted average common shares outstanding:
Basic and diluted	34.980,327	28,051,800

     See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Six Months Ended December 31
	(Unaudited)
	2005	2004
NET SALES	$7,150	$239,002
COST OF GOODS SOLD	26,226	272,856

Gross Profit (Loss)	(19,076)	(33,854)
RESEARCH AND DEVELOPMENT	1,939,556	1,978,467
SELLING, GENERAL AND ADMINISTRATIVE	1,437,508	1,295,593

Operating Loss	(3,396,139)	(3,307,914)

OTHER INCOME (EXPENSE)
Interest income	51,603	30,316
Interest expense	(117,500)	—

Other Income (Expense), net	(65,897)	30,316

LOSS FROM CONTINUING OPERATIONS	(3,462,036)	(3,277,598)
GAIN FROM DISCONTINUED OPERATIONS	108,640	6,107

NET LOSS	(3,353,396)	(3,271,491)
Preferred Stock Dividends	(5,172,016)	(351,275)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,525,412)	$(3,622,766)

Basic and diluted loss per share:
Loss from continuing operations	$(0.10)	$(0.12)
Gain from discontinued operations	$0.00	$0.00
Net loss attributable to common stockholders	$(0.25)	$(0.14)
Weighted average common shares outstanding:
Basic and diluted	34,213,009	28,051,800

     See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended December 31
	(Unaudited)
	2005	2004
Cash flows from operating activities:
Net loss	$(3,353,396)	$(3,217,491)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	32,507	30,242
Amortization of original issue discount	117,500	—
Common stock issued for services rendered	27,500	78,048
Common stock warrants issued for services rendered	124,207	—
Gain from discontinued operations	(108,640)	(6,107)
Changes in operating assets and liabilities:
Accounts receivable, net	9,392	21,382
Inventories, net	(73,002)	11,170
Prepaid expenses	59,255	86,206
Accounts payable	(501,543)	187,306
Accrued expenses	(141,518)	150,205

Net cash flows used in operating activities	(3,807,738)	(2,713,039)

Cash flows from investing activities:
Purchases of property and equipment	(80,340)	—
Payments for intangible assets	(66,970)	(66,313)

Net cash flows used in investing activities	(147,310)	(66,313)

Cash flows from financing activities:
Payments on short-term notes payable	(250,000)	—
Proceeds from short-term notes payable	250,000	—
Proceeds from exercise of common stock warrants	240,000	1,080,225
Proceeds from exercise of common stock options	—	33,500
Proceeds from issuance of convertible preferred stock and warrants	9,400,000	—
Payments of convertible preferred stock and warrant issuance costs	(1,182,565)	(26,863)
Dividends on convertible preferred stock	—	(3,491)

Net cash flows from financing activities	8,457,435	1,083,371

Change in cash and cash equivalents from discontinued operations	—	(14,000)

Increase (decrease) in cash and cash equivalents	4,502,387	(1,709,981)

Cash and cash equivalents, beginning of period	239,383	5,339,393

Cash and cash equivalents, end of period	$4,741,770	$3,629,412

	Six Months Ended December 31
	(Unaudited)
	2005	2004
Supplemental cash flow information:

Cash paid for interest	—	—
Noncash investing and financing activities:
Net liabilities of discontinued operations converted into common stock and warrants	409,860	—
Accrued preferred stock dividends converted to common stock	200,166	254,981
Common stock issued for preferred stock dividends	426,775	114,374
Conversion of preferred stock to common stock	7,000	—
Cashless exercise of warrants	2,619	—
Warrants issued to induce exercise of warrants	195,795	—
Accretion of beneficial conversion option	4,696,240	—

VISEON, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004
1. DESCRIPTION OF THE BUSINESS:
Since 2003 we have focused on developing next generation digital broadband telephones for use with Voice over Internet Protocol (“VoIP”) services. These multi-media telephones are currently marketed under the VisiFoneTM name. The VisiFone has been designed to provide consumers, and corporate and government users of high speed internet connections with new features and functions not previously possible on low speed analog telephone networks commonly referred to as PSTN or Public Switched Telephone Network. In addition to providing two way live video communications, the VisiFone provides users with a new level of digital audio quality, on-screen VoIP feature controls and enables network based services such as video mail and the ability to receive streamed content. In essence, the VisiFone was designed to deliver many of the same features found on a current generation cellular telephone but not possible on today’s analog home telephones.
We have incurred losses from operations and negative cash flows from operations for the years ended June 30, 2005 and 2004 and the quarter and six months ended December 31, 2005. Management plans to try to increase sales and improve operations through: 1) continued initiatives to gain acceptance of our product by broadband carriers for sale to their subscribers, 2) continued measures to minimize overhead, and 3) continued initiatives to monetize our intellectual property rights. Management believes that current cash funds and funds generated from operations will be sufficient to cover cash needs for the 2006 fiscal year, although there can be no assurance in this regard. In the event sales do not materialize at the expected rates or we do not achieve planned gross margins, management would seek additional financing or would conserve cash by further reducing expenses. There can be no assurance that we will be successful in achieving these objectives or becoming profitable.
2. BASIS OF PRESENTATION:
The unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, certain information and footnote disclosures normally included in the consolidated financial statements have been omitted or condensed pursuant to such rules and regulations. The accompanying unaudited consolidated financial statements should be read in conjunction with our June 30, 2005 consolidated financial statements and related footnotes included in our most recent annual report on Form 10-KSB.
The consolidated financial statements include the accounts of Viseon, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. The consolidated financial statements reflect all adjustments, of a normal recurring nature, necessary to fairly present the results of operations and financial position of the Company for the interim periods. Operating results for the three months and six months ended December 31, 2005 are not necessarily indicative of the results that may be expected for the full year.
3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Intangible Assets. We amortize patents over their estimated useful lives of ten years using the straight-line method. Accumulated amortization of intangible assets was $88,768 and $75,946 at December 31, 2005 and June 30, 2005, respectively. Amortization expense of intangible assets was $6,411 and $7,932 for the three months ended December 31, 2005 and 2004 and was $12,822 and $15,560 for the six months ended December 31, 2005 and 2004. Amortization expense is estimated to approximate $27,000 for each of the years ending June 30, 2006, 2007, 2008, 2009 and 2010.
Revenue Recognition. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition.” SAB No. 101, as amended by SAB No. 104, sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. We recognize revenue when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured.
We offer an unconditional 30-day right of return on the sale of our VisiFone products. We recognize revenue on shipment and record a reserve for potential returns. We believe we meet all of the requirements for revenue recognition under Statement of Financial Accounting Standards (SFAS) 48 and SAB 104.
Our warranty policy during the first year after the sale includes an obligation to replace during the first 30 days and to repair during the next 11 months. We have a one-year warranty with our manufacturers, so there is little, if any, cost to us for warranty claims. No warranty reserve has been recorded to date, although we will record a reserve if warranty activity increases and there are unrecoverable costs to us.
Accounts Receivable. We review our customers’ credit history before extending unsecured credit and establish an allowance for uncollectible accounts based upon factors surrounding the credit risk of specific customers and other information. Invoices are due 30 days after presentation. Accounts receivable over 30 days are considered past due. We do not accrue interest on past due accounts receivable. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer.
Inventory Valuation. We write down excess and obsolete inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about product life cycles, demand for our products, market conditions and other pertinent factors. If actual product life cycles, product demand and market conditions are less favorable than those projected by management, additional inventory write-downs may be required in future periods.
Loss Per Common Share. Basic loss attributable to common stockholders per common share is computed by dividing the loss by the weighted average number of common shares outstanding for the reporting period. Diluted loss attributable to common stockholders per common share is computed by dividing the loss by the sum of the weighted average number of common shares outstanding plus the number of common share equivalents that represent all additional shares of our Common Stock, $0.01 par value (“Common Stock”) that would have been outstanding if all potentially dilutive securities (primarily stock options, stock warrants and convertible debt) had been exercised. All options, warrants and convertible preferred stock outstanding during the three months and six months ended December 31, 2005 and 2004 were anti-dilutive to earnings per share.
Stock Based Compensation. In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, we use the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of quoted market price of our common stock at the grant date over the amount the employees must pay for the stock. Our general policy is to grant stock options at fair value at the date of grant. Options and warrants issued to non-employees are recorded at fair value, as required by SFAS No. 123, “Accounting for Stock-Based Compensation”, using the Black Scholes pricing method.
We have adopted the disclosure only provisions of SFAS No. 148, “Accounting for Stock-Based Compensation.” Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, our net loss and basic diluted net loss per common share would have been changed to the following pro forma amounts:

	For the three months ended		For the six months ended
	December 31,		December 31,
	2005	2004	2005	2004
Loss attributable to common stockholders:
As reported	$(1,818,415)	$(1,973,453)	$(8,525,412)	$(3,622,766)
Pro forma	(2,126,682)	(2,033,457)	(9,136,893)	(3,801,376)
Basic and diluted loss per share:
As reported	(0.05)	(0.07)	(0.25)	(0.14)
Pro forma	(0.06)	(0.07)	(0.26)	(0.14)
Stock based compensation:
As reported	—	—	—	—
Pro forma	308,267	60,004	611,481	178,610
In determining the compensation cost of options granted during the three months and six months ended December 31, 2005 and 2004, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions used in these calculations are summarized as follows:

	For the three months		For the six months ended
	ended December 31,		December 31,
	2005	2004	2005	2004
Risk-free interest rate	4.25%	4.25%	4.25%	4.25%
Expected life of options granted	10 years	10 years	10 years	10 years
Expected volatility	35.26%	33.31%	35.26%	33.31%
Expected dividend yield	0%	0%	0%	0%
4. RECENT ACCOUNTING PRONOUNCEMENTS:
In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”, that focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaces SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Beginning July 1, 2006, we will be required to expense the fair value of employee stock options and similar awards. As a public company, we are allowed to select from two alternative transition methods, each having different reporting implications. The impact of SFAS No. 123R has not been determined at this time.
5. CONVERTIBLE PREFERRED STOCK AND WARRANTS:
     Series A Convertible Preferred Stock with Warrants In the months of March and April 2004, we sold, in private placement transactions, a total of 338 shares of Series A Convertible Preferred Stock, $0.01 par value (“Series A Preferred”) in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Preferred (collectively referred to as the “Securities”). The private placement of the Securities resulted in gross proceeds to us of $8,450,000, prior to offering expenses. In total, holders of the 338 shares of Series A Convertible Preferred Stock were granted the right to acquire 16,900,000 shares of our Common Stock (8,450,000 shares of Common Stock upon conversion and 8,450,000 shares upon exercise of warrants).
Each share of Series A Preferred is convertible, at the initial conversion price of $1.00, into 25,000 shares of Common Stock, subject to adjustment under certain conditions. Holders of the Series A Preferred are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at our option, registered shares of Common Stock valued at fair market value. Shares of Series A Preferred are convertible into shares of Common Stock at the holders’ option at any time and will automatically convert to shares of Common Stock if certain trading volume and closing price targets on our Common Stock are met at various intervals. The closing price targets are $2.00 per share through August 16, 2006 and $3.00 per share thereafter. The trading volume target is an average of 125,000 shares per day over a consecutive 20-day period during which the applicable closing price target has been met or exceeded. In addition, shares of the Series A Preferred participate on an as-if converted basis in any dividends paid on Common Stock. Holders of shares of Series A Preferred are entitled to voting rights together with the Common Stock, on an as-if converted basis.
The conversion price of the Series A Preferred is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of Common Stock in consideration of an amount less than the then-effective conversion price.
The holder of each Series A-1 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.08 per share for a term of five years from the date of issuance. The holder of each Series A-2 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.26 per share for a term of five years from the date of issuance. The exercise price of the Series A-1 and Series A-2 Warrants is subject to adjustment for the issuance of Common Stock in consideration of an amount less than the then effective exercise price.
The shares of Common Stock underlying the Securities are currently subject to an effective registration statement on Form SB-2 under the Securities Act of 1933, as amended. We have agreed to cause this registration statement to continuously remain effective until all such Common Stock may be sold without regard to an effective registration statement. Failure to maintain a continuously effective registration statement will subject us to liability to certain holders of shares of Series A Preferred in the form of liquidated damages totaling as high as $253,500 per month.
Our placement agent received an aggregate placement fee of $845,000 and warrants to purchase 1,267,500 shares of Common Stock at a purchase price of $1.00 per share for a term of five years from the date of issuance (the “Series A-1-AGENT Warrants”). The exercise price of the Series A-1-AGENT Warrants is subject to adjustment for the issuance of Common Stock in consideration of an amount less than the then effective exercise price.
The Series A-1 Warrants, Series A-2 Warrants and Series A-1-Agent Warrants each contain provisions allowing us to repurchase the warrants from the holders upon 15 days notice at $0.10 per warrant share if certain trading volume and closing price targets on our Common Stock are met at various intervals. The closing price targets are $2.50 per share through August 16, 2006 and $3.50 per share thereafter. The trading volume target is an average of 125,000 shares per day over a consecutive 20-day period during which the applicable closing price target has been met or exceeded.
For the six months ended December 31, 2005, holders of 28 shares of the Series A Preferred elected to convert their shares to Common Stock, resulting in the issuance of 700,000 shares of Common Stock.
     Series B Convertible Preferred Stock with Warrants In August, 2005, we completed the private placement of an aggregate 376 shares of our Series B Convertible Preferred Stock, $0.01 par value (“Series B Preferred”), and five year common stock purchase warrants (“Series B Warrants”) exercisable for an aggregate 9,400,000 shares of our Common Stock. The sale of the preferred stock units was made pursuant to a series of Securities Purchase Agreements that were entered into by us and certain accredited investors on or about August 22, 2005. We issued 376 units in the offering at a purchase price equal to $25,000 per unit, resulting in gross proceeds of $9,400,000 prior to offering expenses. The private placement proceeds are being used for general corporate purposes.
Each share of Series B Preferred is convertible, at the initial conversion price of $1.00, into 25,000 shares of Common Stock, subject to adjustment under certain conditions. Holders of the Series B Preferred are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at our option, registered shares of Common Stock valued at fair market value. Shares of Series B Preferred Stock are convertible into shares of Common Stock at the holders’ option at any time and will automatically convert to shares of Common Stock if certain trading volume and a closing price target on our Common Stock are met after February 16, 2006. The closing price target is $3.00 per share and the trading volume target is an average of 100,000 shares per day over a consecutive 20-day period during which the applicable closing price target has been met or exceeded. In addition, shares of the Series B Preferred participate on an as-if converted basis in any dividends paid on Common Stock. Holders of shares of Series B Preferred are entitled to voting rights together with the Common Stock, on an as-if converted basis.
The conversion price of the Series B Preferred is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of Common Stock in consideration of an amount less than the then-effective conversion price.
The holder of each Series B Warrant is entitled to purchase 25,000 shares of Common Stock at an exercise price of $1.15 per share for a term of five years from the date of issuance. The exercise price of the Series B Warrants is subject to adjustment for the issuance of Common Stock in consideration of an amount less than the then effective exercise price.
In connection with the offering, we issued our placement agent a warrant to purchase 282,000 shares of Common Stock at an exercise price of $1.15 per share with a term of five years from the date of issuance (the “Series B-AGENT Warrants”) and paid it a placement fee equal to $658,000, plus the reimbursement of certain expenses. The exercise price of the Series B-AGENT Warrants is subject to adjustment for the issuance of Common Stock in consideration of an amount less than the then effective exercise price.
The Series B Warrants and Series B-Agent Warrants each contain provisions allowing us to repurchase the warrants from the holders upon 15 days notice at $0.10 per warrant share if certain trading volume and closing price targets on our Common Stock are met. The closing price targets are $3.00 per share and the trading volume target is an average of 100,000 shares per day over a consecutive 20-day period during which the applicable closing price target has been met or exceeded.
In connection with the issuance of the Series B Preferred and the Series B Warrants, we entered into a Registration Rights Agreement with each purchaser in which we agreed to file with the Securities and Exchange Commission, no later than September 30, 2005, a registration statement under the Securities Act registering the resale of the Common Stock to be issued upon conversion of the Series B Preferred, as payment of dividends on the Series B Preferred, or upon the exercise of the Series B Warrants. We agreed to cause the registration statement to be declared effective under the Securities Act within 120 days of the closing of the private placement. We further agreed to keep the registration statement effective until the earlier of (i) the sale pursuant to a registration statement of all of the Common Stock receivable as dividends or upon conversion or exercise of all of the Series B Preferred and the Series B Warrants, or (ii) August 21, 2012. We have agreed to pay, as liquidated damages, for each share of Series B Preferred and if previously converted, for each share of common stock received upon the conversion of any Series B Preferred to each holder of Series B Preferred, the following amounts:
•	If a registration statement has not been declared effective by the SEC on or prior to December 20, 2005, we shall pay an amount equal to (a) two hundred fifty dollars for each issued and outstanding share of Series B Preferred and (b) if previously converted, $0.01 for each share of Common Stock received upon the conversion of any shares of Series B Preferred. The registration statement was declared effective by the SEC on November 14, 2005.
•	If we fail to maintain a registration statement continually effective after it is declared effective by the SEC for the full period required for any reason, then for each 30 day period that such failure continues in any consecutive 12 month period, beyond a permitted 30 day period in such 12 month period, we shall pay to the Holders of each issued and outstanding share of Series B Preferred and, if previously converted, the Common Stock received upon the conversion thereof for which we have a continuing obligation to cause an effective registration statement to remain continuously effective an amount equal to (a) seven hundred fifty dollars for each issued and outstanding share of Series B Preferred and (b) if previously converted, $0.03 for each share of Common Stock received upon the conversion of any shares of Series B Preferred; and thereafter for each full 30 day period within such 12-month period that a registration statement is not effective at the fault of the Company, we shall pay an amount equal to (a) $750 for each issued and outstanding share of Series B Preferred and (b) if previously converted, $0.03 for each share of Common Stock received upon the conversion of any shares of Series B Preferred.

Liquidated damages are payable only to the then current holders of issued and outstanding shares of Series B Preferred (or Common Stock received by such holders upon the conversion of such Series B Preferred) at the time of the occurrence giving rise to our obligation to pay such liquidated damages and shall be payable thereon until such time as, with respect to any such share, we are not required to (i) file a registration statement or (ii) cause an effective registration statement to remain continuously effective.
6. COMMITMENTS AND CONTINGENCIES:
Manufacturing Agreement
On August 28, 1996, we entered into a manufacturing agreement with a third party custom manufacturer (the “Manufacturer”). Pursuant to this agreement, the Manufacturer agreed to produce our MediaPro384® group videoconferencing product. The agreement was terminable by either party upon failure of the other party to comply with any material term of the agreement after a 30 day written notice and cure period. In the event of such termination, we would be obligated to pay for any goods accepted under the terms of the agreement. We also had the right to terminate the agreement upon 30 days written notice for any reason or for no reason. In such case, we would be obligated to pay for material and work in progress for products ordered.
As of June 30, 2003, both parties agreed that we would no longer place orders for our MediaPro384 group videoconferencing product line from the Manufacturer. The agreement has been terminated. On September 30, 2005, we entered into a settlement agreement with the Manufacturer in order to settle the dispute regarding amounts alleged to be owed to the Manufacturer by us. The terms of the settlement included our agreement to issue 350,000 shares of common stock and a four year warrant to purchase 600,000 shares at $1.26 per share to the order of the Manufacturer in full and final settlement of the disputed debt. As a result of the settlement, we recognized a gain from discontinued operations of $108,640.
Investor and Recruitment Agreement
In February 2001, in connection with an agreement for seeking potential investors and recruiting and hiring of senior management, we issued rights to purchase warrants for 500,000 shares of our Common Stock at an exercise price of $0.45. The agreement also required the payment of consulting fees. As of June 30, 2004, all warrants have vested and been expensed. This agreement expired in February 2004. The warrants granted pursuant thereto expire in February 2006.
Legal Proceedings
We are involved in legal actions in the ordinary course of business.
7. STOCKHOLDERS’ EQUITY (DEFICIT):
For the six months ended December 31, 2005, we issued 195,684 shares of Common Stock valued at $150,592 and 361,769 shares of Common Stock valued at $180,167 for payment of dividends on our Series A Preferred and our Series B Preferred, respectively.
For the six months ended December 31, 2005, 28 shares of Series A Preferred with a liquidation preference of $700,000 were converted into 700,000 shares of Common Stock.
8. DISCONTINUED OPERATIONS:
In January 2003, we changed our focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This was accomplished by the transfer to a third party of our group videoconferencing services contract portfolio and the liquidation of our remaining group videoconferencing assets. The only measurable revenues we are now receiving result from the sales of the VisiFone. Therefore, we classified the net assets and operations related to the group videoconferencing business as discontinued operations in the accompanying consolidated financial statements.

9. SUBSEQUENT EVENTS:
In January 2006, the Company granted options to acquire 245,000 shares of Common Stock at an exercise price of $.66 per share to certain employees of and consultants to the Company, subject to vesting requirements. The Company also granted options to acquire 120,000 shares of Common Stock at an exercise price of $.66 in connection with an agreement for the recruiting and hiring of senior management.
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
CAUTIONARY STATEMENT IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER FROM THOSE PROJECTED IN FORWARD LOOKING STATEMENTS
This Quarterly Report on Form 10-QSB contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intend,” “anticipate,” “believe,” “estimate,” “plan” and “expect” and variations of these words and similar expressions are intended to identify these forward-looking statements. All statements other than statements of historical facts contained in this report, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are considered to be forward-looking statements. We express our expectations, beliefs and projections in good faith and believe our expectations reflected in these forward-looking statements are based on reasonable assumptions; however, we cannot assure you that these expectations, beliefs or projections will prove to have been correct. Risks, uncertainties and assumptions that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among other things: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, dividends, capital structure and other financial items, (ii) statements of the plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulatory authorities, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about the Company or its business.
Readers are referred to the caption “Risk Factors” appearing at the end of Item 1 of the Company’s latest Annual Report on Form 10-KSB for additional factors that may affect our forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.
Overview
Viseon was founded in 1993, and changed its name from RSI Systems, Inc. to Viseon, Inc. on May 23, 2001. Historically, we had been a developer of our own group videoconferencing systems primarily sold to corporate end users and OEM customers. In 2003, we recognized the need to modify our business model to achieve higher margins and benefit from our portfolio of U.S. patents. In January 2003, we completed our change in focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This was accomplished by transferring our group videoconferencing services contract portfolio with its associated liabilities and obligations to Comlink Video and liquidating our remaining group videoconferencing assets. The only measurable revenues we are now receiving result from the sales of VisiFonesTM to corporations and consumers.
Our current marketing strategies target two diverse market segments: (i) corporations and government entities which have widespread operations across regional, national and international boundaries and (ii) residential consumers who have historically not purchased video communication products. Distribution may include the utilization of arrangements with providers of broadband Internet access, such as cable Multi System Operators, or “MSO’s,” telephone companies that provide DSL services and independent marketers of consumer VoIP services. In addition, we may sell the VisiFone directly to consumers. All of these developments have affected and will continue to affect our financial model in terms of margins, cash flow requirements, and other areas. We have a limited history with respect to the direction our business is now taking. There can be no assurance that we will be able to succeed in implementing our strategy or that we will be able to achieve positive cash flow or profitable operations as a result of these changes in our business.
We estimate that as of September 30, 2005 there are 40 million U.S. homes with broadband access. The migration of voice traffic to the internet is growing rapidly and VoIP is projected by various analysts to be adopted by over 27 million U.S. homes by 2009. This projection represents considerable growth from the estimated 2 million U.S. VoIP users in 2004. Similar growth is forecast for other developed regions of the world.
We are targeting the sale of VisiFones to and through broadband and VoIP providers such as cable companies and RBOCs for use by consumers. Carriers offering the VisiFone will most likely be in the U.S. and Europe. We also believe that there is a potentially significant market for sales of the VisiFone into various branches of the U.S. Government as well as the commercial marketplace. The current generation VisiFone began shipping to carriers in July of 2005 for testing and customization. We believe that a certain portion of the 280 million analog telephones in U.S. homes will be replaced by digital home telephones just as digital cell phones have replaced analog handsets. A digital home telephone will enable consumers to more easily access and benefit from digital telephony features including, but not limited to CD quality audio calls and live, TV quality, two-way video communications.
The availability of low cost broadband access at home, new more powerful chipsets and the VisiFone’s patented technology allow consumers to experience television or near television quality video calls with friends, family or business associates across the street or around the world. The consumer prices for the VisiFone will be determined by the selling carrier or retailer. However, we expect the VisiFone to be sold in conjunction with VoIP services in a fashion similar to how wireless carriers sell a package of a handset with a term service commitment. In many cases this entails the carrier subsidizing the cost of the handset and selling it to consumers below the carriers actual cost. We expect carriers to offer the VisiFone in a variety of packages with various term commitments and options. Some carriers may elect to charge nothing up front for a VisiFone in a model similar to that used for cable TV set top converters, and instead charge a monthly rental fee. We estimate that end user price levels will fall between $199 and $399 per unit for the basic consumer only model.
Results Of Operations
Three Months ended December 31, 2005 Compared to Three Months ended December 31, 2004.
Net Sales. Net sales for the second quarter of fiscal year 2006 were $7,150 compared with $70,833 in the second quarter of fiscal year 2005. We are focusing our efforts on final design and marketing of the next generation VisiFone unit and, accordingly, sales of the earlier VisiFone, which was our principal product offering, have ceased. As a result, our sales volumes and revenues have dropped significantly from the prior year period. Minimal revenue has been recorded on the deployment of units of next generation VisiFones to carriers as these deployments have been for trials only to-date. We anticipate sales volumes by late fiscal year 2006 will increase compared to those of fiscal year 2005 as a result of our penetration of the carrier market.
Gross Profit (Loss). Gross loss was ($19,076) in the second quarter of fiscal year 2006 compared to a gross loss of ($44,386) during the second quarter of fiscal year 2005. The gross loss in the second quarter of fiscal year 2006 was attributable to the sale of units below our cost for the purpose of testing adoption of the VisiFone by carriers. For the next quarter, we expect to continue to sell limited quantities of the existing model VisiFone at low or negative margins to corporate, government and educational customers for demonstration and evaluation purposes and to promote adoption of the technology in the marketplace.
Research and Development Expenses. Research and development expenses were $941,728 for the second quarter of fiscal year 2006 compared to $1,194,700 for the second quarter of fiscal year 2005. The decrease was attributable to decreased expenditures toward the development and carrier customization of the next generation unit in the VisiFone product line. We expect to incur approximately $750,000 of research and development expenses during the next fiscal quarter and approximately $3,100,000 during the fiscal year ending June 30, 2006 for future project enhancements and carrier customization, subject to available cash flows.
Selling, General and Administrative Expenses. Selling, general and administrative expenses were $594,555 for the second quarter of fiscal year 2006 compared to $600,920 for the second quarter of fiscal year 2005. Selling, general and administrative expenses remained relatively constant between periods, reflecting a consistent level of expenditures in our administrative operations.
Other Income (Expense). Other income was $33,637 in the second quarter of fiscal year 2006, compared to other income of $12,674 in the second quarter of fiscal year 2005. Other income consisted solely of interest earned on our cash funds.
Gain from Discontinued Operations. During the second quarter of fiscal 2005, we negotiated discounted repayments related to amounts owed to certain creditors. Based on these discounts, we recorded a gain from discontinued operations of $1,128 during that quarter.
Preferred Stock Dividends. The results of operations for the second quarter of fiscal 2006 reflect a charge of $296,694 compared to $147,249 in the second quarter of fiscal 2005 for dividends on our Convertible Preferred Stock. Dividends on both our Series A and Series B Convertible Preferred Stock accrue at a rate of 10% per annum. Substantially all dividends have been paid by the issuance of Common Stock. Dividends in the second quarter of fiscal 2006 were comprised of dividends on our Series A Convertible Preferred Stock of $61,694 and dividends on our Series B Convertible Preferred Stock of $235,000. Dividends in the second quarter of fiscal 2005 were comprised solely of dividends on our Series A Convertible Preferred Stock.
Six Months ended December 31, 2005 Compared to Six Months ended December 31, 2004.
Net Sales. Net sales for the first six months of fiscal year 2006 were $7,150 compared with $239,002 in the first six months of fiscal year 2005. The sales in the first half of fiscal year 2005 represented sales of our first generation VisiFone unit to two customers in the amount of $218,371. We are focusing our efforts on final design and marketing of the next generation VisiFone unit and, accordingly, sales of the earlier VisiFone have ceased. Minimal revenue has been recorded on the deployment of units of next generation VisiFones to carriers as these deployments have been for trials only to-date. We anticipate sales volumes by late fiscal year 2006 will increase compared to those of fiscal year 2005 as a result of our penetration of the carrier market.
Gross Profit (Loss). Gross loss was ($19,076) in the first half of fiscal year 2006 compared to a gross loss of ($33,854) during the first half of fiscal year 2005. The gross loss in the first half of fiscal year 2006 was attributable to the sale of units below our cost for the purpose of testing adoption of the VisiFone by carriers. For the next quarter, we expect to continue to sell limited quantities of the existing model VisiFone at low or negative margins to corporate, government and educational customers for demonstration and evaluation purposes and to promote adoption of the technology in the marketplace.
Research and Development Expenses. Research and development expenses were $1,939,556 in the first half of fiscal year 2006 compared to $1,978,467 for the first half of fiscal year 2005. The decrease was attributable to decreased expenditures toward the development and carrier customization of the next generation unit in the VisiFone product line. We expect to incur approximately $750,000 of research and development expenses during the next fiscal quarter and approximately $3,100,000 during the fiscal year ending June 30, 2006 for future project enhancements and carrier customization, subject to available cash flows.
Selling, General and Administrative Expenses. Selling, general and administrative expenses were $1,437,508 for the first half of fiscal year 2006 compared to $1,295,593 for the first half of fiscal year 2005. Included within selling, general and administrative costs during the first half of fiscal year 2006 were legal expenses totaling $124,207. These expenses were paid with a five year warrant to purchase 344,827 shares of our Common Stock at $1.00 per share. Excluding this item, selling, general and administrative expenses remained relatively constant between periods, reflecting a consistent level of expenditures in our administrative operations.
Other Income (Expense). Other expense was $(65,897) in the first half of fiscal year 2006, compared to other income of $30,316 in the first half of fiscal year 2005. Other income consisted solely of interest earned on our cash funds. We recorded interest expense of $117,500 during the first quarter of 2006. This interest expense related to the issuance of a five year warrant to purchase 250,000 shares of our common stock at $1.26 as consideration for the granting of a short term loan in the amount of $250,000 during the quarter. The loan was repaid during the quarter and the entire amount of the original issue discount was charged to interest expense as a result.

Gain from Discontinued Operations. On September 30, 2005 we entered into a settlement agreement with a former supplier in order to settle a dispute regarding amounts that we allegedly owed to that entity. The terms of the settlement included our agreement to issue 350,000 shares of our common stock and a four year warrant to purchase 600,000 shares of our common stock at $1.26 per share in full and final settlement of the disputed debt. The value of the settlement, valuing the common stock at the September 29 closing price of $0.87 and valuing the warrant using the Black-Scholes pricing method was 409,860. Our previously accrued liability for this matter was $518,500. As a result of the settlement, we recognized a gain from discontinued operations of $108,640. During the first half of fiscal 2005, we negotiated discounted repayments related to amounts owed to certain creditors. Based on these discounts, we recorded a gain from discontinued operations of $6,107 during that quarter.
Preferred Stock Dividends. The results of operations for the first half of fiscal 2006 reflect a charge of $5,172,016 compared to $351,275 in the first half of fiscal 2005 for dividends on our convertible preferred stock. Dividends on both our Series A Preferred and Series B Preferred accrue at a rate of 10% per annum. Substantially all dividends have been paid by the issuance of Common Stock. Dividends in the first half of fiscal 2006 were comprised of dividends on our Series A Preferred of $138,943 and dividends on our Series B Preferred of $5,033,073. Series B Preferred dividends include a charge of $4,696,240 in the first half of 2006 attributable to the beneficial conversion option on our Series B Preferred.
Liquidity And Capital Resources
We raised $9,400,000 (prior to offering expenses) from the sale of our Series B Preferred with warrants in a series of private placement transactions in August 2005. In addition, we raised an additional $240,000 during the quarter ended September 30, 2005 from the exercise by a holder of certain of our common stock purchase warrants. Management believes that the funds generated from the recent private placement and warrant exercises will be sufficient to cover the cash needs of the Company for the current fiscal year. Proceeds from remaining outstanding warrants could generate an additional $25,000,000, although certain warrants have cashless exercise provisions. There can be no assurance that any additional warrants will be exercised.
Historically, we have generated losses from operations and negative cash flows. For the six months ended December 31, 2005, we incurred a net loss attributable to common stockholders of $8,525,412 including the beneficial conversion option of $4,696,240, without which the net loss attributable to common stockholders would have been $3,829,172. For the same period, we used $3,807,738 in operating activities, used $147,310 in investing activities primarily for payment of costs related to our intellectual property, and generated $8,457,435 from financing activities, primarily due to closing and funding of our Series B Preferred private placement and warrant exercises.
Management plans to try to increase sales and improve operating results through (i) increased marketing and direct sales activities to corporate customers, (ii) continued initiatives to gain acceptance of our product by consumer broadband providers for sale to their subscribers and (iii) initiatives to monetize our intellectual property rights. There can be no assurance that we will be successful in achieving these objectives and becoming profitable.
Critical Accounting Policies And Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during the reporting period. We regularly evaluate our estimates and assumptions related to net revenues, allowance for doubtful accounts, sales returns and allowances and accounting for income taxes. We base our estimates and assumptions on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.
We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements:

Revenue Recognition
We record sales revenue at the time merchandise is delivered. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition”, SAB No. 101, as amended by SAB No. 104, which sets forth the SEC Staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured. We use the above criteria to determine whether revenue can be recognized.
When product sales revenue is recognized, we establish and estimate an allowance for future product returns based on historical returns experience; when price reductions are approved, we establish an estimate liability for price protection payable on inventories owned by product resellers. Should actual product returns or pricing adjustments exceed our estimates, additional reductions to revenue would result. Revenue from the licensing of patents is recognized at the time a patent agreement is executed and the goods, services and/or cash are received. Our product typically carries a one-year warranty. Although we engage in extensive product quality programs and processes, our warranty obligation is affected by product failure rates, use of materials or service delivery cost that differs from our estimates. As a result, additional warranty reserves could be required, which could reduce gross margins.
Allowance for Doubtful Accounts
We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts and the general condition of the industry. If a major customer’s credit worthiness deteriorates, or our customers’ actual defaults exceed our historical experience, our estimates could change and impact our reported results.
Accounting for Income Taxes
We account for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized at the enacted rates for the future tax consequences attributable to differences between the financial statement carrying amounts of existing tax assets and liabilities and their respective tax basis. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
Item 3. Controls and Procedures
As of the end of the period covered by this report, Viseon carried out an evaluation, under the supervision and with the participation of Viseon’s management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of Viseon’s disclosure controls and procedures. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective, as of such date, to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the required time period, including to ensure that information required to be disclosed is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. There have been no changes in Viseon’s internal controls over financial reporting that materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting during the quarter ended December 31, 2005.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders, Audit Committee and Board of Directors
Viseon, Inc.
     We have audited the accompanying consolidated balance sheets of Viseon, Inc. and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of Viseon’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Viseon, Inc. and subsidiaries as of June 30, 2005 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
August 12, 2005 (except as to Note 14 as to which the date is August 22, 2005)

VISEON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2005 and 2004

	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$239,383	$5,339,393

Accounts receivable, net of allowance for doubtful accounts of $0 and $3,739 as of June 30, 2005 and June 30, 2004	16,541	43,389
Inventories	3,758	14,600
Prepaid expenses	379,291	469,789

Total Current Assets	638,973	5,867,171

PROPERTY AND EQUIPMENT, NET	26,428	35,659

INTANGIBLE ASSETS, NET	266,358	210,157

TOTAL ASSETS	$931,759	$6,112,987

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$1,230,041	$413,674
Accrued expenses	336,287	226,269
Net liabilities of discontinued operations	723,475	743,582

Total Current Liabilities	2,289,803	1,383,525

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Series A convertible preferred stock, $.01 par value per share 5,000,000 shares authorized, 125 and 338 shares issued and outstanding (liquidation preference of $3,125,000 and $8,450,000)	1	3
Common stock, $.01 par value per share 100,000,000 shares authorized 32,849,070 and 24,682,907 issued and outstanding	328,491	246,829
Additional paid in capital	40,056,336	37,732,562
Accumulated deficit	(41,742,872)	(33,249,932)

Total Stockholders’ Equity (Deficit)	(1,358,044)	4,729,462

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$931,759	$6,112,987

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended June 30, 2005 and 2004

	2005	2004
NET SALES	$239,660	$286,215
COST OF GOODS SOLD	284,746	259,087
RESERVE FOR INVENTORIES	—	(66,830)

Gross Profit (Loss)	(45,086)	93,958
RESEARCH AND DEVELOPMENT	5,134,123	169,982
SELLING, GENERAL AND ADMINISTRATIVE	2,815,881	2,873,163

Operating Loss	(7,995,090)	(2,949,187)

OTHER INCOME (EXPENSE)
Other income	—	3,719
Interest income	46,077	12,547
Amortization of original issue discount	—	(916,666)
Interest expense	—	(127,079)
Other Expense, Net	46,077	(1,027,479)
LOSS FROM CONTINUING OPERATIONS	(7,949,013)	(3,976,666)
GAIN FROM DISCONTINUED OPERATIONS	6,107	348,628

NET LOSS	(7,942,906)	(3,628,038)
Preferred Stock Dividends	(550,034)	(3,358,380)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,492,940)	$(6,986,418)

Basic and diluted earnings (loss) per share:
Loss from continuing operations	$(0.27)	$(0.19)

Gain from discontinued operations	$—	$0.01

Net loss	$(0.27)	$(0.18)

Net loss attributable to common stockholders	$(0.29)	$(0.34)

Weighted average common shares outstanding:
Basic and diluted	29,122,280	20,585,143

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended June 30, 2005 and 2004

	Preferred		Common		Additional
	Stock		Stock		Paid-In	Accumulated
	Share	Amount	Shares	Amount	Capital	Deficit	Total
BALANCES, June 30, 2003	—	—	17,829,829	$178,298	$24,179,469	$(26,263,514)	$(1,905,747)

Convertible preferred stock and common stock warrants issued for cash	338	3			8,449,997		8,450,000
Convertible preferred stock issuance costs					(1,215,859)		(1,215,859)
Accretion of beneficial conversion option for convertible preferred stock					3,135,261	(3,135,261)	—
Preferred stock dividends						(223,119)	(223,119)
Common stock issued for services rendered			990,257	9,903	971,541		981,444
Exercise of common stock options			410,500	4,105	211,575		215,680
Exercise of common stock warrants			1,166,666	11,667	338,333		350,000
Conversion of accounts payable into common stock			103,233	1,032	129,214		130,246
Conversion of subordinated notes and accrued interest into common stock			4,182,422	41,824	1,212,902		1,254,726
Common stock warrants issued for services rendered					124,673		124,673
Common stock warrants issued for cash					5,000		5,000
Common stock warrants issued in connection with subordinated notes payable					126,590		126,590
Compensation related to common stock options and warrants					63,866		63,866
Net loss						(3,628,038)	(3,628,038)

BALANCES, June 30, 2004	338	3	24,682,907	246,829	37,732,562	(33,249,932)	4,729,462

Convert preferred stock to common stock	(213)	(2)	5,325,000	53,250	(53,248)		—
Convertible preferred stock issuance costs					(43,972)		(43,972)
Preferred stock dividends			587,689	5,877	629,351	(550,034)	85,194
Common stock issued for services rendered			284,807	2,848	327,604		330,452
Exercise of common stock options			45,000	450	33,050		33,500
Exercise of common stock warrants for cash			1,573,834	15,739	1,434,487		1,450,226
Exercise of common stock warrants (cashless)			349,833	3,498	(3,498)		—
Net loss						(7,942,906)	(7,942,906)

BALANCES, June 30, 2005	125	$1	32,849,070	$328,491	$40,056,336	$(41,742,872)	$(1,358,044)

VISEON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended June 30, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net loss	$(7,942,906)	$(3,628,038)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	41,136	71,996
Amortization of original issue discount	—	916,666
Compensation related to stock options	—	40,660
Compensation related to common stock warrants	—	23,206
Common stock issued for services rendered	330,450	981,444
Common stock warrants issued for services rendered	—	124,673
Loss on retirement of equipment	—	11,367
Gain from discontinued operations	(6,107)	(348,628)
Changes in operating assets and liabilities:
Accounts receivable, net	26,848	(39,280)
Inventories, net	10,842	(7,521)
Prepaid expenses	90,498	(423,216)
Accounts payable	816,368	(5,880)
Accrued expenses	181,596	147,724

Net cash flows used in operating activities	(6,451,275)	(2,134,827)

Cash flows from investing activities:
Purchases of property and equipment	(5,401)	(27,931)
Payments for intangible assets	(82,705)	(118,468)

Net cash flows from investing activities	(88,106)	(146,399)

Cash flows from financing activities:
Payments on short-term notes payable	—	(135,000)
Proceeds from short-term notes payable and warrants issued with note payable	—	200,000
Proceeds from exercise of common stock options	33,500	215,680
Proceeds from exercise of common stock warrants	1,450,226	350,000
Proceeds from sales of common stock warrants	—	5,000
Proceeds from issuance of convertible preferred stock and warrants	—	8,450,000
Payments of convertible preferred stock and warrants issuance costs	(26,863)	(1,215,859)
Dividends on convertible preferred stock	(3,492)	(82,286)

Net cash flows from financing activities	1,453,371	7,787,535

VISEON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended June 30, 2005 and 2004

	2005	2004
Change in cash and cash equivalents from discontinued operations	(14,000)	(174,700)

Increase in cash and cash equivalents	(5,100,010)	5,331,609

Cash and cash equivalents, beginning of year	5,339,393	7,784

Cash and cash equivalents, end of year	$239,383	$5,339,393

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
NOTE 1 — Description of Business
Viseon, Inc. (the “Company”), a Nevada corporation, was incorporated on December 21, 1993 and historically had been a developer of its own group videoconferencing systems sold primarily to corporate end users and OEM customers. On July 25, 1995, it completed its initial public offering of its common stock, par value $0.01 per share (the “Common Stock”).
In January 2003, Viseon changed its focus from being a group videoconferencing systems manufacturer and reseller to a desktop and consumer broadband communications systems developer and reseller. The only measurable revenues that Viseon is currently realizing are as a result of sales of the VisiFone™, Viseon’s personal videophone which operates on broadband networks. Therefore, we have classified the net assets and operations related to the group videoconferencing business as discontinued operations in the accompanying consolidated financial statements.
The VisiFone products are low-cost broadband communication devices, which can be used by both consumers and businesses for both audio and audio/ video calling over high speed internet connections. The VisiFone is a self-contained system that does not require a PC or any external equipment for its operation. It will utilize virtually any broadband connection and home or office network including high-speed Internet connections via DSL or cable modem.
The first generation of VisiFone has been available to customers, primarily for testing, since 2003. It is available as either an ITU Standard, H.323 compliant system which is compatible with most corporate video conferencing systems or as a Session-Initiation-Protocol (SIP) compliant device, which is compatible with many of the emerging Voice Over Internet Protocol (VoIP) telephony networks. The VisiFone can be used in corporate, government and educational applications and is priced such that it also has significant potential to be sold to residential consumers who have subscribed to broadband Internet access via cable modem or DSL.
The second generation of VisiFone has been developed by Viseon based on input from various broadband carriers and VoIP marketers. Shipments are expected to begin during the second quarter of fiscal 2006.
Viseon has incurred losses from operations and negative cash flows from operations for the years ended June 30, 2005 and 2004. Management plans to try to increase sales and improve operations through 1) continued initiatives to gain acceptance of our product by broadband carriers for sale to their subscribers, 2) continued measures to minimize overhead, and 3) initiatives to monetize our intellectual property rights. Management believes that current cash funds and funds generated from operations will be sufficient to cover cash needs for the 2006 fiscal year, although there can be no assurance in this regard. In the event sales do not materialize at the expected rates or Viseon does not achieve planned gross margins, management would seek additional financing or would conserve cash by further reducing expenses. There can be no assurance that Viseon will be successful in achieving these objectives or becoming profitable.

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
NOTE 2 — Summary of Significant Accounting Policies
          Principles of Consolidation
The consolidated financial statements include the accounts of Viseon, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.
          Cash and Cash Equivalents
Viseon considers investments in highly liquid debt securities having an initial maturity of three months or less to be cash equivalents. Viseon maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.
          Accounts Receivable
Viseon reviews customers’ credit history before extending unsecured credit and establishes an allowance for uncollectible accounts based upon factors surrounding the credit risk of specific customers and other information. Invoices are due 30 days after presentation. Accounts receivable over 30 days are considered past due. Viseon does not accrue interest on past due accounts receivable. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. Accounts receivable are shown net of an allowance for uncollectible accounts of $0 and $3,739 at June 30, 2005 and 2004.
          Inventories
Inventories at June 30, 2005 and 2004 were $3,758 and $14,600 of finished goods consisting principally of videophones and related peripherals. Inventories are stated at the lower of cost (first-in, first-out method) or market.
          Property and Equipment
Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over their estimated useful lives, which range from two to three years. Leasehold improvements are amortized over the shorter of their estimated useful life or the term of the lease. Maintenance, repairs and minor renewals are expensed when incurred.
          Intangible Assets
Viseon amortizes patents over their estimated useful lives of ten years using the straight-line method.
          Revenue Recognition
Viseon records sales revenue at the time merchandise is shipped. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition.” SAB No. 101, as amended, sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured.
Viseon believes it meets all of the requirements for revenue recognition under SFAS 48 and SAB 101. Viseon recognizes revenue on shipment and records a reserve for potential returns based upon historical experience rates.

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
Note 2 (Continued)
Viseon offers an unconditional 30-day right of return on the sale of its VisiFone products. Viseon recognizes revenue on shipment and records a reserve for potential returns. Viseon’s warranty policy during the first year after the sale includes an obligation to replace during the first 30 days and to repair during the next 11 months. Viseon has a one-year warranty with the manufacturer, so there is little, if any, cost to Viseon for warranty claims. No warranty reserve has been recorded to date, although Viseon will record a reserve if warranty activity increases and there are unrecoverable costs to Viseon.
In May 2003, Viseon entered into an agreement with a supplier pursuant to which the VisiFone is manufactured under private label for Viseon. In most instances, Viseon assumes the risks and rewards of ownership of the inventory purchased from the supplier and, accordingly, records revenue on a gross basis. In some cases, Viseon does not purchase the inventory from the supplier and does not assume the risks and rewards of ownership and records revenue on a net basis. Substantially all revenues in fiscal 2005 and 2004 were from sales of the VisiFone purchased from this supplier.
          Shipping and Handling Costs
In accordance with Emerging Issues Task Force (EITF) Issue 00-10, “Accounting for Shipping and Handling Fees and Costs,” Viseon is including shipping and handling revenues in sales and shipping and handling costs in cost of goods sold.
          Research and Development Costs
Research and development costs are charged to operations when incurred.
          Advertising Costs
All costs related to advertising Viseon’s products are expensed in the period incurred. Advertising expense for the years ended June 30, 2005 and 2004 was $183,205 and $38,488.
          Net Loss Per Share
Basic and diluted loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during each period. Dilutive common equivalent shares have not been included in the computation of diluted loss per share because their inclusion would be antidilutive. Antidilutive common equivalent shares issuable based on future exercise of stock options or warrants could potentially dilute basic and diluted loss per share in subsequent years. All outstanding options and warrants totaling 18,913,022 and 20,820,409 at June 30, 2005 and 2004, respectively were antidilutive.
          Stock-Based Compensation
In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, Viseon uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of quoted market price of Viseon’s common stock at the grant date over the amount the employees must pay for the stock. Viseon’s general policy is to grant stock options at fair value at the date of grant. Options and warrants issued to non-employees are recorded at fair value, as required by Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation”, using the Black Scholes pricing method.
Viseon has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 148, “Accounting for Stock-Based Compensation.” Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, Viseon’s net loss and basic diluted net loss per common share would have been changed to the following pro forma amounts:

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
Note 2 (Continued)

	2005	2004
Loss attributable to common stockholders
As reported	$(8,492,940)	$(6,986,418)
Pro forma	$(8,937,689)	$(7,212,896)

Basic and diluted loss per share:
As reported	$(0.29)	$(0.34)
Pro forma	$(0.31)	$(0.35)

Stock based compensation:
As reported	$—	$40,660
Pro forma	$444,749	$226,478
The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2005 and 2004: risk-free interest rates of 4.1% and 3.5%, expected option lives of 10 years and 10 years, expected volatility of 42.17% and 30.29% and expected dividend yield of 0% and 0%.
          Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
          Fair Value of Financial Instruments
The carrying amount for all financial instruments approximates fair value. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short maturity of these instruments.
          Segment Reporting
Viseon was an international seller of videoconferencing systems in the United States and the United Kingdom/Europe. Viseon discontinued selling in the United Kingdom/Europe in August 2002. Management believes Viseon meets the criteria for aggregating its operating segments into a single reporting segment.
          Recent Accounting Pronouncements
In December 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (FIN 46R). This standard replaces FIN 46, Consolidation of Variable Interest Entities” that was issued in January 2003. FIN 46R modifies or clarifies various provisions of FIN 46. FIN 46R addresses the consolidation of business enterprises of variable interest entities (VIEs), as defined by FIN 46R. FIN 46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interest in structures commonly referred to as special purpose entities for periods ending after December 15, 2003. Application by Viseon for all other types of VIEs is required in financial statements for periods ending no later than the quarter

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
Note 2 (Continued)
ended January 31, 2005. Viseon does not expect the adoption of FIN 46R to have a material effect on Viseon’s financial statements.
In November 2004, FASB issued SFAS No. 151 “Inventory Costs” amends the guidance in ARB No. 43, Chapter 4 “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 pf ARB 43, Chapter 4, previously stated that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges.” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, SFAS No, 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date SFAS No. 151 was issued. SFAS No. 151 shall be applied prospectively. Viseon does not expect the adoption of SFAS No. 151 to have a material effect on its financial statements.
In December 2004, FASB issued SFAS No. 153 “Exchanges of Nonmonetary Assets” amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions.” APB No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date SFAS No. 153 was issued. SFAS No. 153 shall be applied prospectively. Viseon does not expect the adoption of SFAS No. 153 to have a material effect on its financial statements.
In December 2004, FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”, that focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaces SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Beginning with in the first period beginning after December 15, 2005, we will be required to expense the fair value of employee stock options and similar awards. As a public company, we are allowed to select from two alternative transition methods, each having different reporting implications. The impact of SFAS No. 123R has not been determined at this time.
In June 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion No. 20 and FASB Statement No. 3. The statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005. The statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of this statement. Viseon does not expect the adoption of SFAS No. 154 to have a material effect on its financial statements.

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
NOTE 3 — Prepaid Expenses
Prepaid Expenses consisted of the following at June 30:

	2005	2004
Prepaid Expenses

Prepaid Insurance	$59,994	$63,045
Vendor Deposits	250,000	265,000
Other	69,297	141,744

Prepaid Expenses	$379,291	$469,789

NOTE 4 — Property and Equipment, Net
Property and equipment consisted of the following at June 30:

	2005	2004
Property and Equipment

Furniture, equipment and software	$48,727	$43,326

Less: accumulated depreciation and amortization	(22,299)	(7,667)

Property and Equipment, net	$26,428	$35,659

Depreciation and amortization expense was $14,633 and $52,787 for the years ended June 30, 2005 and 2004.
NOTE 5 — Intangible Assets, net
Intangible assets consisted of the following at June 30:

	2005	2004
Patents	$342,304	$259,600

Less: accumulated amortization	(75,946)	(49,443)

Intangible assets, net	$266,358	$210,157

Amortization expense of intangible assets was $26,504 and $19,209 for the years ended June 30, 2005 and 2004. Amortization expense is estimated to approximate $27,000 for each of the years ending June 30, 2006, 2007, 2008, 2009 and 2010.

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
NOTE 6 – Accrued Expenses
Accrued expenses consisted of the following at June 30:

	2005	2004
Accrued preferred dividends	$52,148	$140,833
Deferred revenue	—	25,800
Accrued compensation	38,792	20,167
Accrued late registration fee	101,625	—
Accrued legal fees	87,768	16,750
Other accrued liabilities	55,954	22,719

Accrued Expenses	$336,287	$226,269

NOTE 7 – Debt
In several transactions in fiscal 2002 and 2003, Viseon issued convertible promissory notes with warrants to six different lenders in exchange for cash and, in some cases, the assumption of debt. The aggregate principal amount of the notes was $1,106,706. Proceeds were allocated between the notes and warrants, which were valued using the Black-Scholes pricing model. The warrants allow for the purchase of an aggregate of 3,689,019 common shares at $0.30 per share and expire between December 2006 and June 2008. The resulting aggregate original issue discount of $1,106,706 (the fair value of the warrants) was being amortized over the life of the notes using the straight-line method, which approximated the interest method. Viseon had been unable to repay interest and principal on the notes when due.
As of December 31, 2003, Viseon obtained a waiver from each of its convertible note holders for its failure to make quarterly interest payments when due, and where applicable, to repay the notes on maturity. The terms of the waiver required Viseon to repay all accrued interest and past-due principal balances no later than March 31, 2004. The waiver also clarified Viseon’s obligation to include all of the underlying common shares for both the convertible note and warrants associated with the indebtedness in Viseon’s next registration statement filing. In conjunction with the sale of the Series A Convertible Preferred Stock (see Note 10), the holders of the convertible promissory notes entered into agreements dated March 15, 2004 to convert such notes (totaling $1,254,726, including principal and accrued interest) into 4,182,422 shares of common stock and to release all collateral securing the repayment of such notes. The remaining original issue discount of $432,308 was amortized to interest expense during the year ended June 30, 2004.
In December 2003, Viseon exchanged two five year warrants to purchase 250,000 shares (each) of common stock at $1.10 per share in satisfaction of short-term notes payable of $65,000. In February 2004, Viseon issued five-year warrants to acquire 150,000 shares of common stock for $1.17 per share to one of its lenders in exchange for their agreement to loan Viseon approximately $150,000.

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
NOTE 8 — Commitments and Contingencies
     Operating Leases
Viseon leases office space under noncancelable operating leases with original terms of monthly to three years expiring in April 2006. One of the leases requires Viseon to pay its pro rata share of operating expenses.
Future minimum rental payments due under noncancelable operating leases are as follows for the fiscal years ending June 30:

2006	19,188

Total	$19,188

Total rent expense was $101,484 and $99,745 for the years ended June 30, 2005 and 2004.
     Manufacturing Agreement
On August 28, 1996, Viseon entered into a manufacturing agreement with a third party custom manufacturer (Manufacturer). Pursuant to this agreement, the Manufacturer agreed to produce Viseon’s videoconferencing products and warranted that all products would be free from defects in material and workmanship for twelve months from the date Viseon ships to the customer or fifteen months from the date the Manufacturer ships to Viseon, whichever comes first.
As of June 30, 2003, Viseon and the Manufacturer have agreed that Viseon will no longer place orders for its Mediapro group videoconferencing product line from the manufacturer. The agreement has not yet been terminated; however, Viseon and the Manufacturer have entered into discussions regarding the potential obligation that may arise from the termination of said agreement and Viseon has accrued an estimate of the expense associated with that potential liability of $518,500.
     Distributor and Dealer Agreements
In May 2003, Viseon entered into an agreement with a supplier pursuant to which the supplier manufactures and private labels the VisiFone for Viseon. In most instances, Viseon assumes the risks and rewards of ownership of the inventory purchased from the supplier and, accordingly, records revenue on a gross basis. Substantially all revenues in fiscal 2005 and 2004 were from sales of the VisiFone purchased from this supplier.
     Major Customers and Concentration of Credit Risk
Sales to one customer represented approximately 65% of net sales and sales to a different customer represented approximated 27% of net sales for the year ended June 30, 2005 with no accounts receivable from both customers at June 30, 2005. Sales to one customer represented approximately 43% of net sales for the year ended June 30, 2004 with no accounts receivable from this customer at June 30, 2004.
     Legal Proceedings
Viseon is involved in legal actions in the ordinary course of its business.
In February 2004, Viseon was named as defendant in a lawsuit for approximately $31,000 allegedly owed for past-due accounts payable. The plaintiff was also seeking recovery of attorneys’ fees of approximately $10,000. Viseon has accrued $25,111 related to its estimated exposure with this lawsuit. In October 2004, Viseon paid $22,500 in full and final settlement of the plaintiff’s claims and this lawsuit was dismissed.

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
Note 8 (Continued)
Viseon has been named as a defendant in several lawsuits during fiscal 2003 and 2004 related to amounts allegedly owed for goods and services. During fiscal year 2004, Viseon settled these lawsuits for approximately $175,000, which amounts had been previously included in cost of goods sold or selling, general and administrative expenses in the consolidated statement of operations.
NOTE 9 — Income Taxes
Viseon utilizes the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. Viseon has incurred cumulative net operating losses for both financial statement and income tax reporting purposes. At June 30, 2005, Viseon had Federal and State net operating loss carryforwards of approximately $38,100,000 and research and development credit carryforwards of approximately $291,900. If not used, these carryforwards will begin to expire in 2010. During 1996, a change in ownership occurred pursuant to Section 382 of the Internal Revenue Code that limits the use of loss carryforwards in any one year. Subsequent ownership changes may further limit the use of these net operating loss carryforwards.

	2005	2004
Deferred income tax assets:
Net operating loss carryforwards	$15,230,900	$10,995,900
Asset valuation reserves and other	304,900	324,100
Research and development credit carryforwards	291,900	234,000

	15,827,700	11,554,000
Less: valuation allowance	(15,827,700)	(11,554,000)
Deferred income tax liabilities:
Depreciation and amortization	—	—

Net deferred income tax assets	$—	$—

Viseon has recorded a full valuation allowance against its deferred tax asset due to the uncertainty of realizing the related benefits. The change in the valuation allowance was $4,172,800 and $1,198,800 for the years ended June 30, 2005 and 2004.
Income tax computed at the U.S. federal statutory rate reconciled to the effective tax rate is as follows for the years ended June 30:

	2005	2004
Federal statutory tax rate benefits	(35.0)%	(35.0)%
State tax, net of federal benefit	(5.0)%	(5.0)%
Change in valuation allowance	40.0%	40.0%

Effective tax rate	—%	—%

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
NOTE 10 — Stockholders’ Equity (Deficit)
     Series A Convertible Preferred Stock with Warrants
In March and April 2004, Viseon sold, in private placement transactions, a total of 338 shares of Series A Convertible Preferred Stock in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock (collectively referred to as the “Securities”). The private placement of the Securities resulted in gross proceeds to Viseon of $8,450,000, prior to offering expenses. In total, holders of the 338 shares of Series A Convertible Preferred Stock may acquire 16,900,000 shares of Viseon’s common stock (8,450,000 shares of common stock upon conversion and 8,450,000 shares upon exercise of warrants). Viseon’s placement agent received an aggregate placement fee of $845,000 and warrants to purchase 1,267,500 shares of common stock.
Each share of Series A Convertible Preferred Stock is convertible, at the initial conversion price of $1.00, into 25,000 shares of common stock, subject to adjustment under certain conditions. Holders of the Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at the option of Viseon, registered shares of common stock valued at fair market value. Shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the holders’ option at any time and will automatically convert to shares of common stock if certain trading volume and closing price targets on Viseon’s common stock are met at various intervals. In addition, shares of the Series A Convertible Preferred Stock participate on an as-if converted basis in any dividends paid on Common Stock. Holders of shares of Series A Convertible Preferred Stock are entitled to voting rights together with the Common Stock, on an as-if converted basis.
The conversion price of the Series A Convertible Preferred Stock is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of common stock in consideration of an amount less than the then-effective conversion price.
The holder of each Series A-1 Warrant is entitled to purchase 12,500 shares of common stock at an exercise price of $1.08 per share for a term of five years from the date of issuance. The holder of each Series A-2 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.26 per share for a term of five years from the date of issuance. The exercise price of the Series A-1 and Series A-2 Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective exercise price.
The shares of common stock underlying the Securities are currently subject to an effective registration statement under Form SB-2 under the Securities Act of 1933, as amended. Viseon has agreed to cause this registration statement to continuously remain effective until all such common stock may be sold without regard to an effective registration statement. Failure to maintain a continuously effective registration statement will subject Viseon to liability to certain holders of shares of Series A Convertible Preferred Stock in the form of liquidated damages totaling as high as $253,500 per month.
In addition to a placement fee paid in cash, Viseon’s placement agent received warrants to purchase a total of 1,267,500 shares of common stock at a purchase price of $1.00 per share for a term of five years from the date of issuance (the “Series A-1-AGENT Warrants”). The exercise price of the Series A-1-AGENT Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective exercise price.
     Consultant Compensation Plan
During fiscal 2003, the Board of Directors reserved 5,000,000 shares of common stock for a consultant compensation plan. Consultants may be issued or sold shares of common stock for services.

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
Note 10 (Continued)
During fiscal 2005 and 2004, Viseon issued 284,807 and 990,257 shares of common stock for consulting services. At June 30, 2005, there were 2,196,438 shares available for issuance.
     Stock Warrants
During October 2003, Viseon sold a five-year warrant to an accredited investor for the purchase of 166,666 shares of common stock at $1.28 per share for $5,000. In April 2004, Viseon issued a five-year warrant, vesting over a two-year period, for the purchase of 200,000 shares of Viseon’s common stock at $1.26 per share to a sales and business development consultant to Viseon who is responsible for Viseon’s relationship with broadband providers.
As of June 30, 2005, warrants to purchase a total of 16,852,772 shares of common stock were outstanding at exercise prices ranging from $0.25 to $1.65 per share and expiring through June 2014.

		Weighted
		Average Exercise
	Warrants	Price per Share
Outstanding at June 30, 2003	9,627,659	0.48
Granted	10,834,166	1.15
Exercised	(1,166,666)	0.30
Canceled	—	—

Outstanding at June 30, 2004	19,295,159	0.86

Granted	—	—
Exercised	(2,109,054)	0.82
Canceled	(333,333)	0.60

Outstanding at June 30, 2005	16,852,772	$0.88

     Stock Options
Viseon has a 1994 Stock Plan which permits the granting of stock options, including incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, nonqualified stock options and restricted stock. The exercise price for options granted under the stock plan shall be at a price determined at the sole discretion of the compensation committee of Viseon’s board of directors provided, however, that incentive stock options granted under the plan shall be granted at exercise prices equal to the fair market value on the date of grant (110% for a stockholder holding 10% or more of the outstanding shares of common stock). Viseon has reserved 2,500,000 shares of common stock for issuance under this plan.
On March 24, 2005, Viseon adopted the Viseon, Inc. 2005 Stock Plan (the “Incentive Plan”), subject to the approval of the stockholders of Viseon. The Incentive Plan is an unfunded plan which provides for the granting of incentive stock options, non-qualified stock options, restricted shares of Common Stock, stock appreciation rights, and other forms of incentive compensation (collectively, “Awards”) to officers, directors and employees of Viseon, as well as to consultants that perform services for Viseon. Viseon has reserved 5,000,000 shares of common stock for issuance under the plan.
At June 30, 2005, 675,750 shares remained available for grant under 1994 Stock Plan, and 4,910,000 shares remained available for grant under 2005 Stock Plan. Options issued become exercisable over varying periods as provided in the individual plan agreements and have a term of five or ten years.
A summary of changes in common stock options during the years ended June 30, 2005 and 2004 is as follows:

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
Note 10 (Continued)

		Weighted
		Average Exercise
	Options	Price per Share
Outstanding at June 30, 2003	1,084,250	1.13

Granted	459,500	0.99
Exercised	(350,500)	0.55
Canceled	(9,000)	1.13

Outstanding at June 30, 2004	1,184,250	1.23

Granted	730,000	1.18
Exercised	(45,000)	0.74
Canceled or Expired	(40,000)	6.25

Outstanding at June 30, 2005	1,829,250	$1.12
Exercisable at June 30, 2005	1,462,583	$1.12
Exercisable at June 30, 2004	919,250	$1.30
Within the option plan, the weighted average remaining contractual life was 7.4 and 6.9 years for the years ended June 30, 2005 and 2004.
As of June 30, 2005, Viseon has granted 231,000 options outside the Plan with a weighted average exercise price of $2.81 and a weighted average remaining contractual life of 2.0 years. During fiscal year 2005, 110,000 options with a weighted average exercise price of $8.00 per share were expired and no options outside the Plan were exercised. As of June 30, 2004, Viseon had granted 341,000 options outside the Plan with a weighted average exercise price of $4.49 and a weighted average remaining contractual life of 2 years. During fiscal year 2004, 60,000 options with weighted average exercise price of $0.40 per share were exercised.
The following table summarizes information about stock options outstanding as of June 30, 2005, including those issued outside the Plan:

		Options Outstanding		Options Exercisable
		Weighted-Average
Range of Exercise	Number	Remaining	Weighted-Average	Number	Weighted-Average
Prices	Outstanding	Contractual Life	Exercise Price	Exercisable	Exercise Price
$0.38-0.52	43,000	4.44	$0.46	43,000	$0.46
$0.65-0.75	370,000	6.68	$0.69	370,000	$0.69
$1.00-1.50	1,167,500	5.55	$1.09	800,833	$1.10
$1.62-2.18	220,000	7.45	$1.83	220,000	$1.83
$2.81-3.00	259,750	2.11	$2.83	259,750	$2.83

$0.38-3.00	2,060,250	5.50	$1.30	1,693,583	$1.35

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
Note 10 (Continued)
The weighted average fair values of options granted in 2005 and 2004 were as follows:

Fiscal 2005 grants	$0.80
Fiscal 2004 grants	$0.29
NOTE 11 — Retirement Savings Plan
Viseon has a pre-tax salary reduction/profit-sharing plan under the provisions of section 401(K) of the Internal Revenue Code, which covers employees meeting certain eligibility requirements. Profit sharing contributions by Viseon are completely discretionary. Viseon made no contributions during the years ended June 30, 2005 and 2004.
NOTE 12 — Supplemental Disclosure of Cash Flow Information

Supplemental cash flow information:	2005	2004
Cash paid for interest, net of original issue discount	$—	$14,553

Noncash investing and financing activities
Common stock issued for accounts payable	—	$130,246
Subordinated notes converted to common stock warrants	—	$65,000
Subordinate notes and accrued interest converted to common stock	—	$1,254,726
Accrued preferred stock dividends converted to common stock	$409,187	—
Common stock issued for preferred stock dividends	$149,841	—
Conversion of preferred stock to common stock	$48,250	—
Cashless exercise of warrants	$3,498	—
NOTE 13 — Discontinued Operations
In January 2003, Viseon decided to change its focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This has been accomplished by the transfer to a third party of its group videoconferencing services contract portfolio and the liquidation of its remaining group videoconferencing assets. The only measurable revenues Viseon is now receiving result from the sales of the VisiFone. Therefore, Viseon has classified the net assets and operations related to the group videoconferencing business as discontinued operations in the accompanying consolidated financial statements.
The only significant operating activities of the discontinued operations for the year ended June 30, 2004 was the settlement of certain liabilities in amounts less than Viseon had accrued, resulting in a gain of $348,628. The settlement of certain liabilities resulted in a gain of $6,017 for the year ended June 30, 2005. The only significant assets and liabilities of the discontinued operations at June 30, 2005 and 2004 consisted of certain accounts payable in the amount of $723,475 and $743,582.

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
NOTE 14 — Subsequent Events
     Series B Convertible Preferred Stock with Warrants
On August 22, 2005, Viseon completed the private placement of an aggregate 376 shares of its Series B Convertible Preferred Stock, $0.01 par value (“Series B Preferred”), and five year common stock purchase warrants (“Series B Warrants”) exercisable for an aggregate 9,400,000 shares of Viseon’s Common Stock, $0.01 par value (“Common Stock”). The sale of the preferred stock units was made pursuant to a series of Securities Purchase Agreements that were entered into by Viseon and certain accredited investors on or about August 22, 2005. Viseon issued 376 units in the offering at a purchase price equal to $25,000 per unit, resulting in gross proceeds of $9,400,000, less offering expenses of approximately $800,000. The private placement proceeds will be used for general corporate purposes.
Each preferred stock unit consists of one share of the Series B Preferred and one Series B Warrant that is exercisable for 25,000 shares of Common Stock at an initial exercise price equal to $1.15 per share, subject to certain adjustments. Each share of Series B Preferred is convertible into twenty-five thousand shares of Common Stock, subject to certain adjustments. In connection with the offering, Viseon issued its placement agent a warrant to purchase 282,000 shares of Common Stock at an exercise price of $1.15 per share and paid it a placement fee equal to $658,000, plus the reimbursement of certain expenses. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the representations and warranties made by the purchasers in the purchase agreements.
In connection with the issuance of the Series B Preferred and the Series B Warrants, Viseon and each purchaser entered into a Registration Rights Agreement, in which Viseon agreed to file with the Securities and Exchange Commission, no later than September 30, 2005, a registration statement under the Securities Act registering the resale of the Common Stock to be issued upon conversion of the Series B Preferred, as payment of dividends on the Series B Preferred, or upon the exercise of the Series B Warrants. Viseon agreed to cause the registration statement to be declared effective under the Securities Act within 120 days of the closing of the private placement. Viseon further agreed to keep the registration statement effective until the earlier of (i) the sale pursuant to a registration statement of all of the Common Stock receivable as dividends or upon conversion or exercise of all of the Series B Preferred and the Series B Warrants, or (ii) August 21, 2012.
If the Company is unsuccessful in causing the Registration Statement to be declared effective within 120 days of the closing of the private placement, it may be required to pay late fees in the amount of $94,000 per month.
The fair value allocated to the warrants of $4,413,000 will be recorded as equity. The fair value allocated to the Series B Preferred Stock of $4,987,000 together with the original conversion terms will used to calculate the value of the deemed dividend on the preferred stock.
     Settlement of Pending Legal Proceeding
On August 28, 1996, the Company entered into a manufacturing agreement with a third party custom manufacturer (the “Manufacturer”). Pursuant to this agreement, the Manufacturer agreed to produce the Company’s group videoconferencing products. The agreement may be terminated by either party upon failure of the other party to comply with any material term of the agreement after a 30 day written notice and cure period. In the event of such termination, the Company would be obligated to pay for any goods accepted under the terms of the agreement. The Company may also terminate the agreement upon 30 days written notice. In such case, the Company would be obligated to pay for material and work in progress for products ordered.

VISEON, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2005 and 2004
Note 14 (Continued)
As of June 30, 2003, the Company and the Manufacturer agreed that the Company will no longer place orders for its MediaPro384(R) group videoconferencing product line from the Manufacturer. The agreement has not yet been terminated; however, the Company and the Manufacturer have entered into discussions regarding the potential obligation that may arise from the termination of the agreement and the Company has accrued an estimate of that potential liability of $518,500. This amount is classified on the balance sheet under net liabilities of discontinued operations. This matter was settled subsequent to year end.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 78.7502 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, section 78.7502 provides that a corporation may indemnify those serving in the capacities mentioned above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.
     Section 78.751 of the NGCL provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending an action, suit or proceeding must be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Section 78.751 further provides that indemnification and advancement of expense provisions contained in the NGCL shall not be deemed exclusive of any rights to which a director, officer, employee or agent may be entitled, whether contained in the articles of incorporation or any by-law, agreement, vote of shareholders or disinterested directors or otherwise, provided, however, that no indemnification may be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action
     Viseon’s Bylaws permit indemnification in accordance with Section 78.751 of the NGCL. Viseon’s Articles of Incorporation and Bylaws limit the personal liability of a director to the corporation or its shareholders to damages for breach of the director’s fiduciary duty.

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OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The estimated expenses set forth below, will be borne by Viseon.

Item	Amount
SEC Registration Fee	$2,500
Legal Fees and Expense	$10,000
Accounting Fees and Expenses	$10,000
Printing	$2,000

Total	$17,500
RECENT SALES OF UNREGISTERED SECURITIES
     On August 22, 2005, the registrant, Viseon, Inc., completed the private placement of an aggregate 376 shares of its Series B Convertible Preferred Stock and five year common stock purchase warrants exercisable for an aggregate 9,400,000 shares of Viseon’s common stock. The sale of the preferred stock units was made pursuant to a series of Securities Purchase Agreements that were entered into by Viseon and certain accredited investors on or about August 22, 2005. The total proceeds to Viseon were $9,400,000, less offering expenses. Each preferred stock unit consists of one share of the Series B Convertible Preferred Stock and one common stock warrant that is exercisable for 25,000 shares of common stock at an initial exercise price equal to $1.15 per share, subject to certain adjustments. Each share of Series B Convertible Preferred Stock is convertible into twenty-five thousand shares of common stock, subject to certain adjustments. In connection with the offering, Viseon issued its placement agent a warrant to purchase 282,000 shares of common stock at an exercise price of $1.15 per share and paid it a placement fee equal to $658,000, plus the reimbursement of certain expenses. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, in reliance upon the representations and warranties made by the purchasers in the purchase agreements. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
     On September 30, 2005, Viseon entered into a settlement agreement with Altron, Inc., made effective as of March 31, 2005, in order to settle a dispute regarding amounts alleged to be owed to that entity by Viseon. The terms of the settlement included Viseon’s agreement to issue 350,000 shares of common stock and a four year warrant to purchase 600,000 shares at $1.26 per share to the order of Altron in full and final settlement of a disputed debt. Altron has instructed Viseon to issue the shares and warrants to “Alan C. Phillips and Delores V. Phillips, Trustees, and any successor trustee(s), of the Alan C. Phillips Revocable Trust U/A dated 10-22-93,” which Viseon understands is related to the sole shareholders of Altron. The issuance of the shares and the warrants are exempt under Section 4(2) of the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made only to accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act.
     In August 2005, Viseon also issued warrants to acquire 250,000 shares at $1.26 per share to W. Russell Byers in partial consideration for a bridge loan he provided, as described in that certain Loan Agreement, dated August 9, 2005, between W. Russell Byers and Viseon. According to the loan agreement, Russell Byers loaned $250,000 to Viseon for a period of 30 days. The issuance of the promissory note and the warrants are claimed to be exempt, pursuant to Section 4(2) of the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made only to an accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act.
     In September 2005, Viseon issued warrants to acquire 344,827 shares for $1.00 per share to Al Greco as consideration for legal services performed during fiscal 2004 and 2005. The Board of Directors originally approved the grant of a warrant for 300,000 shares in June 2004; however, the warrant was never granted. On July 15, 2005, the Board of Directors authorized the grant of a warrant for an additional 44,827 shares to be issued to Mr. Greco for legal services rendered. The issuance of the warrants are claimed to be exempt, pursuant to Section 4(2) of the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The

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offering and sale was made only to Albert B. Greco, and subsequent transfers were restricted in accordance with the requirements of the Securities Act.
     Viseon issued warrants to acquire 450,000 shares of common stock at $1.26 per share to Henry Mellon in consideration of his agreement to exercise two existing warrants for the purchase of an aggregate 450,000 shares of common stock. The issuance of the warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Section 4(2) of the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only to Mr. Mellon (an accredited investor) and subsequent transfers were restricted in accordance with the Securities Act.
     In the months of March and April 2004, Viseon sold to a total of 40 accredited investors convertible preferred stock and warrants in private placement transactions resulting in gross proceeds to Viseon of $8,450,000, prior to offering expenses. A total of 338 shares of Series A Convertible Preferred Stock were sold in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock. In total, holders of the 338 shares of Series A Convertible Preferred Stock may acquire 16,900,000 shares of our common stock (8,450,000 shares of common stock upon conversion and 8,450,000 shares upon exercise of warrants). For its services as such, Viseon agreed to pay to the placement agent an aggregate cash placement fee of $845,000 and to issue to the placement agent warrants to purchase 1,267,500 shares of common stock. The placement agent warrants were ultimately issued to eight employees of the placement agent at the placement agent’s request. The issuances of the preferred stock and all of the warrants to investors described in this paragraph are claimed to be exempt, and the issuance of the common stock into which the preferred stock may be converted and the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
     The issuances of the placement agent warrants to employees of the placement agent (as described in the preceding paragraph) are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of regulation D under the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who Viseon reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act.
     In March 2004, the holders of certain convertible promissory notes executed by Viseon at various dates in 2002 and 2003 converted at total of $1,254,726, including principal and accrued interest, into 4,182,422 shares of common stock at the conversion price of $0.30 per share and released all collateral securing the repayment of such note. Exim Corporation, the holder of a promissory note executed by Viseon, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Henry Mellon, the holder of a promissory note executed by Viseon, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Judas, Inc, a Nevada corporation, the holder of a promissory note executed by Viseon, dated July 1, 2002, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $242,755 into 809,183 shares of common stock. E. M. Norwood, the holder of a promissory note executed by Viseon, dated June 30, 2002, as amended by that certain Amended Loan Agreement dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $121,377 into 404,591 shares of common stock. Active Management, LLC, a Nevada limited liability company, the holder of a promissory note executed by Viseon, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $138,171 into 460,570 shares of common stock. Carbone Holdings, LLC, a Nevada limited liability company, the holder of a promissory note executed by Viseon, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $332,345 into 1,107,816 shares of common stock. The issuances of these shares are claimed to be exempt pursuant to Rule 506 of Regulation D under the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to all accredited investors (except for one unaccredited investor that Viseon reasonably believed immediately prior to its investment possessed such knowledge and experience in financial and business

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matters that it was capable of evaluating the merits and risks of the purchase of its securities), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. In the month of December 2003, Viseon granted a five-year warrant for the purchase of 100,000 shares of common stock at $0.84 per share to an individual who is accredited investor in exchange for consulting services. Exercise of this warrant requires the holder to provide Viseon with 90 days notice prior to exercise. The issuances of the warrants are claimed to be exempt, and the issuances of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Regulation D under, the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only one accredited investor, and were restricted in accordance with the requirements of the Securities Act.
     In October 2003, Viseon sold a warrant to an accredited investor for the purchase of 166,666 shares of common stock at $1.62 per share in consideration of $5,000 and the additional warrants to accredited investors to purchase 500,000 shares of common stock at $1.10 for total consideration of $65,000 related to the conversion of short-term notes payable of $65,000. The issuances of the warrants are claimed to be exempt, and the issuances of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Regulation D under, the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and were restricted in accordance with the requirements of the Securities Act of 1933. On June 30, 2003, Viseon issued a warrant to acquire 644,510 shares of common stock at a per-share exercise price of $0.30 to Exim Corporation, in consideration of its agreement to modify certain terms (including an extension of the maturity date) of a promissory note previously issued by Viseon. The terms of the restructured note also provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of Viseon’s common stock at the conversion price of thirty cents per share. The issuance of this warrant is claimed to be exempt pursuant to Rule 506 of Regulation D under the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Exim Corporation (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.
     On June 30, 2003, Viseon issued a warrant to acquire 644,510 shares of common stock at a per-share exercise price of $0.30 to Henry Mellon, in consideration of its agreement to modify certain terms (including an extension of the maturity date) of a promissory note previously issued by Viseon. The terms of the restructured note also provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of Viseon’s common stock at the conversion price of thirty cents per share. The issuance of this warrant is claimed to be exempt pursuant to Rule 506 of Regulation D under the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Mellon (an accredited investor), and were restricted in accordance with the requirements of the Securities Act.
     On June 13, 2003, Viseon issued to GlowPoint, Inc. (an accredited investor) 211,433 shares of Viseon’s common stock in exchange for the release of an account payable owed by Viseon to such vendor in the amount of $74,001.40. The sale of these shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only GlowPoint, Inc. (an accredited investor), and were restricted in accordance with the requirements of the Securities Act.
     During May 2003, Viseon agreed to convert currently payable short term indebtedness into a long term, convertible, secured, promissory note, which Viseon effectuated by issuing a promissory note payable to Carbone Holdings, LLC in the principal amount of $300,000 with a maturity date of November 30, 2004. This promissory note provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of Viseon’s common stock at the conversion price of thirty cents per share. In March 2004, the entire balance owed pursuant to this note including all interest accrued thereon totaling $332,345 was converted into 1,107,816 shares of common stock. In partial consideration of this agreement, Carbone Holdings, LLC also received a warrant to purchase 1,000,000 shares of common stock of Viseon at a per-share exercise price of $.30. The issuances of this promissory note and warrants are claimed to be exempt, and the issuance of the common stock underlying this promissory note, if any, and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Carbone Holdings, LLC (an accredited investor), and were restricted in accordance with the requirements of the Securities Act.

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     During May 2003, Viseon agreed to convert a short-term debt into a long-term convertible secured promissory note, which Viseon effected by issuing a promissory note payable to Active Management, LLC in the principal amount of $120,000 with a maturity date of November 30, 2004. This promissory note provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of Viseon’s common stock at the conversion price of thirty cents per share. In March 2004, the entire balance owed pursuant to this note including all interest accrued thereon totaling $138,171 was converted into 460,570 shares of common stock. In partial consideration of this agreement, Active Management, LLC also received a warrant to purchase 400,000 shares of common stock of Viseon at a per-share exercise price of $.30. The issuances of this promissory note and warrants are claimed to be exempt, and the issuance of the common stock underlying this promissory note, if any, and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Active Management, LLC (an accredited investor), and were restricted in accordance with the requirements of the Securities Act.
     During March 2003, Viseon entered into agreements with two accredited investors (Henry Harris, Sr. and Henry Harris, Jr.) whereby said investors agreed to purchase from Viseon an aggregate of 1,040,000 shares of common stock at a per-share purchase price of $.25 for an aggregate offering amount of $260,000. Each of these investors also received a warrant to purchase one share of common stock of Viseon at a per-share exercise price of $.25 for each share of common stock purchased in this offering. During October 2003, Henry Harris, Sr. exercised his warrant in full and acquired 1,000,000 shares of common stock at a per-share purchase price of $.25. The issuances of the common stock and the warrants and the issuance of the 1,000,000 warrant shares to Henry Harris, Sr. are claimed to be exempt, and the issuance of the common stock underlying the warrants held by Henry Harris, Jr. will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Rule 506 of Regulation D under, the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Messrs. Harris and Harris (both accredited investors), and subsequent transfers were restricted in accordance with the requirements of the Securities Act.
     During September 2002, Viseon issued an aggregate of 583,332 shares of common stock to three accredited investors (Schottenfeld Qualified Associates, LP, Lamont Harris and Mellon Family Trust) at a per-share purchase price of $.60 for an aggregate offering amount of $350,000. Two recipients of these shares (or an affiliate) also received a warrant to purchase one share of common stock of Viseon at a per-share exercise price of $.60 for each share of common stock received in this offering. Additionally, in consideration of services performed Viseon issued a warrant to purchase 350,000 shares of common stock of Viseon at a per-share exercise price of $.60 to a third party accredited investor. The issuances of the common stock and the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only three investors named above (each an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act.
     During June 2002, Viseon sold to one accredited investor (E.M. Norwood) and another unaccredited but sophisticated investor (Judas, Inc.) its convertible secured subordinated notes in an aggregate principal amount of $300,000. These notes provided for their conversion into shares of Viseon’s common stock at a conversion rate of one share for each $.55 of amount outstanding on the notes. Each purchaser of these notes also received a warrant to purchase one share of common stock of Viseon at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes, for an aggregate number of 545,454 warrant shares. In June 2003, following a default by Viseon in the payment of interim interest payments pursuant to the notes, Viseon and each purchaser entered into an agreement amending the terms of the original notes whereby the purchasers waived the existing defaults and extended the repayment terms of the notes in consideration of Viseon reducing the conversion rate and exercise price of the warrants from a conversion rate of one share for each $.55 of amount outstanding on the notes and the issuance of warrants at the rate of one a warrant to purchase one share of common stock of Viseon at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes to a conversion rate of one share for each $.30 of amount outstanding on the notes and the issuance of warrants at the rate of one a warrant to purchase one share of common stock of Viseon at a per-share exercise price of $.30 for each $.30 in original principal amount of these notes, issuing an additional 454,545 warrants collectively, for an aggregate total of 999,999 warrant shares. In March 2004, the entire balance owed pursuant to each note, including all interest accrued

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thereon totaling $121,377 and $242,755 was converted into 404,591 and 809,183 shares of common stock respectively. The issuances of these notes and warrants are claimed to be exempt, and the issuance of the common stock underlying these notes and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Securities Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Ms. Norwood (an accredited investor) and Judas, Inc. (an unaccredited investor, but one that Viseon reasonably believed immediately prior to its investment possessed such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the purchase of its securities), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.
     On March 4, 2002, Viseon granted John C. Harris 250,000 options at an exercise price of $.66 per share. Because Mr. Harris was Viseon’s Chief Executive Officer at the time this option was issued, the issuance of the option is claimed to be exempt, and the issuance of the common stock underlying the option will be claimed to be exempt, pursuant to Section 4(2) of the Securities Act.
     Between February 23, 2001 and June 20, 2001, Viseon sold to Digital Investors LLC (“Digital”) an aggregate of 4,500,000 shares of common stock and warrants to purchase 800,000 shares of common stock at the warrant exercise price of $.70 for an aggregate net purchase price of $1,575,000. Because Digital was Viseon’s largest shareholder at the time these shares of common stock were issued with adequate access to information about Viseon and with the ability to protect adequately its interests, the issuance of the shares of common stock are claimed to be exempt pursuant to Section 4(2) of the Securities Act.
EXHIBITS

Exhibit Number	Description
4.1	Form of Securities Purchase Agreement dated effective as of August 22, 2005, by and among Viseon, Inc., and certain Purchasers of the Series B Convertible Preferred Stock and Common Stock Warrants. (1)

4.2	Form of Securities Purchase Agreement dated effective as of August 22, 2005, executed by Viseon, Inc. and each of CD Investment Partners, Ltd., The Jay Pritzker Foundation and EGI-NP Investments, LLC, as Purchasers. (1)

4.3	Form of Warrant Certificate dated as of August 22, 2005, for the purchase of shares of Common Stock of Viseon, Inc. (1)

4.4	Form of Registration Rights Agreement dated as of August 22, 2005, between Viseon, Inc. and the Purchasers of the Series B Convertible Preferred Stock and Common Stock Warrants. (1)

4.5	Form of Registration Rights Agreement dated effective as of August 22, 2005, executed by Viseon, Inc. and each of CD Investment Partners, Ltd., The Jay Pritzker Foundation and EGI-NP Investments, Inc., as Purchasers.

4.6	Certificate of Designation of the Series B Convertible Preferred Stock of Viseon, Inc. (1)

4.7	Warrant Certificate dated as of August 22, 2005, for the purchase of 282,000 shares of Common Stock, issued by Viseon, Inc. to ThinkEquity Partners L.L.C. (1)

4.8	Form of Warrant Certificate dated as of August 22, 2005, issued to each of CD Investment Partners, Ltd., The Jay Pritzker Foundation and EGI-NP Investments, LLC. for the purchase of shares of Common Stock of Viseon, Inc. (1)

4.9	Warrant for the purchase of 250,000 shares of common stock issued in the name of W. Russell Byers on August 9, 2005. (1)

4.10	Loan Agreement dated as of August 9, 2005, between Viseon, Inc. and W. Russell Byers. (2)

4.11	Promissory Note in the original principal amount of $250,000 dated as of August 9, 2005, between Viseon, Inc. and W. Russell Byers. (2)

4.12	Piggyback Registration Rights Agreement dated as of August 9, 2005, between Viseon, Inc. and W. Russell Byers. (2)

4.13	Warrant for the purchase of 344,827 shares of common stock issued in the name of Albert B. Greco, Jr. on September 15, 2005. (1)

4.14	Warrant for the purchase of 450,000 shares of common stock issued in the name of Henry S. Mellon on July 27, 2005. (1)

4.15	Warrant Purchase Agreement dated as of July 20, 2005, between Viseon, Inc. and Henry S. Mellon.(2)

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Exhibit Number	Description
4.16	Piggyback Registration Rights Agreement dated as of July 20, 2005, between Viseon, Inc. and Henry S. Mellon. (2)

4.17	Warrant for the purchase of 600,000 shares of common stock issued in the name of Alan C. Phillips and Delores V. Phillips on August 31, 2005, with respect to the settlement of claims raised against Viseon, Inc. by Altron, Inc. (1)

4.18	Settlement and Release Agreement dated March 31, 2005, between Viseon, Inc. and Altron, Inc. (2)

5.1	Opinion of Hallett & Perrin, P.C. (3)

23.1	Consent of Virchow, Krause & Company, LLP (3)

23.2	Consent of Hallett & Perrin, P.C. (included in Exhibit 5))

(1)	Filed previously as an exhibit to the Current Report of Form 8-K filed by Viseon, Inc. on August 18, 2005.

(2)	Filed previously.

(3)	Filed herewith.

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UNDERTAKINGS
     Viseon hereby undertakes that it will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any factors or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.
     For the purpose of determining liability under the Securities Act of 1933, Viseon hereby undertakes to treat each post-effective amendment of this registration statement as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     Viseon hereby undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Viseon pursuant to the foregoing provisions or otherwise, Viseon has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Viseon of expenses incurred or paid by a director, officer or controlling person of Viseon in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Viseon will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on March 16, 2006.

VISEON, INC.

By:	/s/ John C. Harris
John C. Harris,
Chief Executive Officer and President
POWER OF ATTORNEY
     The undersigned directors and officers of Viseon, Inc. (other than John C. Harris) hereby appoint John C. Harris as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John C. Harris

John C. Harris	President, Chief Executive Officer and Director
Date: March 16, 2006	(principal executive officer)

/s/ Brian R. Day

Brian R. Day	Chief Financial Officer
Date: March 16, 2006	(principal financial officer and
principal accounting officer)

*

Geoffrey Gerard	Director
Date: March 16, 2006

*

John O’Donnell	Director
Date: March 16, 2006

*

Charles Rey	Director
Date: March 16, 2006

*

Ashton Peery	Director
Date: March 16, 2006

*By:	/s/ John C. Harris
John C. Harris
Attorney in Fact
Date: March 16, 2006

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INDEX OF EXHIBITS

Exhibit
Number	Description
4.1	Form of Securities Purchase Agreement dated effective as of August 22, 2005, by and among Viseon, Inc., and certain Purchasers of the Series B Convertible Preferred Stock and Common Stock Warrants. (1)

4.2	Form of Securities Purchase Agreement dated effective as of August 22, 2005, executed by Viseon, Inc. and each of CD Investment Partners, Ltd., The Jay Pritzker Foundation and EGI-NP Investments, Inc., as Purchasers. (1)

4.3	Form of Warrant Certificate dated as of August 22, 2005, for the purchase of shares of Common Stock of Viseon, Inc. (1)

4.4	Form of Registration Rights Agreement dated as of August 22, 2005, between Viseon, Inc. and the Purchasers of the Series B Convertible Preferred Stock and Common Stock Warrants. (1)

4.5	Form of Registration Rights Agreement dated effective as of August 22, 2005, executed by Viseon, Inc. and each of CD Investment Partners, Ltd., The Jay Pritzker Foundation and EGI-NP Investments, Inc., as Purchasers. (2)

4.6	Certificate of Designation of the Series B Convertible Preferred Stock of Viseon, Inc. (1)

4.7	Warrant Certificate dated as of August 22, 2005, for the purchase of 282,000 shares of Common Stock, issued by Viseon, Inc. to ThinkEquity Partners L.L.C. (1)

4.8	Form of Warrant Certificate dated as of August 22, 2005, issued to each of CD Investment Partners, Ltd., The Jay Pritzker Foundation and EGI-NP Investments, Inc. for the purchase of shares of Common Stock of Viseon, Inc. (1)

4.9	Warrant for the purchase of 250,000 shares of common stock issued in the name of W. Russell Byers on August 9, 2005. (1)

4.10	Loan Agreement dated as of August 9, 2005, between Viseon, Inc. and W. Russell Byers. (2)

4.11	Promissory Note in the original principal amount of $250,000 dated as of August 9, 2005, between Viseon, Inc. and W. Russell Byers. (2)

4.12	Piggyback Registration Rights Agreement dated as of August 9, 2005, between Viseon, Inc. and W. Russell Byers. (2)

4.13	Warrant for the purchase of 344,827 shares of common stock issued in the name of Albert B. Greco, Jr. on September 15, 2005. (1)

4.14	Warrant for the purchase of 450,000 shares of common stock issued in the name of Henry S. Mellon on July 27, 2005. (1)

4.15	Warrant Purchase Agreement dated as of July 20, 2005, between Viseon, Inc. and Henry S. Mellon.(2)

4.16	Piggyback Registration Rights Agreement dated as of July 20, 2005, between Viseon, Inc. and Henry S. Mellon. (2)

4.17	Warrant for the purchase of 600,000 shares of common stock issued in the name of Alan C. Phillips and Delores V. Phillips on August 31, 2005, with respect to the settlement of claims raised against Viseon, Inc. by Altron, Inc. (1)

4.18	Settlement and Release Agreement dated March 31, 2005, between Viseon, Inc. and Altron, Inc. (2)

5.1	Opinion of Hallett & Perrin, P.C. (3)

23.1	Consent of Virchow, Krause & Company, LLP (3)

23.2	Consent of Hallett & Perrin, P.C. (included in Exhibit 5)

(1)	Filed previously as an exhibit to the Current Report of Form 8-K filed by Viseon, Inc. on August 18, 2005.

(2)	Filed previously.

(3)	Filed herewith.

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